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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Amicus Therapeutics, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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April 29, 2014

Dear Stockholder:

        We are pleased to invite you to attend our 2014 Annual Meeting of Stockholders to be held at the offices of Amicus Therapeutics, Inc., located at 1 Cedar Brook Drive, Cranbury, New Jersey 08512 on Thursday, June 12, 2014, at 9:00 a.m. Eastern Daylight Time.

        Enclosed are the following:

  •
  Our Notice of Annual Meeting of Stockholders and Proxy Statement for 2014;

  •
  Our Annual Report on Form 10-K for 2013; and

  •
  A proxy card with a return envelope to record your vote.

        The accompanying notice of the 2014 Annual Meeting and Proxy Statement describe the business we will conduct at the meeting and provide information about Amicus Therapeutics, Inc. that you should consider when you vote your shares.

        Your vote is important. When you have finished reading the Proxy Statement, please promptly vote your shares by marking, signing, dating and returning the proxy card in the enclosed envelope or vote via telephone or internet according to the instructions in the Proxy Statement. If you attend the Annual Meeting, you may vote your shares in person even though you have previously voted by proxy if you follow the instructions in the Proxy Statement. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend in person.

Sincerely,

John F. Crowley

Chairman and Chief Executive Officer

April 29, 2014

NOTICE OF 2014 ANNUAL MEETING OF STOCKHOLDERS

To our Stockholders:

        The 2014 Annual Meeting of Stockholders of Amicus Therapeutics, Inc. will be held at the offices of Amicus Therapeutics, Inc., located at 1 Cedar Brook Drive, Cranbury, New Jersey 08512 on Thursday, June 12, 2014 at 9:00 a.m. Eastern Daylight Time. The purpose of this meeting is to vote on the following:

  1.
  Elect three Class I directors as nominated by the Board of Directors each to serve a three-year term expiring at the 2017 Annual Meeting or until their respective successors have been elected.

  2.
  Approve the Amended and Restated 2007 Equity Incentive Plan.

  3.
  Ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2014.

  4.
  Approve, on an advisory basis, the Company's executive compensation; and

  5.
  Consider and act upon any other business that is properly presented at the meeting.

        These items of business are more fully described in the Proxy Statement accompanying this Notice.

        The record date for the 2014 Annual Meeting is April 17, 2014. Only stockholders of record at the close of business on that date are entitled to notice of and to vote at the meeting or any adjournment thereof.

BY ORDER OF THE BOARD OF DIRECTORS
William D. Baird III Chief Financial Officer and Secretary

Cranbury, New Jersey
April 29, 2014

        You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the proxy card or vote by telephone or the internet as instructed in the accompanying materials as promptly as possible in order to ensure your representation at the meeting. You can revoke a proxy at any time prior to its exercise by following the instructions in the Proxy Statement. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must provide a valid proxy issued in your name from that record holder.

AMICUS THERAPEUTICS, INC.
1 Cedar Brook Drive, Cranbury, New Jersey 08512
(609) 662-2000

PROXY STATEMENT FOR THE AMICUS THERAPEUTICS, INC.
2014 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
JUNE 12, 2014

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Why Did You Send Me this Proxy Statement?

        We sent you this Proxy Statement and the enclosed proxy card because the Board of Directors (the "Board") of Amicus Therapeutics, Inc. (sometimes referred to as "Amicus" or the "Company") is soliciting your proxy to vote at the 2014 Annual Meeting of Stockholders (the "Annual Meeting") and any adjournments of the meeting to be held at the offices of Amicus Therapeutics, Inc., located at 1 Cedar Brook Drive, Cranbury, New Jersey 08512 on Thursday, June 12, 2014 at 9:00 a.m. Eastern Daylight Time. This Proxy Statement along with the accompanying Notice of Annual Meeting of Stockholders summarizes the purposes of the meeting and the information you need to know to vote at the Annual Meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. You do not need to attend the Annual Meeting to vote your shares. Instead you may simply complete, sign and return the enclosed proxy card, or follow the instructions on the enclosed proxy card to submit your proxy by telephone or on the internet.

        We intend to mail this Proxy Statement, our 2013 Annual Report on Form 10-K, the attached Notice of Annual Meeting and the enclosed proxy card to all stockholders entitled to vote at the Annual Meeting on or about April 29, 2014.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING TO BE HELD ON JUNE 12, 2014.

THE PROXY STATEMENT AND FORM OF PROXY FOR OUR 2014 ANNUAL MEETING OF STOCKHOLDERS AND OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2013 ARE AVAILABLE AT: www.sec.gov, through the Investor Relations section of our web site at www.amicusrx.com or at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=15417.

Who Can Vote?

        Only stockholders of record at the close of business on April 17, 2014 are entitled to vote at the Annual Meeting. On this record date, there were 64,340,259 shares of our common stock ("Common Stock") outstanding and entitled to vote. Each share of Common Stock is entitled to one vote. The Common Stock is our only outstanding class of voting stock.

  Stockholder of Record: Shares Registered in Your Name

        If, on April 17, 2014, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card or follow the instructions on the proxy card to submit your vote by telephone or internet to ensure your vote is counted.

  Beneficial Owner: Shares Registered in the Name of a Broker or Bank

        If, on April 17, 2014, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. A number of brokers and banks enable beneficial owners to give voting instructions via telephone or the internet. Please refer to the voting instructions provided by your bank or broker. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you provide a valid proxy from your broker, bank or other custodian.

What am I voting on?

        There are four matters scheduled for a vote:

  •
  Election of three Class I directors;

  •
  Approval of the Amended and Restated 2007 Equity Incentive Plan;

  •
  Ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2014; and

  •
  Approval, on an advisory basis, of the Company's executive compensation.

How Do I Vote?

        Whether you plan to attend the Annual Meeting or not, we urge you to vote by proxy. Voting by proxy will not affect your right to attend the Annual Meeting.

        Stockholder of Record:    If your shares are registered directly in your name, you may vote:

  •
  By mail.  Complete and mail the enclosed proxy card in the enclosed postage prepaid envelope. Your proxy will be voted in accordance with your instructions. If you sign the proxy card but do not specify how you want your shares voted, they will be voted as recommended by our Board.

  •
  In person at the meeting.  If you attend the meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

  •
  By telephone.  You may vote over the telephone by calling toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from outside the United States and follow the recorded instructions. Please have your proxy card available when you call. Your vote must be received by 11:59 p.m. Eastern Daylight Time on June 11, 2014 to be counted.

  •
  Internet.  You may vote via the internet by going to www.voteproxy.com and follow the on-screen instructions. Please have your proxy card available when you access the web page. Your vote must be received by 11:59 p.m. Eastern Daylight Time on June 11, 2014 to be counted.

        Beneficial Owner:    If your shares are held in "street name" (held in the name of a bank, broker or other nominee), you must provide the bank, broker or other nominee with instructions on how to vote your shares and can do so as follows:

  •
  By mail.  You will receive instructions from your broker or other nominee explaining how to vote your shares.

  •
  In person at the meeting.  Contact the broker or other nominee who holds your shares to obtain a broker's proxy card and bring it with you to the meeting. You will not be able to vote at the meeting unless you have a proxy card from your broker.

How Many Votes do I have?

        Each share of Common Stock that you own as of April 17, 2014, entitles you to one vote on each matter to be voted on at the Annual Meeting.

Will My Shares be Voted if I Do Not Return My Proxy Card?

        If your shares are registered in your name, they will not be voted if you do not return your proxy card by mail or vote at the meeting as described above under "How Do I Vote?" If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above under "How Do I Vote?," the bank, broker or other nominee has the authority to vote your unvoted shares only for Proposal 3. The broker, bank or other nominee will not be permitted to vote on the other Proposals without your voting instructions. We encourage you to provide voting instructions. This ensures your shares will be voted at the meeting in the manner you desire. If your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority, this is referred to as a "broker non-vote".

May I Revoke My Proxy?

        If you give a proxy, you may revoke it at any time before the Annual Meeting. You may revoke your proxy in any one of the following ways:

  •
  signing a new proxy card and submitting it as instructed above;

  •
  notifying the Company's Secretary in writing before the Annual Meeting that you have revoked your proxy; or

  •
  attending the meeting in person and voting in person if you are a stockholder of record. Attending the meeting in person will not in and of itself revoke a previously submitted proxy unless you specifically request it.

What if I Receive More Than One Proxy Card?

        You may receive more than one proxy card or voting instruction form if you hold shares of our Common Stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described under "How Do I Vote?" for each account to ensure that all of your shares are voted.

How Does the Board of Directors Recommend That I Vote on the Proposals?

        The Board recommends that you vote as follows:

  •
  "FOR" the election of the nominees for director;

  •
  "FOR" the approval of the Amended and Restated 2007 Equity Incentive Plan;

  •
  "FOR" ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2014; and

  •
  "FOR" the approval of the compensation of our named executive officers

        If any other matter is properly presented, the proxy card provides that your shares will be voted by the proxy holder listed on the proxy card in accordance with his best judgment. At the time this Proxy Statement was printed, we knew of no matters that needed to be acted on at the Annual Meeting, other than those discussed in this Proxy Statement.

What Vote is Required to Approve Each Proposal and How are Votes Counted?

Proposal 1: Elect Directors	The nominees for director who receive the most votes (also known as a "plurality" of the votes) will be elected. Abstentions are not counted as voting on the matter for purposes of electing directors. You may vote FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or more of the nominees. Votes that are withheld will not be included in the vote tally for the election of directors. Brokerage firms do not have authority to vote customers' unvoted shares held by the firms in street name for the election of directors. These broker non-votes will have no effect on the results of this vote.
Proposal 2: Approve the Amended and Restated 2007 Equity Incentive Plan

The affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such matter is required to approve the Amended and Restated 2007 Equity Incentive Plan. Abstentions will have the effect of a vote against this proposal. Brokerage firms do not have the authority to vote customers' unvoted shares held by the firms in street name on this proposal. These broker non-votes will have no effect on the results of this vote. Our Board has approved the Amended and Restated 2007 Equity Incentive Plan and believes it is in the best interest of the stockholders to approve it.

Proposal 3: Ratify Selection of Independent Registered Public Accounting Firm

The affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such matter is required to ratify the selection of our independent registered public accounting firm. Abstentions will have the effect of a vote against this proposal. Brokerage firms have authority to vote customers' unvoted shares held by the firms in street name on this proposal. We are not required to obtain the approval of our stockholders to select our independent registered public accounting firm. However, our Board believes it is advisable to give stockholders the opportunity to ratify this selection. If our stockholders do not ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014, the Audit Committee of our Board will reconsider its selection.

Proposal 4: Approval, on an Advisory Basis, of Executive Compensation

The affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such matter is required to adopt this resolution. Abstentions will have the effect of a vote against this proposal. Brokerage firms do not have authority to vote customers' unvoted shares held by the firms in street name for this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. This advisory vote on executive compensation is not binding on our Board. However, the Board will take into account the result of the vote when determining future executive compensation arrangements.

How are votes counted?

        Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count "For" and "Withhold" and (with respect to proposals other than the election of directors) "Against" votes, abstentions and broker non-votes. Shares represented by abstentions and broker non-votes will be counted in determining whether there is a quorum for the Annual Meeting. Abstentions will have no effect on Proposal 1 but will have the effect of a vote against Proposal 2, 3 and 4. Broker non-votes will not be counted towards the vote total for any proposal.

Who Will Pay the Costs of Soliciting these Proxies and How Are They Being Solicited?

        We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.

What Constitutes a Quorum for the Meeting?

        The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of our Common Stock is necessary to constitute a quorum at the meeting. Votes of stockholders of record who are present at the meeting in person or by proxy, abstentions and broker non-votes are counted for purposes of determining whether a quorum exists.

How can I find out the results of the voting at the Annual Meeting?

        Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K within four business days after the Annual Meeting.

When are stockholder proposals due for next year's Annual Meeting?

        If you wish to submit a proposal to be considered for inclusion in next year's proxy materials or nominate a director, your proposal must be in proper form according to Securities and Exchange Commission ("SEC") Regulation 14A, Rule 14a-8 and received by the Secretary of the Company no later than December 28, 2014. Proposals received after that date will not be included in the proxy materials we send out in connection with the 2015 Annual Meeting of Stockholders. If a proposal is received before that date, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. To be timely, stockholder notice of any such proposal must be received by us not earlier than November 27, 2014 and not later than December 28, 2014; provided, however, that in the event that the date of the 2015 Annual Meeting of Stockholders is more than thirty (30) days before or more than sixty (60) days after the anniversary date of the 2014 Annual Meeting of Stockholders, notice by the stockholder to be timely must be delivered not earlier than the close of business on the ninetieth (90) day prior to the 2015 Annual Meeting of Stockholders and not later than the close of business on the later of the sixtieth (60th) day prior to the 2015 Annual Meeting of Stockholders or the tenth (10th) day following the day on which we make a public announcement of the 2015 Annual Meeting of Stockholders. All stockholder proposals should be marked for the attention of Secretary, c/o Amicus Therapeutics, Inc., 1 Cedar Brook Drive, Cranbury, New Jersey 08512.

Attending the Annual Meeting

        The Annual Meeting will be held at the offices of Amicus Therapeutics, Inc., located at 1 Cedar Brook Drive, Cranbury, New Jersey 08512 on Thursday, June 12, 2014 at 9:00 a.m. Eastern Daylight Time. When you arrive at Amicus, signs will direct you to the appropriate meeting rooms. You are not required to attend the Annual Meeting in order to vote.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information with respect to the beneficial ownership of our Common Stock as of March 31, 2014 for (a) the executive officers named in the Summary Compensation Table contained in this Proxy Statement, (b) each of our directors and director nominees, (c) all of our current directors and executive officers as a group and (d) each stockholder known by us to own beneficially more than 5% of our Common Stock. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities.

        We deem shares of Common Stock that may be acquired by an individual or group within 60 days of March 31, 2014 pursuant to the exercise of options to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of Common Stock shown to be beneficially owned by them based on information provided to us by these stockholders. Percentage of ownership is based on 64,340,259 shares of Common Stock outstanding on March 31, 2014.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Of Shares Beneficially Owned
5% Stockholders
Entities affiliated with GlaxoSmithKline plc(1)	11,315,825	17.6%
980 Great West Road Brentford Middlesex TW8 9GS England
Entities affiliated with Redmile Group, LLC(2)	10,248,087	15.5%
One Letterman Drive, Bldg. D, Suite D3-700 San Francisco, CA 94129
Entities affiliated with New Enterprise Associates(3)	5,650,340	8.8%
1119 St. Paul Street Baltimore, MD 21202
Entities affiliated with Palo Alto Investors(4)	4,008,576	6.2%
470 University Avenue Palo Alto, CA 94301
Entities affiliated with Frazier Healthcare Ventures(5)	3,520,678	5.5%
601 Union Street, Suite 3200 Seattle, WA 98101

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Of Shares Beneficially Owned
Named Executive Officers and Directors
John F. Crowley(6)	1,446,527	2.2%
William D. Baird III(7)	140,583	*
David J. Lockhart, Ph.D.(8)	715,816	1.1
Bradley L. Campbell(9)	347,837	*
Joan Winterbottom(10)	89,083	*
Donald J. Hayden, Jr.(11)	98,744	*
Glenn P. Sblendorio(12)	66,933	*
Michael G. Raab(13)	55,000	*
Sol J. Barer, Ph.D.(14)	120,000	*
Margaret G. McGlynn, R.Ph.(15)	65,000	*
James N. Topper, M.D., Ph.D.(5)(16)	3,575,678	5.6%
M. James Barrett, Ph.D.(3)(17)	5,685,340	8.8%
Ted W. Love, M.D.(18)	123,125	*
Robert Essner(19)	12,500	*
All directors and executive officers as a group (23 persons)(20)	14,570,786	21.3%

*
Represents beneficial ownership of less than one percent of our outstanding Common Stock.

(1)
Shares are held of record by Glaxo Group Limited, an affiliate of GlaxoSmithKline plc.

(2)
Consists of 2,142,388 shares held of record and 421,653 shares underlying a warrant by Redmile Capital Fund, LP; 4,800,491 shares held of record and 938,053 shares underlying a warrant by Redmile Capital Offshore Fund, Ltd.; 913,206 shares held of record and 175,867 shares underlying a warrant by Redmile Capital Offshore Fund II, Ltd.; 290,480 shares held of record and 64,427 shares underlying a warrant by Redmile Special Opportunities Fund, Ltd. and 501,522 shares held of record by a managed account whereby the Redmile Group, LLC serves as sub-advisor.

(3)
Consists of 4,584,311 shares held of record by New Enterprise Associates 11, Limited Partnership ("NEA 11") and 1,066,029 shares held of record by New Enterprise Associates 9, Limited Partnership ("NEA 9"). Voting and investment power over the shares held by NEA 9 is exercised by NEA Partners 9, Limited Partnership ("NEA 9 LP"), its general partner. Voting and investment power over the shares held by NEA 11 is exercised by NEA Partners 11, Limited Partnership ("NEA 11 LP), its general partner. NEA 11 GP, LLC ("NEA 11 LLC") is the sole general partner of NEA 11 LP. C. Richard Kramlich, Peter J. Barris, Charles W. Newhall, III and Mark W. Perry are individual general partners of NEA 9 LP and individual members of NEA 11 LLC. M. James Barrett, Forest Baskett, Ryan D. Drant, Krishna "Kittu" Kolluri and Scott D. Sandell are individual members of NEA 11 LLC. Each of the aforementioned indirect holders of the shares held by NEA 11 and NEA 9 disclaims beneficial ownership of such shares, except to the extent of their respective pecuniary interest therein.

(4)
Consists of 1,507,434 shares beneficially owned by Palo Alto Healthcare Master Fund, L.P., 2,207,638 shares beneficially owned by Palo Alto Healthcare Master Fund II, L.P. and 293,504 shares beneficially owned by Micro Cap Partners, L.P. Palo Alto Investors, LLC is the General Partner for these funds. Anthony Joonkyoo Yun, M.D. and Patrick Lee, M.D. are co-managers of the General Partner. Each of Palo Alto Investors, LLC, Dr. Yun and Dr. Lee disclaims beneficial ownership of the shares held by entities affiliated with Palo Alto Investors, LLC except to the extent of any pecuniary interest therein.

(5)
Consists of 2,586,886 shares held of record by Frazier Healthcare IV, L.P., 13,128 shares held of record by Frazier Affiliates IV, L.P. and 920,664 shares held of record by Frazier Affiliates V, L.P. Dr. Topper, a member of our Board, holds the title of General Partner with Frazier Healthcare Ventures. In that capacity he shares voting and investment power for the shares held by Frazier Healthcare IV, L.P. and Frazier Affiliates IV, L.P. Dr. Topper disclaims beneficial ownership of the shares held by entities affiliated with Frazier Healthcare Ventures, except to the extent of any pecuniary interest therein.

(6)
Consists of 1,329,040 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2014, 52,592 shares held directly by Mr. Crowley and 64,895 shares held by a trust f/b/o Mr. Crowley. Excludes shares issuable upon the exercise of stock options that are first exercisable after May 30, 2014.

(7)
Consists of 140,583 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2014. Excludes shares issuable upon the exercise of stock options that are first exercisable after May 30, 2014 and 100,000 shares underlying an unvested restricted stock unit grant made on April 10, 2014.

(8)
Consists of 715,816 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2014.

(9)
Consists of 347,837 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2014. Excludes shares issuable upon the exercise of stock options that are first exercisable after May 30, 2014 and 100,000 shares underlying an unvested restricted stock unit grant made on April 10, 2014.

(10)
Consists of 87,418 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2014, and 1,665 shares held directly by Ms. Winterbottom.

(11)
Consists of 98,744 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2014. Excludes shares issuable upon the exercise of stock options that are first exercisable after May 30, 2014.

(12)
Consists of 55,000 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2014 and 11,933 shares held of record. Excludes shares issuable upon the exercise of stock options that are first exercisable after May 30, 2014.

(13)
Consists of 55,000 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2014. Excludes shares issuable upon the exercise of stock options that are first exercisable after May 30, 2014.

(14)
Consists of 75,000 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2014 and 45,000 shares held of record. Excludes shares issuable upon the exercise of stock options that are first exercisable after May 30, 2014.

(15)
Consists of 65,000 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2014. Excludes shares issuable upon the exercise of stock options that are first exercisable after May 30, 2014.

(16)
Consists of 55,000 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2014. Excludes shares issuable upon the exercise of stock options that are first exercisable after May 30, 2014.

(17)
Consists of 35,000 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2014. Excludes shares issuable upon the exercise of stock options that are first exercisable after May 30, 2014.

(18)
Consists of 13,125 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2014 and 110,000 shares held directly by Dr. Love. Excludes shares issuable upon the exercise of stock options that are first exercisable after May 30, 2014.

(19)
Consists of 12,500 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2014. Excludes shares issuable upon the exercise of stock options that are first exercisable after May 30, 2014.

(20)
Consists of 4,117,371 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2014 and 10,453,415 total shares held of record. Excludes shares issuable upon the exercise of stock options that are first exercisable after May 30, 2014 and 650,000 shares underlying unvested restricted stock unit grants made on April 10, 2014.

MANAGEMENT

The Board of Directors

        Our Restated Certificate of Incorporation and Restated By-laws provide that our business is to be managed by or under the direction of our Board. Our Board is divided into three classes and one class is elected at each Annual Meeting of Stockholders to serve for a three-year term. Our Board currently consists of ten members, divided amongst the three classes as follows:

  •
  The Class I directors are Drs. Barrett and Love and Mr. Essner and their term will expire at the 2014 Annual Meeting of Stockholders;

  •
  The Class II directors are Drs. Barer and Topper and Mr. Hayden and their term will expire at the 2015 Annual Meeting of Stockholders; and

  •
  The Class III directors are Messrs. Crowley, Raab, and Sblendorio and Ms. McGlynn, and their term will expire at the 2016 Annual Meeting of Stockholders.

        Our Restated Certificate of Incorporation and Restated By-laws provide that the authorized number of directors may be changed only by resolution of the Board. Our Board has authorized that the size of the Board be set at ten members.

        On April 23, 2014, our Board, upon the recommendation of the Nominating and Corporate Governance Committee, voted to nominate Drs. Barrett and Love and Mr. Essner for re-election as Class I directors at the 2014 Annual Meeting for a term of three years to serve until the 2017 Annual Meeting of stockholders until their respective successors have been duly elected and qualified.

        The Board has determined that each of the director nominees possesses the requisite skills, personal integrity, business judgment, industry experience and willingness to devote adequate time and effort necessary to serve as an effective member of the Board. A description of the background of each, along with other specific experiences, qualifications, attributes or skills that contributed to the Board's decision to nominate the nominees, is set forth below, followed immediately by like disclosure for our existing directors whose terms of office extend beyond the Annual Meeting.

Nominees for Election at the Annual Meeting

Name	Age	Position
M. James Barrett, Ph.D.(1)(3)	71	Director
Robert Essner(2)	66	Director
Ted W. Love, M.D.(1)(3)	55	Director

(1)
Member of Science and Technology Committee.

(2)
Member of Audit Committee.

(3)
Member of Nominating/Corporate Governance Committee.

        M. James Barrett, Ph.D., has served as a member of our Board since August 2009. Dr. Barrett currently serves as General Partner of NEA, where he specializes in biotechnology and works with members of NEA's healthcare investment group on medical devices, healthcare information systems and healthcare services companies. Prior to joining NEA in 2001, Dr. Barrett served as Founder, Chairman and Chief Executive Officer of Sensors for Medicine and Science (1997- 2001) where he remains Chairman. Prior to that, he led three NEA-funded companies, serving as Chairman and Chief Executive Officer of Genetic Therapy, Inc. (1987 - 1995), President and Chief Executive Officer of Life Technologies (1985 - 1987), and President and Chief Executive Officer of Bethesda Research Labs (1982 - 1983). He currently serves on the Board of Directors of several life sciences companies including Clovis Oncology, Inc. and Supernus Pharmaceuticals, Inc.. Dr. Barrett previously served on the Board of Targacept, Inc. Dr. Barrett received a Ph.D. in Biochemistry at the University of Tennessee, his MBA from the University of Santa Clara, and a BS in Chemistry from Boston College. Dr. Barrett's experience overseeing NEA investments in biotechnology, serving as a member of the Board of Directors of other public companies, prior senior management experience, including as President and CEO, in biopharmaceutical companies and strong capital markets experience contributed to our conclusion that he should continue to serve as a director of the Company.

        Robert Essner has served as a member of the Board since June 2012. Mr. Essner is Senior Advisor to the global healthcare group at The Carlyle Group, a global private equity firm. Mr. Essner retired as Chairman and Chief Executive Officer of Wyeth, now part of Pfizer, in 2008. During his 32-year career in the pharmaceutical industry, he held several prominent leadership positions, including Chairman of the Pharmaceutical Research and Manufacturers Association (PhRMA). Prior to Wyeth, Mr. Essner spent more than a decade in various management positions at Sandoz Pharmaceuticals Corporation and as President of Sandoz Consumer Healthcare Group. Mr. Essner is currently a Director at MassMutual Financial Group; NBTY, Inc., a leading nutritional supplement company; and Pharmaceutical Product Development, LLC (PPD), a major contract research organization. In addition, he is a trustee of the Children's Health Fund and Mote Marine Laboratories. Mr. Essner is also an Executive-in-Residence and Adjunct Professor at Columbia Business School, where he teaches courses in healthcare management. He received a Bachelor's degree from Miami University and a Master's degree from the University of Chicago. Mr. Essner's significant executive leadership experience in the pharmaceutical industry, including as Chairman and Chief Executive Officer of a pharmaceutical company, as well as his service on the Board of Directors of another publicly-held company in the pharmaceutical industry contributed to our conclusion that he should be re-elected as a director of the Company.

        Ted W. Love, M.D., has served as a member of the Board since June 2012. From February 2010 to August 2012, Dr. Love served as Executive Vice President and Head of Research and Development of Onyx Pharmaceuticals. From 2001 to 2009, Dr. Love was the President, Chief Executive Officer and Chairman of the Board of Directors of Nuvelo. Before joining Nuvelo in 2001, he served as Senior Vice President of Development at Theravance, Inc. Prior to that, Dr. Love spent six years at Genentech, Inc. in a number of senior management positions in Medical Affairs and Product Development. As Vice President of Product Development and Regulatory Affairs at Genentech, Dr. Love oversaw all drugs in development including Herceptin, Rituxan, and TNKase. He also served as chairman of Genentech's Product Development Committee. In addition to Amicus, Dr. Love currently serves on the Board of Directors of Affymax, Inc., Bio-Rad Laboratories, Inc., KaloBios, Mast Therapeutics, Oncothyreon and Santarus, Inc. Dr. Love holds a B.A. in molecular biology from Haverford College and an M.D. from Yale Medical School. Dr. Love's significant scientific and executive leadership experience in the pharmaceutical industry, experience as Chief Executive Officer and Chairman of a biopharmaceutical company and service on the Boards of Directors of other publicly-held biopharmaceutical companies contributed to our conclusion that he should be re-elected as a director of the Company.

Directors Whose Terms Do Not Expire This Year

Name	Age	Position
John F. Crowley	47	Chairman & CEO
Sol J. Barer, Ph.D.(1)	66	Director
Donald J. Hayden, Jr.(3)(5)	58	Director
Margaret G. McGlynn, R.Ph.(1)(3)	54	Director
Michael G. Raab(1)(4)	49	Director
Glenn P. Sblendorio(4)	58	Director
James N. Topper, M.D., Ph.D.(1)(2)	51	Director

(1)
Member of Compensation Committee

(2)
Member of Science and Technology Committee

(3)
Member of Nominating/Corporate Governance Committee

(4)
Member of Audit Committee

(5)
Lead Independent Director

        John F. Crowley has served as Chairman and Chief Executive Officer since February 2010 and Chief Executive Officer since January 2005, except for the period from April 2011 through August 2011 during which time he served as Executive Chairman. Mr. Crowley has also served as a director of Amicus since August 2004, with the exception of the period from September 2006 to March 2007 when he was not an officer or director of Amicus while he was in active duty service in the United States Navy (Reserve). Mr. Crowley was President and Chief Executive Officer of Orexigen Therapeutics, Inc. from September 2003 to December 2004. He was President and Chief Executive Officer of Novazyme Pharmaceuticals, Inc., from March 2000 until that company was acquired by Genzyme Corporation in September 2001; thereafter he served as Senior Vice President of Genzyme Therapeutics until December 2002. Mr. Crowley received a B.S. degree in Foreign Service from Georgetown University's School of Foreign Service, a J.D. from the University of Notre Dame Law School, and an M.B.A. from Harvard Business School. Mr. Crowley's demonstrated leadership in his field, his prior senior management experience in our industry including as Chief Executive Officer of development stage biopharmaceutical companies, his extensive and intimate knowledge of the rare disease community, and his experience as our Chief Executive Officer contributed to our conclusion that he should be re-elected as a director of the Company.

        Sol J. Barer, Ph.D., has served as a member of our Board since January 2009. Dr. Barer is the Managing Director of SJ Barer Consulting, LLC. He served as Chairman of Celgene Corporation from January 2011 to June 2011 and as Executive Chairman from June 2010 to January 2011. From January 2006 to June 2010, he served as Chief Executive Officer of Celgene, and also as Chairman beginning in January 2007. He was appointed President of Celgene in 1993 and Chief Operating Officer and director in 1994. He previously served as Senior Vice President, Science and Technology, and Vice President/ General Manager, Chiral Products, from 1991 to 1994, and Vice President, Technology, from 1987 to 1991. Dr. Barer serves on the Boards of Directors of Aegerion, InspireMD (Chair), and Medgenics (Chair). He also serves on the Board of Trustees of Rutgers University, the Tourette Syndrome Association, and (Chair) the Biotechnology Council of New Jersey and is on the Board of Trustees of the Brooklyn College Foundation and the Liberty Science Center. He has previously served as Commissioner of the NJ Commission on Science and Technology. Dr. Barer received a Ph.D. in organic chemistry from Rutgers University. Dr. Barer's significant scientific and executive leadership experience in the pharmaceutical industry, experience as Chief Executive Officer and Chairman of a biopharmaceutical company and service on the Board of Directors of another publicly-held biopharmaceutical company contributed to our conclusion that he should continue to serve as a director of the Company.

        Donald J. Hayden, Jr. has served as a member of our Board since March 2006 and as Lead Independent Director since February 2010. Mr. Hayden served as Chairman from March 2006 until February 2010 and from September 2006 until March 2007 as Interim President and Chief Executive Officer. From 1991 to 2005, he held several executive positions with Bristol-Myers Squibb Company, most recently serving as Executive Vice President and President, Americas. Mr. Hayden is Senior Advisor to Prospect Venture Partners, a life sciences venture capital firm, since 2006 and is a member of the Board of Directors of Insmed Incorporated. Mr. Hayden holds a B.A. from Harvard University and an M.B.A. from Indiana University. Mr. Hayden's demonstrated leadership in his field, his prior senior management experience in the pharmaceutical industry, his service on the Board of Directors of another publicly-held biopharmaceutical company and his experience as our Interim Chief Executive Officer contributed to our conclusion that he should continue to serve as a director of the Company.

        Margaret G. McGlynn, R.Ph., has served as a member of our Board since October 2009. Ms. McGlynn has served as CEO and President of The International AIDS Vaccine Initiative since July 2011. She previously served as President, Vaccines and Infectious Diseases of Merck & Co., Inc. from 2005 until her retirement in 2009. Ms. McGlynn joined Merck in 1983, and served in a variety of marketing, sales and managed care roles. Currently, Ms. McGlynn serves as a member of the Boards of Directors of Air Products and Chemicals, Inc. and Vertex Pharmaceuticals, Inc. She is also a member of the National Industrial Advisory Committee at the University at Buffalo School of Pharmacy and Pharmaceutical Sciences. Ms. McGlynn holds a B.S. in Pharmacy and a MBA in Marketing from the State University of New York at Buffalo. Ms. McGlynn's significant leadership experience in the pharmaceutical industry, her service on the Board of Directors of a Fortune 500 company and another biopharmaceutical company, and her compensation management expertise gained in senior management positions and through her service on the Compensation Committee of another public company contributed to our conclusion that she should be re-elected as a director of the Company.

        Michael G. Raab has served as a member of our Board of Directors since 2004. Mr. Raab has served as Chairman and Chief Executive Officer of Ardelyx, Inc. since March 2009. Mr. Raab previously served as a partner of New Enterprise Associates ("NEA") from June 2002 until December 2008. From 1999 to 2002, he was a Senior Vice President, Therapeutics and General Manager, Renagel® at Genzyme Corporation. Mr. Raab holds a B.A. from DePauw University. Mr. Raab's prior and current senior management experience in our industry including as Chief Executive Officer of a development stage biopharmaceutical company, prior commercial experience in our industry, prior experience overseeing NEA investments in biotechnology and his knowledge of the rare disease community contributed to our conclusion that he should be re-elected as a director of the Company.

        Glenn P. Sblendorio has served as a member of our Board since June 2006. Mr. Sblendorio has served as President and Chief Financial Officer of The Medicines Company since February 2012 and as a member of the Board of Directors of the Medicines Company since July 2011. From March 2006 to February 2012, he served as Chief Financial Officer and Executive Vice President. Before joining The Medicines Company, Mr. Sblendorio was Executive Vice President and Chief Financial Officer of Eyetech Pharmaceuticals, Inc. from February 2002 until it was acquired by OSI Pharmaceuticals, Inc. in November 2005. From July 2000 to February 2002, Mr. Sblendorio served as Senior Vice President of Business Development at The Medicines Company. Mr. Sblendorio also serves on the Boards of Directors of Intercept Pharmaceuticals and Ophthotech Corporation. Mr. Sblendorio received his B.B.A. from Pace University and his M.B.A. from Fairleigh Dickinson University. Mr. Sblendorio's demonstrated knowledge of financial and financing matters, prior experience in business development matters, ability to serve as a financial expert on our Audit Committee and senior executive management experience in the pharmaceutical industry contributed to our conclusion that he should be re-elected as a director of the Company.

        James N. Topper, M.D., Ph.D., has served as a member of our Board since 2004. Dr. Topper has been a partner with Frazier Healthcare Ventures since August 2003, holding the position of General Partner since 2004. Prior to joining Frazier Healthcare, he served as head of the Cardiovascular Research and Development Division of Millennium Pharmaceuticals and ran Millennium San Francisco (formerly COR Therapeutics) from 2002 until 2003. Prior to the merger of COR and Millennium in 2002, Dr. Topper served as the Vice President of Biology at COR from August 1999 to February 2002. He holds an appointment as a Clinical Assistant Professor of Medicine at Stanford University and as a Cardiology Consultant to the Palo Alto Veterans Administration Hospital. Dr. Topper previously served on the Board of Directors of La Jolla Pharmaceutical Company. Dr. Topper holds an M.D. and a Ph.D. in Biophysics from Stanford University School of Medicine. Dr. Topper's experience overseeing Frazier Healthcare Ventures investments in biotechnology, prior senior management experience in our industry, significant knowledge of medical and scientific matters affecting our business and his understanding of our industry contributed to our conclusion that he should continue to serve as a director of the Company.

Director Independence

        Our Board has reviewed the materiality of any relationship that each of our directors has with Amicus, either directly or indirectly. Based on this review, the Board has determined that the following directors are "independent directors" as defined by the rules and regulations of The Nasdaq Stock Market LLC ("NASDAQ"): Messrs. Essner, Hayden, Raab and Sblendorio, Drs. Barer, Barrett, Love, and Topper and Ms. McGlynn.

Committees of the Board and Meetings

        Our Board has an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Science and Technology Committee, each of which has the composition and responsibilities described below.

        Audit Committee.    Our Audit Committee met four times during 2013. The current members of our Audit Committee are Messrs. Sblendorio, Essner and Raab. Mr. Sblendorio is the Chair of the Committee.

        Our Board has determined that Mr. Sblendorio is an Audit Committee financial expert within the meaning of Item 407(d)(5) of Regulation S-K and has "accounting or related financial management expertise" within the meaning of the rules and regulations of NASDAQ. Our Audit Committee was established in accordance with Section 3(a)(58) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Our Audit Committee assists our Board in its oversight of the integrity of our financial statements, our independent registered public accounting firm's qualifications and independence and the performance of our independent registered public accounting firm.

        Our Audit Committee's responsibilities include:

  •
  appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

  •
  overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of certain reports from our independent registered public accounting firm;

  •
  reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

  •
  monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

  •
  establishing policies regarding hiring employees from our independent registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;

  •
  meeting independently with our independent registered public accounting firm and management; and

  •
  preparing the Audit Committee report required by U.S. Securities Exchange Commission ("SEC") rules.

        All audit and non-audit services to be provided to us by our independent registered public accounting firm must be approved in advance by our Audit Committee.

        NASDAQ rules require that all members of the Audit Committee be independent directors, as defined by the rules of NASDAQ and the SEC. Our Board has determined that all the members of the Audit Committee satisfy the independence requirements for service on the Audit Committee.

        A copy of the Audit Committee's written charter is publicly available on our web site at www.amicusrx.com.

        Compensation Committee.    Our Compensation Committee met seven times during 2013. Ms. McGlynn, Mr. Raab and Drs. Barer and Topper are the members of our Compensation Committee. Ms. McGlynn is the chair of the Committee. Our Compensation Committee assists our Board in the discharge of its responsibilities relating to the compensation of our executive officers. The Committee has retained Pay Governance as its independent executive compensation consultant. Pay Governance reports directly to the Compensation Committee and provides guidance on matters including trends in executive and non-employee director compensation, the development of certain executive compensation programs and other matters as directed by the Committee. Pay Governance does not provide any other services to the Company. Based on the consideration of the various factors as set forth in the rules of the SEC, the Compensation Committee has determined that its relationship with Pay Governance and the work of Pay Governance on behalf of the Committee has not raised any conflict of interest.

        Our Compensation Committee's responsibilities include:

  •
  reviewing and approving, or making recommendations to our Board with respect to, the compensation of our chief executive officer and our other executive officers;

  •
  overseeing the evaluation of performance of our senior executives;

  •
  overseeing and administering, and making recommendations to our Board with respect to, our cash and equity incentive plans;

  •
  reviewing and approving potential executive and senior management succession plans; and

  •
  reviewing and approving non-routine employment agreements, severance agreements and change in control agreements.

        Our Board has determined that the members of our Compensation Committee qualify as independent directors under the rules and regulations of NASDAQ.

        A copy of the Compensation Committee's written charter is publicly available on our web site at www.amicusrx.com.

        Further discussion of the process and procedures for considering and determining executive compensation, including the role that our executive officers play in determining compensation for other executive officers, is included below in the section entitled "Compensation Discussion and Analysis."

        Please also see the report of the Compensation Committee set forth elsewhere in this Proxy Statement.

        Nominating and Corporate Governance Committee.    Our Nominating and Corporate Governance Committee met one time during 2013. Mr. Hayden, Drs. Barrett and Love and Ms. McGlynn are the members of our Nominating and Corporate Governance Committee. Mr. Hayden chairs the Committee.

        Our Nominating and Corporate Governance Committee's responsibilities include:

  •
  recommending to our Board the persons to be nominated for election as directors and to each of the Board's Committees;

  •
  conducting searches for appropriate directors;

  •
  reviewing the size, composition and structure of our Board;

  •
  developing and recommending to our Board corporate governance principles;

  •
  overseeing a periodic self-evaluation of our Board and any Board Committees; and

  •
  overseeing compensation and benefits for directors and Board Committee members.

        Our Board has determined that the members of our Nominating and Corporate Governance Committee qualify as independent directors under the rules and regulations of NASDAQ.

        A copy of the Nominating and Corporate Governance Committee's written charter is publicly available on our web site at www.amicusrx.com.

        Science and Technology Committee.    Our Science and Technology Committee met three times in 2013. Drs. Love, Topper and Barrett are the members of our Science and Technology Committee. Dr. Topper chairs the Committee.

        Our Science and Technology Committee's responsibilities include:

  •
  identifying and discussing new and emerging trends in pharmaceutical science, technology and regulation to ensure that the Company makes well informed choices in the investment of its Research and Development resources;

  •
  reviewing, evaluating and advising the Board regarding the quality, direction and competitiveness of the Company's Research and Development programs;

  •
  reviewing, evaluating and advising the Board regarding the Company's progress in achieving its strategic Research and Development goals and objectives; and

  •
  reviewing and making recommendations to the Board on the Company's internal and external investments in science and technology.

        Our Board has determined that the members of the Science and Technology Committee qualify as independent directors under the rules and regulations of NASDAQ. A copy of the Science and Technology Committee's written charter is publicly available on our web site at www.amicusrx.com.

Board Leadership Structure

        In February 2010, the Board elected Mr. Crowley as chairman of the Board in addition to his role as chief executive officer to succeed Donald J. Hayden, Jr. Simultaneous with Mr. Crowley's election to chairman, the Board appointed Mr. Hayden as Lead Independent Director. As Lead Independent Director, Mr. Hayden is responsible for, among other things:

  •
  leading executive sessions of the Board's independent directors,

  •
  advising the independent Board Committee chairs in fulfilling their responsibilities to the Board,

  •
  assisting the Board and the Company's officers in complying with the Company's governance guidelines, and

  •
  overseeing the process of evaluating, developing and compensating the chief executive officer.

        The Company combines the chairman and chief executive officer positions because it believes that, at this critical juncture in the Company's development, Mr. Crowley is best suited to oversee the development and implementation of the Company's strategic vision including our planned transition from a development stage entity into a commercial biotechnology company. Mr. Crowley's tenure as chairman also reflects the Board's confidence in his leadership and vision for the Company and recognizes his accomplishments since joining the Company. However, the Company wished to maintain the strong independent leadership provided by Mr. Hayden during his tenure as chairman. The Company believes that by creating a Lead Independent Director position held by Mr. Hayden, it has designed a governance structure that best advances the objectives of the Company while maintaining proper checks and balances on senior management, and providing the independent members of the Board with open and transparent communication regarding the Company's strategic planning activities.

Risk Oversight Management

        Our Board provides risk oversight for the Company primarily through the Audit Committee. Under our Enterprise Risk Management Risk Assessment Action Plan, the Company identifies risks throughout our organization utilizing various methodologies, including interviews with senior employees and members of the Board. We then evaluate the identified risks and implement procedures and activities, as necessary, which are designed to manage and mitigate such risks. We present reports on this risk identification, management and mitigation process along with regular updates on compliance issues generally to the Audit Committee, who provides guidance and feedback to senior management. The Audit Committee apprises the Board of any developments under this plan throughout the year.

Policies Governing Director Nominations

        Director Qualifications.    Our Nominating and Corporate Governance Committee is responsible for reviewing with the directors from time to time the appropriate qualities, skills and characteristics desired of members of the Board in the context of the needs of the business and the composition of the Board. This assessment includes consideration of the following minimum qualifications that the Nominating and Corporate Governance Committee believes must be met by all directors:

  •
  a reputation for integrity, honesty and adherence to high ethical standards;

  •
  the ability to exercise sound business judgment;

  •
  substantial business or professional experience and the ability to offer meaningful advice and guidance to the Company's management based on that experience; and

  •
  the ability to devote the time and effort necessary to fulfill their responsibilities to the Company.

        The Nominating and Corporate Governance Committee also considers numerous other qualities, skills and characteristics when evaluating director nominees, including whether the nominee has specific strengths that would augment existing skills and experience of the Board, such as an understanding of and experience in technology, accounting, governance, finance or marketing and whether the nominee has leadership experience with public companies or other sophisticated and complex organizations.

        Process for Identifying and Evaluating Director Nominees.    Our Nominating and Corporate Governance Committee has established a process for identifying and evaluating nominees for director. Although the Nominating and Corporate Governance Committee will consider nominees recommended by stockholders, it believes that the process it uses to identify and evaluate nominees for director is designed to produce nominees that possess the educational, professional, business and personal attributes that are best suited to further the Company's mission. Our Nominating and Governance Committee may identify nominees through the use of professional search firms that may utilize proprietary screening techniques to match candidates to the Committee's specified qualifications. The Committee may also receive recommendations from existing directors, executive officers, key business partners, and trade or industry affiliations. Our Nominating and Corporate Governance Committee will evaluate nominations at regular or special meetings, and in evaluating nominations, will seek to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria set forth above under "Director Qualifications." The Board itself is ultimately responsible for recommending candidates for election to the stockholders or for appointing individuals to fulfill a vacancy. Although the Board does not have a policy with regard to the consideration of diversity in identifying director nominees, among the various factors the Nominating and Corporate Governance Committee considers in selecting candidates for nomination to the Board are the benefits to the Company of national origin, gender, race, scientific and pharmaceutical experience and cultural diversity in board composition.

        Procedures for Recommendation of Director Nominees by Stockholders.    The Nominating and Corporate Governance Committee will consider director candidates recommended by our stockholders. In evaluating candidates recommended by our stockholders, the Nominating and Corporate Governance Committee applies the same criteria set forth above under "Director Qualifications." Any stockholder recommendations of director nominees proposed for consideration by the Nominating and Corporate Governance Committee should include the nominee's name and qualifications for Board membership and should be addressed in writing to the Nominating and Corporate Governance Committee, care of: Amicus Therapeutics Inc., 1 Cedar Brook Drive, Cranbury, New Jersey 08512, Attention: Secretary. In addition, our Restated By-laws permit stockholders to nominate directors for consideration at an annual stockholder meeting in accordance with certain procedures described in this Proxy Statement under the heading "Stockholder Proposals and Nominations for Director."

        Meeting Attendance.    During the year ended December 31, 2013, there were seven meetings of our Board, and the various Committees of the Board met a total of fifteen times. No director attended fewer than 75% of the total number of meetings of the Board and of Committees of the Board on which he or she served during 2013, except for Dr. Barer who attended 68% of the meetings due to other business commitments and travel schedule. The Board has adopted a policy under which each member of the Board is strongly encouraged to attend each Annual Meeting of our Stockholders. All of the directors attended our 2013 Annual Meeting of Stockholders.

        Compensation Committee Interlocks and Insider Participation.    None of our executive officers serves as a member of the Board of Directors or Compensation Committee, or other committee serving an equivalent function, of any entity that has one or more of its executive officers serving as a member of our Board or our Compensation Committee. None of the members of our Compensation Committee has ever been an officer or employee of the Company.

Stockholder Communications to the Board

        Any stockholders who wish to address questions regarding our business directly with our Board, or any individual director, should direct his or her questions in writing to the Chairman of the Board, c/o Amicus Therapeutics, Inc., 1 Cedar Brook Drive, Cranbury, New Jersey 08512. Communications will be distributed to the Board, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications.

Executive Officers

        The following is a brief summary of the background of each of our executive officers:

        John F. Crowley, 47, has served as Chairman and Chief Executive Officer since February 2010 and Chief Executive Officer since January 2005, except for the period during April 2011 through August 2011 during which time he served as Executive Chairman, Mr. Crowley has also served as a director of Amicus since August 2004,with the exception of the period from September 2006 to March 2007 when he was not an officer or director of Amicus while he was in active duty service in the United States Navy (Reserve).

Mr. Crowley was President and Chief Executive Officer of Orexigen Therapeutics, Inc. from September 2003 to December 2004. He was President and Chief Executive Officer of Novazyme Pharmaceuticals, Inc., from March 2000 until that company was acquired by Genzyme Corporation in September 2001; thereafter he served as Senior Vice President of Genzyme Therapeutics until December 2002. Mr. Crowley received a B.S. degree in Foreign Service from Georgetown University's School of Foreign Service, a J.D. from the University of Notre Dame Law School, and an M.B.A. from Harvard Business School.

        Bradley L. Campbell, 38, has served as Chief Operating Officer since December 2013 and, prior thereto, as Chief Business Officer since February 2012. From January 2010 to February 2012, Mr. Campbell served as Senior Vice President, Business Operations; from May 2007 to January 2010, as Vice President, Business Planning and from April 2006 until May 2007, as Senior Director, Business Development. Mr. Campbell served as Senior Product Manager of Myozyme© for Pompe Disease and later as Business Director of CV Gene Therapy at Genzyme Corporation from 2002 to 2006. Mr. Campbell has also worked in sales & marketing for Bristol-Myers Squibb and as a business strategy consultant for Marakon Associates. Mr. Campbell received his B.A. from Duke University and his M.B.A. from Harvard Business School.

        William D. "Chip" Baird III, 42, has served as Chief Financial Officer since April 2012. Prior to joining Amicus, Mr. Baird served as Chief Financial Officer of PTC Therapeutics, Inc. ("PTC") from April 2005 until April 2012. Before that, Mr. Baird held various positions of increasing responsibility with PTC from 2002 to 2005. Mr. Baird previously worked at L.E.K. Consulting, a strategy consulting firm, from 1999 to 2002 and at First Union National Bank as a corporate underwriter from 1994 to 1997. Mr. Baird received a B.S. from Georgetown University's Edmund A. Walsh School of Foreign Service and an M.B.A. from The Wharton School of the University of Pennsylvania.

        Jay Barth, M.D., 50, has served as Chief Medical Officer since March 2014. Prior to joining Amicus, Dr. Barth held roles of increasing responsibility at PTC from 2009 to 2014. He most recently served as PTC's Senior Vice President, Clinical Development. Previously Dr. Barth served as Executive Director of Clinical Research at Merck; as Vice President, Clinical Research and Medical Affairs at Altana Pharma US, Inc; and as Senior Director, Global Head of Gastroenterology Clinical Research at Eisai Medical Research Inc. Dr. Barth received a B.A. from Columbia University and an M.D. from the University Of Pennsylvania School Of Medicine.

        Jeffrey P. Castelli, Ph.D., 42, has served as Vice President, Program and Portfolio Management since February 2013 and, prior thereto, as Senior Director, Program Management since July 2010. Prior to that time, Dr. Castelli served as Director, Program Management beginning in January 2007 and prior thereto, as Senior Manager of Program Management since July 2005, having held positions of increasing responsibility in program management, business operations, and alliance management. Prior to joining Amicus, Dr. Castelli was a consultant at Health Advances, a specialized healthcare strategy consulting firm, from 2001 to 2005. Dr. Castelli received his Ph.D. in Biology from the University of Pennsylvania and a B.S. in Biology from West Chester University.

        Enrique Diloné, Ph.D., RAC, 47, has served as Vice President, Technical Operations since January 2011. From August 2009 to January 2011, Dr. Diloné served as Senior Director, Quality Control and Analytical Chemistry. Prior to joining Amicus, Dr. Diloné served as Executive Director of Quality and Analytics at NovaDel Pharma, a specialty pharmaceutical company developing oral spray formulations, from February 2007 to August 2009. Dr. Diloné served as Senior Director/Director of Analytical Operations at OSI/Eyetech Pharmaceuticals from February 2002 to December 2006. He received a Ph.D. and an M.S., both in Chemistry, from Seton Hall University, and a B.A. in Chemistry from New York University. Dr. Diloné is also a graduate of the General Management Program at Harvard Business School and is certified in U.S. Regulatory Affairs.

        Hung Do, Ph.D., 46, has served as Senior Vice President, Discovery Biology since December 2013. Prior to joining Amicus, Dr. Do was a co-founder and Chief Scientific Officer of Callidus Biopharma, a privately-held biologics company that was acquired by Amicus. Prior to founding Callidus, he headed early discovery research to decipher the mechanism of action for small molecule pharmacological chaperones at Amicus. He previously helped to demonstrate proof-of-concept for ERTs, and served as the project leader for a second-generation Pompe ERT at Genzyme. Dr. Do also led molecular biology, cell culture and purification work and helped develop an in vitro protein modification process for improving drug targeting for protein therapeutics at Novazyme, which was acquired by Genzyme. Dr. Do holds a Ph.D. in medical biochemistry and genetics from Texas A&M University and was a post-doctoral fellow in Hematology/Oncology at Emory University.

        Jayne Gershkowitz, 57, has served as Vice President, Patient Advocacy & Public Policy since February 2013 and, prior thereto, as Senior Director, Patient Advocacy & Public Policy since January 2011. Ms. Gershkowitz served as Director of Patient Advocacy & Public Policy beginning in May 2007, and as Director, Public Policy beginning in June 2006. Before joining Amicus, Ms. Gershkowitz was Executive Director of National Tay-Sachs & Allied Diseases Association from 1998 to 2006, where she advanced collaborative funding of research for the lysosomal storage disorders affecting the brain and established NTSAD's Research Initiative. Ms. Gershkowitz received a B.A. from Syracuse University.

        John R. Kirk, Sc.D., 57, has served as Vice President, Regulatory Affairs and Quality Assurance since January 1, 2008. Prior to joining Amicus, Dr. Kirk served as Executive Director, Regulatory Affairs at Aegerion Pharmaceuticals. From 2003 to 2007, Dr. Kirk held positions of increasing responsibility with Esperion Therapeutics which was acquired during this time by Pfizer. From 2000 to 2002, Dr. Kirk was Director, Worldwide Regulatory Affairs for Pfizer Global Research and Development. From 1988 to 2000, Dr. Kirk held various Regulatory positions with Parke-Davis Pharmaceutical Research. Dr. Kirk holds both his M.S. and B.S. from Wright State University in Ohio and Sc.D. from Tulane University, School of Public Health and Tropical Medicine.

        Kenneth W. Peist, 50, has served as Vice President, Legal and Intellectual Property since December 2013 and, prior thereto, as Vice President, Intellectual Property since January 2011, and as Senior Director, Intellectual Property since December 2007. From 1998 to 2007, Mr. Peist held a variety of legal positions at Bristol-Myers Squibb Co., Vitae Pharmaceuticals and ExxonMobil. Mr. Peist received his J.D. from Seton Hall University School of Law and a B.S. from Old Dominion University.

        Daphne Quimi, 48, has served as Vice President, Finance and Controller since December 2013. From January 2010 to December 2013, Ms. Quimi served as Corporate Controller and, prior thereto, as Director of Accounting Policy and External Reporting since September 2007. From October 2005 to September 2007, Ms. Quimi worked at Bristol-Myers Squibb Company where she served as Director of Consolidations and External Reporting. Ms. Quimi is a certified public accountant in New Jersey and a member of the Institute of Management Accountants. Ms. Quimi received a B.S. in Accountancy from Monmouth University and an M.B.A from the Stern School of Business of New York University.

        Ken Valenzano, Ph.D., 46, has served as Senior Vice President, Preclinical Research since December 2013 and, prior thereto, as Vice President, Pharmacology since May 2010. From July 2005 to May 2010, Dr. Valenzano served as Senior Director and Director, Pharmacology. Prior to joining Amicus, Dr. Valenzano served in a variety of scientific leadership roles at Purdue Pharma and Pharmacopeia from 1998 to 2005. Dr. Valenzano received a Ph.D. from the joint Pharmacology program of Rutgers University and University of Medicine and Dentistry of NJ, Robert Wood Johnson Medical School and a B.S. in Biology from Villanova University.

        Julie Yu, Ph.D., 47, has served as Vice President, Clinical Operations and Data Management since December 2013 and, prior thereto, as Senior Director of Clinical Operations since February 2008. Prior to joining Amicus, Dr. Yu held roles of increasing responsibility in project management at Merck & Co., Biovail Corporation (now Valeant Pharmaceuticals International), and Juvenile Diabetes Research Foundation. Dr. Yu also worked in bioinformatics, as well as drug discovery software, and cheminformatics databases at Accelrys. Dr. Yu received a B.Sc. in Immunology and M.Sc. in Pathology from University of Toronto, a Ph.D. from Cambridge University and an M.B.A from the Stern School of Business of New York University.

 COMPENSATION DISCUSSION AND ANALYSIS—2014

Executive Summary

        The Compensation Committee, in consultation with the Board, is responsible for establishing, implementing and overseeing our overall compensation strategy and policies, including our executive compensation program, in a manner that supports our business objectives. In 2013, the Company made significant progress in refocusing its business strategy to develop next-generation enzyme replacement therapies (ERTs) to treat a variety of lysosomal storage diseases (LSDs), while continuing to advance ongoing Phase 3 studies of its chaperone monotherapy for Fabry disease. The Company completed a number of business development transactions in the fourth quarter of 2013 in support of this refocused business strategy. Specific milestones achieved in 2013 in support of the Company's business strategy include the following:

  •
  In November 2013, we completed the acquisition of Callidus Biopharma, a privately-held biologics company focused on developing best-in-class ERTs. Callidus' lead ERT is a recombinant human acid alpha-glucosidase (rhGAA) for Pompe disease in late preclinical development. In preclinical studies, this Pompe ERT has shown superior uptake and activity when compared to Lumizyme® (alglucosidase alfa), which is marketed by Genzyme Corporation, a Sanofi Company. Additionally, we are evaluating the use of pharmacological chaperones in combination with Callidus' rhGAA to see if the combination will lead to further improvement. Through our acquisition of Callidus we also gained access to a chemically conjugated enzyme-peptide targeting technology that is applicable to multiple ERTs. These Callidus assets complement Amicus' CHART™ platform for the development of next-generation ERTs for multiple LSDs. With the addition of Callidus' Pompe program, we expect to advance a next-generation Pompe ERT into the clinic in 2015.

  •
  In November 2013, we revised our collaboration agreement with GlaxoSmithKline (GSK) to acquire full global rights to develop and commercialize migalastat HCl for Fabry disease. Under the terms of the revised agreement, we have sole global rights to both the next-generation Fabry ERT (migalastat HCl co-formulated with ERT) as well as migalastat HCl monotherapy. GSK will be eligible for future regulatory and commercial milestone payments, as well as royalty payments. As part of the revised agreement, GSK made a $3.0 million equity investment in Amicus as part of a concurrent private placement in public equity (PIPE) transaction. At December 31, 2013, GSK owned approximately 18% of Amicus' common stock.

  •
  We substantially strengthened our financial position in 2013. In November 2013, we completed a $15.0 million private investment in public equity (PIPE) financing. We followed that with a $25.0 million debt financing in December 2013, under which we borrowed $15.0 million at closing and can borrow an additional $10.0 million prior to the end of 2014. Finally, we reduced our projected net cash spending from our original guidance of $52-58 million down to $47-53 million at mid-year. Through careful expense management, our net cash spend for 2013 was $47.1 million, the low end of the revised range. These actions together gave us more than 18 months of cash runway at the beginning of 2014 which was one of our stated corporate objectives for 2013.

  •
  We strengthened our senior leadership team and took necessary steps to align our organization with our refocused business strategy. In conjunction with the Callidus acquisition, Dr. Hung Do, scientific founder of Callidus, joined Amicus as senior vice president of discovery biology. Dr. Do brings nearly 15 years of experience in developing ERTs, including development of the only currently approved ERT for Pompe disease. His experience and leadership will be critical in our efforts to develop next-generation ERTs for lysosomal storage diseases. In November 2013, we made the decision to close our San Diego, CA research facility and terminate 15 of our employees. In conjunction with the closing of the San Diego, CA facility, we also entered into a separation agreement with David Lockhart, Ph.D. Dr. Lockhart was our chief scientific officer and was based in San Diego. The closing of the San Diego facility and the reduction in force resulted in a restructuring charge of $1.9 million in the fourth quarter of 2013 and will save the Company approximately $4.0 million per year going forward.

  •
  We made significant progress in the development of migalastat HCl monotherapy for Fabry disease. Based on our analysis of the 6-month results from our first Phase 3 study (Study 011), we revised the Statistical Analysis Plan (SAP) in a way that we believe more appropriately measures the activity of migalastat HCl. We discussed these changes with the U.S. Food and Drug Administration (FDA) in the second quarter of 2013. The FDA agreed that these were appropriate changes and that the revised SAP could be used in the analysis of the 12-month results from Study 011. . However, the FDA indicated that the revised SAP would not be considered pre-specified and therefore would not be able to support a New Drug Application (NDA) submission on its own. The 12-month results for Study 011 are expected in the second quarter of 2014. Separately, in November of 2013, we acquired the development and commercial rights to migalastat HCl in Europe and all other regions of the world. Our second Phase 3 study (Study 012) which compares migalastat HCl to the current standard of care ERTs will be the primary study supporting European approval. Results from Study 012 are expected in the third quarter of 2014. As of December 31, 2013, 99 Fabry patients around the world take migalastat HCl as their only treatment for their Fabry disease. These patients have been on migalastat HCl treatment for 8+ years and together represent over 350 patient years of experience.

        Our Compensation Committee adheres to a long-standing pay-for-performance philosophy. The Committee continually evaluates our compensation program, taking into consideration best practices and emerging trends, stockholder input as well as data and feedback provided by our independent executive compensation consultant, Pay Governance. In the past year, we have continued to take measures to align our compensation program with best practices and stockholder interests including the following actions:

  •
  In April 2014, we amended our employment agreement with chief executive officer Mr. Crowley to reduce the amount of direct payments made to him for medical expenses and associated tax liabilities incurred for the treatment of a rare medical condition afflicting two members of Mr. Crowley's immediate family from $1.8 million per year to $800,000 per year. This change is retroactive to January 1, 2014. The Company health insurance plan was amended to cover the costs previously covered by the direct payments to Mr. Crowley. During Mr. Crowley's employment, the Company will maintain the current level of medical benefits. We expect this change to save the Company approximately $500,000 in 2014.

  •
  The Compensation Committee determined that Mr. Crowley would not receive an increase in his base salary in 2014. In addition, the Compensation Committee determined that Mr. Crowley's January 2014 option grant would be granted with a strike price that was 130% of the closing price on the date of grant. We believe that premium-priced options further enhance the performance-based nature of stock options.

  •
  Base salaries continue to comprise less than 50% of our chief officers' total compensation, with Mr. Crowley's 2013 salary representing 17% of his total compensation and, for our other chief level executive officers, representing between 40% and 45% of their total compensation. While Mr. Crowley's total compensation is at the high end of our target range, nearly 50% of Mr. Crowley's total compensation in 2013 was represented by payments we make to him for medical expenses and associated tax liabilities incurred for the treatment of a rare medical condition afflicting two members of Mr. Crowley's immediate family.

  •
  For our chief officers other than Mr. Crowley, at least 40% of their total compensation for 2013 was represented by the grant date fair value of stock option awards, which are inherently performance based. Presently, the vast majority of stock options held by our named executive officers have exercise prices above our current stock price, ensuring alignment with the recent experiences of our long-term stockholders.

  •
  The grant date fair values of the stock options awarded to our named executive officers in January 2014 are lower than those granted in 2013 and were below the market median for peer companies, reflecting our reduced share price.

  •
  In April 2013, we amended our employment agreements with our chief executive officer and our severance and change in control agreements with our other named executive officers at the chief level—Dr. Lockhart and Messrs. Baird and Campbell—to eliminate tax gross-ups for taxes arising under Section 409A of the Internal Revenue Code (related to the payment of deferred compensation).

        Consistent with our pay-for-performance philosophy and in recognition of our accomplishments and shortfalls throughout the year, the Compensation Committee determined that the corporate multiplier used in determining cash bonuses for our named executive officers for 2013 should be set at 78%, resulting in bonuses for such officers below their target levels.

        We describe our executive compensation program below and provide an analysis of the compensation paid and earned in 2013 by our "named executive officers"—our chief executive officer, chief financial officer, and three other most highly compensated executive officers. In 2013, our named executive officers were:

  •
  Our chairman and chief executive officer, John F. Crowley;

  •
  Our chief financial officer, William D. Baird, III;

  •
  Our chief operating officer, Bradley L. Campbell;

  •
  Our former chief scientific officer, David J. Lockhart, Ph.D.; and

  •
  Our former senior vice president of human resources, Joan Winterbottom.

        In November 2013, Amicus and Dr. Lockhart mutually agreed that Dr. Lockhart would leave the Company to pursue other opportunities effective December 31, 2013. In January 2014, Amicus and Ms. Winterbottom mutually agreed that Ms. Winterbottom would leave the Company to pursue other opportunities effective February 28, 2014.

  "Say-on-Pay" Consideration.

        At our 2013 annual meeting of shareholders, approximately 77% of the shares voted at the meeting approved, on an advisory basis, the compensation of the Named Executive Officers. In addition to the voting at the annual meeting, we pro-actively engaged with major shareholders representing approximately 35% of shares outstanding on the Company's pay practices. Although the majority of the shares voted approved the 'say-on-pay' advisory proposal, the Committee implemented specific changes in pay practices in 2014, including a $1.0 million reduction in direct payments made to Mr. Crowley for medical expenses and associated tax liabilities incurred for the treatment of a rare medical condition afflicting two members of Mr. Crowley's immediate family and an increased emphasis on performance-based pay as it made premium-priced option grants to Mr. Crowley in January 2014. The Committee monitors the results of the annual advisory 'say-on-pay' proposal and feedback received from shareholders and refers to such results and feedback as important factors considered, along with peer group benchmarking, in connection with the discharge of its responsibilities, although the Committee does not assign a quantitative weighting to any such factors.

Objectives and Philosophy of Executive Compensation

        We are a biopharmaceutical company focused on the discovery, development and commercialization of small molecule drugs known as pharmacological chaperones and next-generation ERTs. We are developing a pharmacological chaperone, migalastat HCl, as a next-generation medicine for Fabry disease.

As part of our refocused business strategy we are also developing next-generation ERTs for a range of rare and orphan diseases, with a focus on improved therapies for lysosomal storage disorders. We operate in an extremely competitive, rapidly changing and heavily regulated industry, and the long-term success of our business requires a high degree of innovation and adaptability. We believe that the skill, talent and dedication of our executive officers are critical factors affecting our long-term success, especially at this critical time in our history as we execute on our refocused business strategy of developing next-generation ERTs. Therefore, our compensation program for our executive officers, including our named executive officers, is designed to attract, retain and motivate the best possible executive talent. Utilizing a pay-for-performance compensation philosophy, we have designed a program that provides the ability to differentiate the total compensation mix of our named executive officers based on their demonstrated performance and their potential to contribute to our long-term success.

        Our compensation philosophy is to:

  •
  provide our executives a competitive total compensation opportunity relative to the organizations with which we compete for executive talent;

  •
  attract and retain individuals of superior ability and managerial talent who can successfully perform and succeed in our environment;

  •
  increase the incentive to achieve key strategic and financial performance measures by linking compensation opportunities and actual compensation earned through our pay for performance compensation program to the achievement of corporate goals; and

  •
  deliver pay in a cost efficient manner that aligns employees' compensation with stockholders' long-term interests.

        Our compensation program is designed to reward the accomplishment of our corporate goals in a manner consistent with the Company's values, which stresses not only results but also how those results are attained. In order to meet the objectives of our compensation philosophy, we maintain a robust goal setting and performance management program. Corporate objectives are approved by our Board at the beginning of each year and are the basis for determining corporate performance for the year. Key strategic corporate, financial and operational goals that are established by our Board include:

  •
  continued progress in our clinical and preclinical development of pharmacological chaperones as monotherapies and in combination with ERT;

  •
  implementation of appropriate financing or business development strategies; and

  •
  efficient, strategic management of our cash.

        For 2013, annual cash incentive bonuses for our named executive officers other than Mr. Crowley were determined by reference to both the corporate and an individual multiplier. The chief executive officer, in consultation with the senior vice president, human resources, established individual goals for the named executive officers at the beginning of 2013 that were specific to the executive officer's area of expertise and supported our corporate goals for the year. Other than Mr. Crowley, for our named executive officers at the chief level, the attainment of individual goals accounted for 20% of the executive's bonus payout determination, while the remaining 80% was determined by reference to the corporate multiplier.

        In prior years, bonus determinations for our executives were based solely on the corporate multiplier as well. While the Compensation Committee believes that the corporate multiplier should continue to be the dominant factor in determining bonus payouts because it closely aligns our named executive officers' compensation with the interests of our stockholders, it also believes that some portion of an executive's compensation should be linked to individual performance, which we believe is consistent with our peers. The Compensation Committee believes that including the individual multiplier as a component of named executive officers' bonus payouts is important to incentivize our officers during this crucial time in Amicus' history as we continue our planned transformation into a commercial biotechnology company. However, because of Mr. Crowley's substantial influence on the overall performance of Amicus, the Compensation Committee believes it is appropriate and in the best interests of our stockholders to continue to base Mr. Crowley's cash bonus solely on the achievement of corporate objectives.

Risk Analysis of Compensation Policies and Practices

        The Compensation Committee is aware that compensation arrangements, if not properly designed, could encourage inappropriate or excessive risk taking. We believe that our overall compensation program encourages our named executive officers and other employees to focus on both short-term and long-term objectives and does not encourage excessive risk taking. While the value of stock options is inherently tied to the performance of the Company, our stock options vest over multiple years and are not linked to the achievement of defined metrics. In addition, cash incentive bonuses tied to the achievement of Company and individual goals have historically made up a small percentage of our employees' total compensation package. For example, in 2013, payouts under our cash incentive bonus plan represented approximately 10% of the total compensation awarded to our named executive officers. Further, as a development stage company, we operate as a single business unit and therefore are not exposed to the risks that may be associated with operating through several segments, such as one business unit being significantly more profitable than another or having a compensation structure that is significantly different than that of other units. The Compensation Committee will continue to review risk as one of the elements it considers in the planning process for executive compensation in the future.

Compensation Program Elements and Pay Level Determination

        Each year, the Compensation Committee reviews and determines base salaries, annual cash incentive and long-term incentive awards for all executive officers. We have historically benchmarked our target total compensation for our named executive officers and each of its comprising elements—base salary, bonus and long-term incentive awards—between the 50th - 75th percentile of a broad set of companies from the peer group discussed below. However, in 2013, total compensation was slightly below the market median for named executive officers. Actual compensation levels for each named executive officer depend on factors such as individual performance, Company performance, skills/capabilities, overall impact/contribution, experience in position, criticality of position and internal equity. For 2013, the base salaries, annual cash incentives and long-term incentive awards determination for all named executive officers, including our chief executive officer, were approved by our Compensation Committee, which is comprised solely of independent directors. The Compensation Committee considered all the information presented (including external competitiveness, the performance review, Company performance and internal equity) and applied its collective knowledge and discretion to determine the compensation for each named executive officer.

        As part of the compensation evaluation process, the chief executive officer and the senior vice president of human resources present to the Compensation Committee an individual assessment of each named executive officer's performance, excluding the chief executive officer's performance, over the prior year, as well as the recommended compensation action for each named executive officer. Based on corporate and individual performance, the chief executive officer makes a compensation recommendation for each executive officer which includes actions on base salary. Individual goals and objectives are established at the beginning of each year and are designed to support the achievement of the corporate goals. All employees participate in annual individual goal setting as well as mid-year and annual performance reviews.

        The results of the named executive officer's performance are a determination by his supervisor, the chief executive officer, with input from other peers, and direct reports as appropriate. The chief executive officer's performance is assessed by all independent directors under the leadership of our Lead

Independent Director. Long-term incentive grants are based on an executive's level within the organization, and in the case of our named executive officers, several other factors which are more fully described below under "Annual Stock Option Awards". Long-term incentive grants are designed to motivate the executive team to best achieve the Company's goals and implement our business strategy, thereby increasing stockholder value.

Developments in Company Leadership

        During 2013, we underwent a series of changes in our leadership structure related to our leadership in clinical development as well as our refocused business strategy on developing next-generation ERTs. Within the clinical development organization, in February 2013, Amicus and Dr. Boudes, Amicus' former chief medical officer, mutually agreed that Dr. Boudes would leave the Company to pursue other opportunities effective as of April 30, 2013. In March of 2014, Dr. Jay Barth became the chief medical officer of the Company. Dr. Barth's annual salary is $400,000 and, like all of our chief officers other than the chief executive officer, he is eligible for a bonus equal to 40% of his base salary. In addition, the Company paid Dr. Barth a sign on bonus of $136,000 and granted him 175,000 stock options which will vest in accordance with our standard four-year vesting schedule. The Company granted Dr. Barth new hire equity in the form of 50,000 Restricted Stock Units which will vest over two years.

        As part of our refocused business strategy, we made several changes to our leadership team. In November 2013, Amicus and Dr. Lockhart, Amicus' former chief scientific officer, mutually agreed that Dr. Lockhart would leave the Company to pursue other opportunities effective December 31, 2013.

  Dr. Lockhart's Compensation and Severance Arrangements

        In connection with his service as chief scientific officer since 2005, the Company and Dr. Lockhart entered into a separation agreement (the "Lockhart Separation Agreement"). The Lockhart Separation Agreement provided Dr. Lockhart with (1) 12 months of salary continuation at his annual salary of $401,807, (2) a cash bonus for 2013 of $135,756 which is equal to the bonus Dr. Lockhart received for 2012, (3) an additional six months of stock vesting and an extension of the period of time that Dr. Lockhart can exercise vested options to June 30, 2015, (4) continuation of health care coverage under COBRA with premiums to be paid by the Company for 12 months.

  Other Changes in Senior Leadership

        In November 2013, Bradley L. Campbell was promoted to chief operating officer from chief business officer. Upon his appointment to chief operating officer and in consideration of additional functional responsibilities in the role, Mr. Campbell's base salary was raised from $350,000 to $375,000.

        In conjunction with the acquisition of Callidus, in November 2013, Dr. Hung Do was named senior vice president of discovery biology. In January 2014, Amicus and Joan Winterbottom, our senior vice president of human resources, mutually agreed that Ms. Winterbottom would leave the Company to pursue other opportunities effective February 28, 2014.

  Ms. Winterbottom's Compensation and Severance Arrangements

        In connection with her service as senior vice president of human resources, the Company and Ms. Winterbottom entered into a separation agreement (the "Winterbottom Separation Agreement"). The Winterbottom Separation Agreement provided Ms. Winterbottom 1) 10 months of salary continuation which totals $250,850, 2) an additional six months of stock vesting and an extension of the period of time that Ms. Winterbottom can exercise vested options to December 31, 2014, and 3) continuation of health care coverage under COBRA with premiums to be paid by the Company for twelve months.

Peer Group

        The Compensation Committee, with the help of its independent executive compensation consultant, Pay Governance, established the peer group set forth below to better align target compensation with competitive data. The Compensation Committee, upon advice of Pay Governance, selected the companies that comprise our peer group through a robust screening process that considered publicly traded U.S. biopharmaceutical companies that were similar to Amicus in size, market capitalization and business operating model and operate in geographic locations that generally have similar pay levels. Four companies were removed from the peer group established last year due primarily to changes in structure or size, including market capitalization. The Compensation Committee replaced these entities with Aveo Pharmaceuticals, Insmed, Curis, Peregrine Pharmaceuticals, Vical, and Ziopharm Oncology upon the recommendation of Pay Governance. The Compensation Committee intends to continue reviewing and revising the peer group periodically to ensure that it continues to reflect companies of similar size and business model.

Alexza Pharmaceuticals	Enzon Pharmaceuticals	Sangamo Biosciences
ArQule	Idenix Pharmaceuticals	Synta Pharmaceuticals
Aveo Pharmaceuticals	Insmed	Vical
Curis	Peregrine Pharmaceuticals	Ziopharm Oncology
Cytokinetics	Rigel Pharmaceuticals

Elements of Compensation

        Our executive compensation consists of a number of elements, each of which plays an important role in our pay-for-performance philosophy and in achieving our compensation program objectives. For each element of compensation, we target an overall executive compensation program that is competitive with market data.

Base Salary

        Base salaries are paid to our named executive officers to provide a level of compensation that is both competitive with the external market and is commensurate with each executive officer's scope of responsibilities, past performance, experience and skills. The salary increase from 2012 to 2013 for Mr. Baird, Mr. Campbell, and Dr. Lockhart was 3% based on market data. Mr. Crowley did not receive an increase in base salary for 2013. Mr. Campbell's salary was raised 7% in November 2013 upon his promotion to chief operating officer. For 2014, Mr. Baird's base salary was increased 5% in recognition of expanded responsibilities and his appointment as corporate secretary. Mr. Campbell and Mr. Crowley did not receive an increase in base salary for 2014.

Annual Cash Incentive Plan

        We maintain an annual cash incentive program to motivate and reward the attainment of annual strategic, operational, financial and individual goals. For all program participants, annual cash incentive opportunities are expressed as a percentage of base salary which we believe are consistent with market practice. For 2013, these percentages of base salary were determined by level in the organization in accordance with our bonus plan as follows:

Position	2013 Targeted Bonus % of Base Salary
Chief executive officer	60%
Other chief officers	40%
Senior vice presidents	35%
Vice presidents	30%

        For 2013, bonuses awarded under the plan to our named executive officers, other than Mr. Crowley, were determined based on both the corporate multiplier and an individual multiplier. The corporate multiplier may range from 50% to 150%. For bonuses related to 2013 performance, the corporate multiplier was set at 78% for the reasons discussed below. In order to determine bonus calculations under the plan, the target bonus for each eligible named executive officer, other than Mr. Crowley, was determined by first multiplying the officer's target bonus by the 78% corporate multiplier and then multiplying that amount by his or her individual multiplier. The table on page 33 illustrates further how 2013 awards under the plan were calculated for our named executive officers.

  The Corporate Multiplier

        On an annual basis, the Board works with management to set Company goals and objectives that reflect a high degree of difficulty and an ambitious timetable for the execution of the Company's strategies commensurate with our short and long-term business plan. The Company's internal goals and objectives reflect complex assumptions based on internal analyses and projections, and are intended to encourage the Company to pursue its business plan in an expedited, aggressive manner. Once the Company's goals and objectives have been developed, they are reviewed by the Compensation Committee and finally approved by the full Board.

        At the time the goals and objectives are set, the Compensation Committee believes that their full attainment will be extremely difficult and may not be reached, despite great effort, due in part to internal and external factors, many of which may be out of the Company's control. The objectives are set with the understanding that the Company is in its development stage and the recognition that some objectives, especially those tied to timing of events, may need to be altered as events throughout the course of the year shape the best path for the development of the Company's product candidates. However, while total achievement of all goals and objectives set at the beginning of the year may not be expected, the Compensation Committee considers the achievement of the corporate objectives in its sole discretion in setting the corporate multiplier and demands that management significantly advance the Company's general business objectives throughout the year in order to achieve a 100% corporate multiplier.

        For 2013, our corporate objectives were as follows:

  1.
  Advance migalastat HCl for Fabry disease as a monotherapy treatment, including:

  •
  complete, receive and disseminate 12-month Study 011 data,

  •
  conduct successful type C meeting and pre-NDA submission, and

  •
  submit NDA

  2.
  Advance migalastat HCl for Fabry disease as a next-generation ERT co-formulation program, including:

  •
  complete IND-enabling preclinical studies, and

  •
  completion of clinical trial manufacturing for Phase 1/2

  3.
  Advance AT2220 for Pompe disease as combination therapy with ERT, including:

  •
  complete toxicology and preclinical studies for multi-dose Phase 2 clinical study, and

  •
  enroll first patient in multi-dose Phase 2 clinical study

  4.
  Advance next-generation ERT for Pompe disease, including:

  •
  design and test multiple cell lines for next-generation ERT product, and

  •
  select cell line and move to next stage of development and advanced proof-of-concept testing

  5.
  Advance next-generation ERT pipeline for other LSDs, including:

  •
  identify MPS-1 and MPS-6 ERT stabilizers, and

  •
  make and successfully characterize MPS-1 next generation ERT, ready for advanced proof-of-concept testing

  6.
  Finish 2013 with a minimum of 18 months of cash necessary to operate our business

  7.
  Build and sustain an organization to support our long-term strategies, including:

  •
  achieve greater than 90% employee retention,

  •
  hire and develop top tier talent for new and open positions,

  •
  assess any gaps and determine approach for advancing biologics capabilities,

  •
  advance commitment to quality and compliance to support NDA and commercial readiness.

        In reaching its recommendation on the corporate multiplier for 2013, the Compensation Committee applied a weighting to the corporate objectives as follows:

Objective	Weighting	% Completed	Score
Advance migalastat HCl as monotherapy	25%	50%	12.5%
Advance migalastat HCl as next-generation ERT combination	15	80	12
Advance AT2220 for Pompe disease as combination therapy	20	87.5	17.5
Advance next-generation ERT for Pompe disease	10	100	10
Advance next-generation ERT pipeline for other LSDs	10	70	7
Finish 2013 with a minimum of 18 months of cash	15	100	15
Build and sustain an organization to support our long-term strategies	5	80	4
TOTAL SCORE	100%		78%

  2013 Corporate Objectives Measurement

        In establishing the 2013 corporate objectives at the end of 2012, the Company and the Compensation Committee believed that advancing migalastat HCl as a monotherapy treatment was the most important corporate objective for 2013 because migalastat HCl is our most advanced program and provides the greatest near-term opportunity to obtain potential marketing approval, which would transition Amicus from a development stage company to a commercial biotechnology company and deliver value to our shareholders. In 2013, the Company made significant progress in understanding the 6-month results from Study 011 and refined the statistical analysis plan for the 6- and 12-month results. We also had a constructive Type-C meeting with the FDA to review the 6-month results and discuss the revised statistical analysis plan. In the Type-C meeting, the FDA indicated that they did not think that Study 011, on its own, would be sufficient to support accelerated marketing approval. Based on the Type-C meeting, we plan to meet with the FDA in the future to review additional data from Study 011 as well as from the other studies in the migalastat HCl development program to discuss potential pathways to marketing approval. Taking all of these factors into consideration, the Compensation Committee subjectively determined that this objective was 50% completed and determined a score of 12.5% by multiplying the 25% weighting by the 50% completion percentage.

        The Compensation Committee determined that advancing migalastat HCl for Fabry disease in combination with ERT was an important goal as it is our most advanced next-generation ERT and provides the greatest near-term opportunity to establish proof-of-concept in patients for our Chaperone-Advanced Enzyme Replacement Therapy (CHART) platform. Establishing clinical proof-of-concept for the CHART platform would provide important validation for the technology and create value for shareholders. In addition, the use of migalastat HCl in combination with ERT for Fabry disease expands the commercial opportunity and our ability to potentially treat all Fabry patients. We estimate that approximately 30% to 50% of the Fabry patient population may benefit from treatment with migalastat HCl as a monotherapy, but all Fabry patients could potentially benefit from migalastat HCl in combination with ERT. During 2013, we made significant progress in our goal of completing IND-enabling studies and manufacturing scale up, but fell short of completing these milestones prior to year end. Therefore, the Compensation Committee determined a score of 12% by multiplying the 15% weighting by an 80% subjectively determined completion percentage.

        Given the significant level of unmet need in Pompe disease and our belief that we have multiple approaches for developing improved therapies for patients; we have identified Pompe disease as an area of long-term strategic importance to the Company. Therefore, the Compensation Committee established two goals for Pompe disease in 2013. The first Pompe goal was to advance AT2220 for Pompe disease in combination with ERT. Significant progress was made in 2013 toward this goal, including completion of intravenous manufacturing of AT2220, enabling preclinical studies, and design of a Phase 2 multiple-dose study of intravenous AT2220 co-administered with currently marketed ERTs (Myozyme/Lumizyme). For strategic reasons, including the acquisition of Callidus Biopharma, we elected not to start the Phase 2 study and instead focus our efforts on developing a next-generation ERT for Pompe disease. Based on the progress against the stated goal and the strategic decision not to proceed with the Phase 2 study, the Compensation Committee determined that 87.5% of the goal was completed and determined a score of 17.5% by multiplying the 20% weighting by the 87.5% completion percentage. The second Pompe goal was the advancement of a next-generation ERT for Pompe disease. We made good progress against this goal using internal efforts during the first three quarters of the year. However, the acquisition of Callidus Biopharma and their proprietary, next-generation ERT for Pompe disease, accelerated internal efforts by more than 12 months. Based upon the advanced preclinical status of the Callidus ERT for Pompe disease, the Compensation Committee subjectively determined that 100% of the goal was complete and determined a score of 10% by multiplying the 10% weighting by a 100% completion percentage.

        Advancing next-generation ERTs for other LSDs is an important component of our long-term strategy. In 2013, we made important progress in developing next-generation ERTs, including the awarding of $250,000 in grant funding by an anonymous foundation for development of an MPS-1 ERT. While initial progress was made in developing potential stabilizers for MPS-1, we did not identify stabilizers and ERTs ready for advanced proof-of-concept testing and thus did not fully accomplish this objective. Therefore, the Compensation Committee determined a score of 7% by multiplying the 10% weighting by the 70% subjectively determined completion percentage.

        Our cash position directly affects our ability to conduct our clinical and preclinical activities, hire and retain qualified and talented employees and pursue business development opportunities. Because we currently do not have commercial sales or receive royalties on sales of any marketed products, careful management of our cash is critical to our operations. Therefore, for 2013, we maintained our 2012 goal of ending the year with enough cash to fund our operations for a period of eighteen months. Due to our careful expense management and our successful PIPE financing in November and our successful debt financing in December, we were able to end the year with more than 18 months of cash. As a result, the Compensation Committee determined a score of 15% by multiplying the 15% weighting by a 100% completion percentage.

        As discussed above, we believe that our employees are central to executing on our corporate strategy. During 2013, we made significant progress in developing our leaders throughout the organization. Through the acquisition of Callidus Biopharma, we enhanced our internal biologics capabilities. However, our turnover rate was higher than targeted. As a result, the Compensation Committee determined a score of 4% by multiplying the 5% weighting by an 80% subjectively determined completion percentage.

  The Individual Multiplier

  Design

        Beginning last year, the Company and the Compensation Committee included an individual multiplier as a component of the bonuses awarded to our executive officers for 2013 service. While we believe that the corporate multiplier should remain the dominant factor in the bonus calculation, the Compensation Committee believes it is important to recognize and incentivize individual performance as we advance towards our goal of becoming a fully integrated pharmaceutical company. We therefore determined that the individual multiplier for Messrs. Baird and Campbell would comprise 20% of their target bonus calculation and that the individual multiplier for Ms. Winterbottom would comprise 25% of her target bonus calculation. As noted above, the Compensation Committee continues to believe that Mr. Crowley's bonus should be determined solely by reference to the corporate multiplier. We do not anticipate any changes to this bonus structure for Mr. Crowley or any of our other named executive officers for 2014.

        The individual multiplier for each executive is determined after considering several factors including achievement of individual objectives, departmental or organizational performance, and other significant accomplishments. Individual objectives are necessarily tied to the particular area of expertise of the executive and are designed to support the Company's achievement of its corporate goals. Individual objectives are based on a variety of factors, including the following categories: company growth, leadership, clinical and regulatory progress, development and integration of departments and scientific advancement.

        These objectives are set with the belief that full achievement will be difficult and challenging, but attainable, so long as the officer is fully committed to their accomplishment through significant effort and dedication to the Company's strategies, and an ability to quickly adapt to a constantly evolving business environment. Achievement of these objectives is measured relative to external forces, internal resources utilized and overall individual effort. Although the individual objectives serve as a meaningful means of supporting the Company's goals and evaluating individual performance, their achievement is not necessarily tied to the determination of each named executive officer's individual multiplier.

        Individual performance objectives of our named executive officers are determined by the executive officer to whom each named executive officer reports, which for 2013 was Mr. Crowley. These objectives are neither reviewed nor approved by the Compensation Committee. Rather, these objectives serve as a measuring tool for our chief executive officer in formulating his recommendation to the Compensation Committee as to the appropriate individual multiplier for each named executive officer. During the annual review process, the Company's chief executive officer discusses with the Compensation Committee his overall evaluation for each executive which includes each executive's performance and accomplishments as they relate to the Company's corporate goals, departmental performance, and other significant accomplishments. While the Compensation Committee relies in part on the chief executive officer's evaluation of the other named executive officers, it also considers the degree of difficulty in attaining the Company's goals and the executive's accomplishments. In considering the degree of difficulty, the

Compensation Committee considers factors such as the influence of external events, including unanticipated clinical events and regulatory timelines, and the effort expanded by executives. The Compensation Committee reviews and discusses their evaluation of the Company's chief executive officer's performance and accomplishments in executive session along with the Lead Independent Director of the Board and without the presence of the chief executive officer.

  2013 Determinations

        In determining the individual multiplier for our named executive officers, the Compensation Committee noted each executive officer's individual and departmental performance throughout the year, and how those performances supported the Company's achievement of its corporate goals. In doing so, the Committee noted the Company's shortfall in achieving all of its 2013 goals. Given that the corporate multiplier drives 75-80% of the bonus calculation for named executive officers, all named executive officers received less than 100% of their targeted bonus payment. Each of the names executive officers below received a 100% individual modifier in recognition of their strong leadership in accomplishing many key objectives and their role in the development and implement of our refocused business strategy. The specific individual factors that the Compensation Committee noted in determining each named executive officer's individual multiplier were as follows:

  Bradley L. Campbell, Chief Operating Officer (100% Individual Multiplier)

  •
  Effective leadership of Amicus program steering teams and chairmanship of Joint Steering Committee with GSK;

  •
  Key architect with CEO and CFO to develop and execute plan to refocus corporate strategy on developing next-generation biologics; and

  •
  Successful identification, evaluation, and negotiation of corporate development opportunities throughout 2013, culminating in orchestration of simultaneous close of Callidus acquisition, restructured GSK collaboration, and equity investment.

  William D. Baird, III, Chief financial officer (100% Individual Multiplier)

  •
  Effective stewardship of Amicus program steering teams, Audit Committee, and chairmanship of Corporate Compliance Committee;

  •
  Orchestrated and secured complex equity and debt financings that were critical in the strategic pivot of the company; and

  •
  Provided strategic and financial support for major business development discussions and ensured the achievement of annual corporate financial objectives.

  Joan Winterbottom, senior vice president of human resources (100% Individual Multiplier)

  •
  Effective management of the Company's human resources function.

        As discussed above, in November 2013, we announced that the Company and Dr. Lockhart mutually agreed that Dr. Lockhart would leave the Company effective as of December 31, 2013 to pursue other opportunities. In accordance with the Lockhart Separation Agreement, Dr. Lockhart received a bonus for 2013 service equal to his 2012 bonus.

  Calculation of Annual Cash Incentive Bonuses

        The calculation of the named executive officers' individual cash incentive payments for service in 2013 is summarized in the table below.

Name and Principal Position	Corporate Multiplier (%)	Individual Multiplier (%)	Target Bonus (%)	Base Salary ($)	Payout ($)
John F. Crowley	78	N/A	60	$561,350	$262,712
Chairman and chief executive officer
William D. Baird, III	78	100%	40	334,750	110,334
Chief financial officer
Bradley L. Campbell	78	100	40	375,064	123,621
Chief operating officer
Joan Winterbottom	78	100	35	287,850	84,124
Senior vice president, Human Resources

Long-term Incentive Program

        We believe that long-term performance will be achieved through an ownership culture that rewards our executives for maximizing stockholder value over time and that aligns the interests of our employees and management with those of stockholders. Our 2007 Amended and Restated Equity Incentive Plan, or the 2007 Plan, authorizes us to grant stock options, restricted stock and other equity-based awards. We have historically elected to use stock options as the primary long-term equity incentive vehicle. We typically grant an initial stock option award to new employees and annual long-term incentive awards as part of our overall compensation program as well as option grants to reflect promotions, as necessary. For the named executive officers, our stock option awards generally vest over a four-year period with 25% vesting one year after the vesting commencement date and the remainder vesting ratably each month thereafter in equal installments over a three-year period subject to continued employment or association with us. The stock options expire ten years after the date of grant.

        We have used stock options as a long-term incentive vehicle because we believe that:

  •
  Stock options and the vesting period of stock options attract and retain executives.

  •
  Stock options are inherently performance based. Because all the value received by the recipient of a stock option is based on the growth of the stock price, stock options enhance the executives' incentive to increase our stock price and maximize stockholder value.

  •
  Stock options help to provide a balance to the overall executive compensation program as base salary and our annual performance bonus program focus on short-term compensation, while stock options reward executives for increases in stockholder value over the longer term.

        The Compensation Committee determined that Mr. Crowley's January 2014 option grant would be granted with a strike price that was 130% of the closing price on the date of grant. We believe that premium-priced options further enhance the performance-based nature of stock options. As the Company evolves as an organization, we will continue to explore and evaluate the use of alternative long-term incentive vehicles in combination with stock options.

Initial Stock Option Awards

        Executives who join us are awarded initial stock option grants. These grants have an exercise price equal to the closing price of our Common Stock on the date of grant. Our goal is to create a total compensation package for new employees that is competitive with other biotechnology companies and that will enable us to attract high quality people. As our new chief medical officer, Dr. Barth received an initial stock option grant of 175,000 shares and an award of 50,000 Restricted Stock Units (RSUs) upon joining the Company in March 2014 based on market data.

Semi-Annual Stock Option Awards

        The Compensation Committee believes that providing additional stock option grants beyond the initial grant provides management with a strong link to long-term corporate performance and the creation of stockholder value, as well as providing continued retention via long-term vesting. Our historical practice had been to make annual stock option awards to our named executive officers in the form of incentive stock options within the meaning of Section 422 of the Internal Revenue Code, as amended. Beginning in 2011, we began making semi-annual rather than annual stock option grants to our named executive officers in connection with company-wide grants. The Compensation Committee believes that a semi-annual grant cycle spreads the incentives of the stock option grants across a broader time horizon and takes into account the historical volatility of our stock price.

        The Compensation Committee determines the number of shares subject to options that are granted to our named executive officers in its sole discretion. In applying that discretion, the Compensation Committee takes into account a number of factors including the current price of our Common Stock, peer group data and recent Company developments. All of the stock option awards are subject to our standard four-year vesting schedule. The 2013 stock option grants are described in the section entitled "Grants of Plan-Based Awards" on page 38.

        We have typically awarded the largest number of stock options in each grant to our chief executive officer in recognition of his role as our principal executive officer, Chairman of the Board and primary decision maker for the Company. For these reasons, the Compensation Committee awarded Mr. Crowley options to purchase 165,000 shares of Common Stock in each of our company-wide grants in January 2013 and June 2013, and options to purchase 165,000 shares in January 2014 at a 30% premium to the closing share price on the date of grant. In January 2013, the Compensation Committee, upon the recommendation of our chief executive officer, awarded Dr. Lockhart, Mr. Campbell, Mr. Baird, and Ms. Winterbottom options to purchase 100,000, 85,000, 76,500 and 33,500 shares of Common Stock, respectively. In June 2013, each of these officers received options to purchase 100,000, 85,000, 76,500 and 40,000 shares of Common Stock, respectively. In January 2014, the Compensation Committee awarded options to purchase 90,000 shares of our Common Stock to both Mr. Campbell and Mr. Baird. Ms. Winterbottom and Dr. Lockhart each did not receive a stock option grant in 2014.

        Factors that the Compensation Committee and our chief executive officer considered in making these stock option grants included (i) relative contribution toward achievement of current year corporate objectives, (ii) breadth of internal and external responsibilities, (iii) management responsibilities including managing direct reports, (iv) external benchmarking, and (v) tenure with Amicus. The specific individual factors that the Compensation Committee relied on for granting each award are substantially similar to those factors that contributed to a determination of the individual multiplier for each named executive officer discussed above under "2012 Determinations".

Restricted Stock and Restricted Stock Units

        Our 2007 Plan authorizes us to grant restricted stock and restricted stock units. In 2013, there were no outstanding grants of restricted stock or restricted stock units. We may choose to make such grants in 2014 in order to implement the long-term incentive goals of the Compensation Committee.

Other Compensation

        Consistent with our compensation philosophy, we intend to continue to maintain our current benefits for our named executive officers, including medical, dental, vision and life insurance coverage. All employees receive Company paid term life insurance equal to two times annual base salary, up to a maximum benefit of $1,000,000.

        In addition, we provide a Company match for our 401(k) Plan, subject to Federal guidelines and plan maximums. We match $1 for each $1 a participant defers into the plan up to 5% of each participant's salary and bonus paid during the year. The match vests 100% on the participant's one-year anniversary of employment at Amicus.

Additional Chief Executive Officer Benefits

        Our Company is engaged in a highly competitive industry developing medicines for unique and complicated genetic disorders. As chief executive officer, Mr. Crowley has significant responsibility for leading our Company and managing its progress toward achieving our corporate goals. Mr. Crowley's compensation reflects this responsibility and takes into account his unique circumstances.

        As part of his overall compensation, Mr. Crowley receives significant payments and benefits from the Company related to the healthcare and other associated costs incurred by his family. These amounts reflect substantial costs incurred for the treatment of a rare medical condition afflicting two members of Mr. Crowley's immediate family. During 2013, we continued to make monthly compensation payments of $150,000 to Mr. Crowley to help defray the substantial out-of-pocket medical expenses incurred by Mr. Crowley and his family and associated tax liabilities up to $1.8 million per year, which we refer to as the Monthly Medical Payments. We agreed to make the Monthly Medical Payments to Mr. Crowley when we amended his employment agreement in December 2010 in order compensate him for the loss of certain medical benefits previously afforded to Mr. Crowley resulting from the passing of federal legislation in 2010, as well as to limit the Company's exposure to Mr. Crowley's expected growth in future medical expenses. As discussed above, the Compensation Committee and Mr. Crowley agreed to reduce the amount of these payments in 2014 to $800,000 per year. While all of the medical expenses previously covered by these payments to Mr. Crowley will now be borne by the Amicus healthcare plan, the overall net savings to the Company will be approximately $500,000 in 2014.

Termination Based Compensation

        Upon termination of employment under certain circumstances, our named executive officers are entitled to receive varying types of compensation. Elements of this compensation may include payments based upon a number of months of base salary, bonus amounts, acceleration of vesting of equity, health care coverage and other similar benefits. We believe that our termination-based compensation and acceleration of vesting of equity arrangements are in line with severance packages offered to named executive officers of other similar companies based upon market information, and are otherwise appropriate given the executive's role and service to the Company. We also have granted severance and acceleration of vesting of equity benefits to our named executive officers in the event of a change of control if the executive is terminated within a certain period of time following the change of control. We believe that change of control-related benefits are necessary in order for our named executive officers to direct their full attention to the successful consummation of a transaction without distraction, and that this "double trigger" requirement maximizes stockholder value because it prevents an unintended windfall to management in the event of a friendly or non-hostile change of control. In addition, this structure is more appropriate than a single trigger acceleration mechanism contingent only upon a change of control because unvested equity awards would continue to encourage our executives to remain with the Company following a change of control.

        In April 2013, we amended Mr. Crowley's employment agreement to eliminate a gross-up for taxes arising under Section 409A of the Internal Revenue Code (relating to the payment of deferred compensation). We also eliminated these tax gross-ups for Dr. Lockhart, Mr. Baird and Mr. Campbell. In addition, in order to remain competitive with our peer companies, we further amended the change of control agreements with Dr. Lockhart, Mr. Baird and Mr. Campbell to provide for 18 months base salary up from 12 months base salary in the event their change of control payments are triggered. In April 2014, we amended Mr. Baird and Mr. Campbell's contracts to provide for 12 months of base salary continuation in the event they are terminated involuntarily in the absence of a change of control. The specifics of each named executive officer's arrangements are described in further detail below under "Severance Benefits and Change of Control Arrangements" on page 40.

Executive Compensation

Summary Compensation Table

        The following table provides information regarding the compensation that we paid to each person serving as our principal executive officer, our principal financial officer and each of our other three most highly compensated executive officers during the years indicated below (collectively, the "named executive officers").

Name and Principal Position	Fiscal Year	Salary ($)	Bonus(1) ($)	Option Awards(2) ($)	All Other Compensation ($)		Total ($)
John F. Crowley	2013	$561,350	$262,712	$705,165	$1,815,570	(3)	$3,344,797
Chairman and chief	2012	561,350	286,288	1,074,313	1,814,780		3,736,731
executive officer	2011	461,356	174,400	497,088	1,822,251		2,955,095
William D. Baird III	2013	334,750	110,334	326,940	15,005	(4)	787,029
Chief financial officer	2012	225,000	152,450	698,826	9,380		1,085,656
David J. Lockhart, Ph.D(5)	2013	401,807	135,756	427,373	26,119	(6)	991,055
Chief scientific	2012	390,104	135,756	588,967	13,280		1,128,107
officer	2011	378,741	121,197	564,344	13,001		1,077,283
Bradley L. Campbell	2013	351,399	123,621	363,267	15,365	(7)	853,652
Chief operating	2012	340,000	117,640	544,845	14,765		1,017,250
officer	2011	300,000	72,000	376,329	22,156		770,485
Joan Winterbottom(8)	2013	287,850	84,124	154,757	14,942	(9)	541,673
Senior vice president,
Human Resources

(1)
The 2013 amount represents bonuses earned in 2013 and paid in 2014.

(2)
The grant date fair value of option awards granted to our named executive officers was computed in accordance with FASB ASC Topic 718, Compensation—Stock Compensation. Assumptions made in this valuation are discussed in our annual report for the year ended December 31, 2013, filed with the Securities and Exchange Commission on Form 10-K on March 3, 2014, at Item 7—Management's Discussion and Analysis of Financial Condition and Results of Operations—Stock-Based Compensation.

(3)
Includes $12,750 of 401(k) employer match, $1,800,000 of payments made in connection with reimbursements for medical expenses under Mr. Crowley's current employment agreement, $1,500 for health care savings account and $1,320 in life insurance premiums.

(4)
Includes $12,750 of 401(k) employer match, $1,500 for health care savings account and $755 in life insurance premiums.

(5)
Dr. Lockhart's employment with us terminated on December 31, 2013.

(6)
Includes $10,549 of vacation earned and paid as part of severance package, $12,750 of 401(k) employer match, $1,500 for health care savings account and $1,320 in life insurance premiums.

(7)
Includes $12,750 of 401(k) employer match, $1,500 for health care savings account and $1,115 in life insurance premiums.

(8)
Ms. Winterbottom's employment with us terminated on February 28, 2014.

(9)
Includes $12,750 of 401(k) employer match, $1,500 for health care savings account and $692 in life insurance premiums.

Grants of Plan-Based Awards

        The following table presents information concerning grants of plan-based awards to each of the named executive officers during 2013.

Name and Principal Position	Grant Date	All Other Option Awards: Number of Securities Underlying Options(1) (#)	Exercise Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(2) ($)
John F. Crowley	1/28/2013	165,000	$3.53	$411,035
Chairman and chief executive officer	6/18/2013	165,000	2.52	294,130
William D. Baird, III	1/28/2013	76,500	3.53	190,571
Chief financial officer	6/18/2013	76,500	2.52	136,369
David J. Lockhart, Ph.D.	1/28/2013	100,000	3.53	249,112
Chief scientific officer	6/18/2013	100,000	2.52	178,261
Bradley L. Campbell	1/28/2013	85,000	3.53	211,745
Chief operating officer	6/18/2013	85,000	2.52	151,522
Joan Winterbottom	1/28/2013	33,500	3.53	83,453
Senior vice president, Human Resources	6/18/2013	40,000	2.52	71,304

(1)
The option has a term of ten years and vests in accordance with the following schedule: 25% of the total number of shares vest on the first anniversary of the Grant Date and 1/48th of the total number of shares vest on the first day of the following 36 months.

(2)
The grant date fair value of option awards granted to our named executive officers in 2013 was computed in accordance with FASB ASC Topic 718, Compensation—Stock Compensation. Assumptions made in this valuation are discussed in our annual report for the year ended December 31, 2013, filed with the Securities and Exchange Commission on Form 10-K on March 3, 2014, at Item 7—Management's Discussion and Analysis of Financial Condition and Results of Operations—Stock-Based Compensation. The grant date fair value of stock awards was determined based on the market value of the Company's shares on the grant date.

Outstanding Equity Awards at Year-End

        The following table presents the outstanding equity awards held by each of the named executive officers as of December 31, 2013.

	Option Awards
Name and Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)		Option Exercise Price ($)	Option Expiration Date
John F. Crowley	16,491	—		$0.638	8/17/2014
Chairman and chief executive officer	89,000	—		5.325	10/20/2015
	280,000	—		5.325	2/28/2016
	200,000	—		13.425	4/25/2017
	125,000	—		10.21	2/5/2018
	103,500	—		10.36	2/3/2019
	150,000	—		4.16	11/16/2019
	48,100	6,900	(2)	2.81	6/15/2020
	87,476	32,524	(3)	5.96	1/19/2021
	68,750	81,250	(5)	6.45	2/15/2022
	56,250	93,750	(7)	4.38	6/4/2022
	—	165,000	(8)	3.53	1/28/2023
	—	165,000	(9)	2.52	6/18/2023
William D. Baird, III	72,910	102,090	(6)	4.66	4/16/2022
Chief financial officer	18,746	31,254	(7)	4.38	6/4/2022
	—	76,500	(8)	3.53	1/28/2023
	—	76,500	(9)	2.52	6/18/2023
David J. Lockhart, Ph.D.(10)	133,334	—		5.325	6/30/2015
Chief scientific officer	100,000	—		13.425	6/30/2015
	45,000	—		10.21	6/30/2015
	20,000	—		10.53	6/30/2015
	54,000	—		10.36	6/30/2015
	80,000	—		4.16	6/30/2015
	30,000	—		2.81	6/30/2015
	42,689	—		5.96	6/30/2015
	63,730	—		6.06	6/30/2015
	46,656	—		6.45	6/30/2015
	39,992	—		4.38	6/30/2015
	35,415	—		3.53	6/30/2015
	25,000	—		2.52	6/30/2015
Bradley L. Campbell	13,334	—		8.175	5/11/2016
Chief operating officer	26,667	—		13.425	4/25/2017
	32,500	—		10.21	2/5/2018
	36,000	—		10.36	2/3/2019
	45,000	—		4.16	11/16/2019
	17,480	2,520	(2)	2.81	6/15/2020
	21,875	8,125	(3)	5.96	1/19/2021
	37,500	22,500	(4)	6.06	6/16/2021
	32,080	37,920	(5)	6.45	2/15/2022
	29,996	50,004	(7)	4.38	6/4/2022
	—	85,000	(8)	3.53	1/28/2023
	—	85,000	(9)	2.52	6/18/2023
Joan Winterbottom(10)	62,498	—		5.05	12/31/2014
Senior vice president, Human Resources	13,254	—		3.53	12/31/2014
	11,666	—		2.52	12/31/2014

(1)
25% of the total number of shares subject to the option vest on the first anniversary of the date of grant and the remainder vest 1/36th per month thereafter.

(2)
The date of grant was June 15, 2010.

(3)
The date of grant was January 19, 2011.

(4)
The date of grant was June 16, 2011.

(5)
The date of grant was February 15, 2012.

(6)
The date of grant was April 16, 2012.

(7)
The date of the grant was June 4, 2012.

(8)
The date of the grant was January 28, 2013.

(9)
The date of the grant was June 18, 2013.

(10)
The outstanding equity awards for Dr. Lockhart and Ms. Winterbottom include the accelerated options vested as per their respective previously discussed separation agreements.

Option Exercises and Stock Vested at Year End

        None of our named executive officers exercised options or vested in any stock awards during the year ended December 31, 2013.

Nonqualified Deferred Compensation

        None of our named executive officers participates in or has account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by us. The Compensation Committee, which is comprised solely of independent directors, may elect to provide our officers and other employees with non-qualified defined contribution or deferred compensation benefits if the Compensation Committee determines that doing so is in the Company's best interests.

Severance Benefits and Change of Control Arrangements

        We have agreed to provide severance benefits and change of control arrangements to our current executives as described below.

        John F. Crowley.    We employ Mr. Crowley as our chief executive officer pursuant to an employment agreement, which was amended in April 2014. The agreement will continue for successive one-year terms until either Mr. Crowley or we provide written notice of termination to the other in accordance with the terms of the agreement. Upon the termination of his employment by us other than for cause, or if we decide not to extend Mr. Crowley's agreement at the end of any term, or if Mr. Crowley resigns for good reason, Mr. Crowley has the right to receive (i) a severance payment in an amount equal to his then current base salary payable over 18 months in accordance with our regular payroll practices, (ii) an additional payment equal to 150% of the target bonus for the year in which the termination occurs, (iii) continued Monthly Medical Payments for a period of 18 months, and (iv) continuation of health care coverage under COBRA with premiums to be paid by the Company for up to 29 months. Further, the vesting of all options then held by Mr. Crowley shall accelerate by one year. Mr. Crowley is not entitled to severance payments if we terminate him for cause or if he resigns without good reason.

        Further, if upon the termination of Mr. Crowley's employment by us other than for cause, or if we decide not to extend his employment agreement at the end of any term, or if Mr. Crowley resigns for good reason, in each case within twelve months following, a change of control in the Company, then Mr. Crowley has the right to receive (i) a severance payment in an amount equal to two times his then current base salary payable over 24 months in accordance with our regular payroll practices, (ii) an additional payment equal to 200% of the target bonus for the year in which the termination occurs, (iii) continued Monthly Medical Payments for a period of 24 months, and (iv) continuation of health care coverage under COBRA with premiums to be paid by the Company for up to 29 months. Further, the vesting of all remaining unvested options then held by Mr. Crowley would accelerate in full.

        Finally, if Mr. Crowley's employment ceases due to his death or disability, he (or his estate, as applicable) will be entitled to (i) continuation of the Monthly Medical Payments for 12 months, and (ii) continuation of health care coverage under COBRA with premiums to be subsidized by the Company for up to 12 months. We believe that the severance package for our chief executive officer is appropriate considering his role, responsibilities and his excellent historical service to the Company.

  Other Named Executive Officers.

        Campbell and Baird    We employ Mr. Campbell as our chief operating officer and Mr. Baird as our chief financial officer, pursuant to their respective employment agreements. If any of these executive officers is terminated without cause, then the executive officer has the right to receive:

  •
  continuation of his base salary for 12 months;

  •
  an amount equal to the target bonus for such executive officer pro-rated for the number of months actually worked in the year of termination;

  •
  vesting on option awards then held by them will automatically accelerate by six months; and

  •
  continuation of health care coverage under COBRA with premiums to be paid by the Company for a period of 12 months.

        In addition, if any of these executive officers is terminated other than for cause within twelve months following certain corporate changes or, if following those changes, the executive officer resigns for good reason, then the executive officer has the right to receive:

  •
  continuation of his base salary for 18 months;

  •
  an amount equal to such executive officer is the target bonus;

  •
  any outstanding unvested stock options held by the executive officer will fully vest; and

  •
  continuation of health care coverage under COBRA with premiums to be paid by the Company for a period of eighteen months.

        Finally, if the Executive's employment ceases due to his death or disability, he (or his estate, as applicable) will be entitled to continuation of health care coverage under COBRA with premiums to be subsidized by the Company for up to 12 months.

        As a condition to the payment of the foregoing severance benefits, a departing executive officer is required to execute a general release of claims against the Company and its affiliates. Each named executive officer is bound by non-disclosure, inventions transfer, non-solicitation and non-competition covenants that prohibit the executive officer from competing with us during the term of his or her employment and for twelve months after termination of employment.

        Winterbottom    As discussed previously, we announced that the Company and Ms. Winterbottom had mutually agreed that Ms. Winterbottom would leave Amicus to pursue other opportunities effective February 28, 2014. Upon her departure, Ms. Winterbottom will receive 10 months of base salary rather than the six months base salary she would have been entitled to pursuant to the terms of her severance agreement.

        Lockhart    As discussed previously, we announced that the Company and Dr. Lockhart had mutually agreed that Dr. Lockhart would leave Amicus to pursue other opportunities effective December 31, 2013. Upon his departure, Dr. Lockhart will receive 12 months of base salary rather than the six months base salary he would have been entitled to pursuant to the terms of his severance agreement.

Potential Payments Upon Termination Without Cause or Resignation for Good Reason

        For each named executive officer other than Dr. Lockhart and Ms. Winterbottom, the following table sets forth quantitative estimates of the benefits that would have accrued to each of our named executive officers if his employment had been terminated without cause or, in the case of Mr. Crowley, he resigned for good reason, on December 31, 2013 however, based on their respective employment agreements as amended in April 2014. Amounts below reflect potential payments pursuant to the severance agreements for such named executive officers.

        The amounts described below for Dr. Lockhart and Ms. Winterbottom reflect the payments and benefits each will receive in 2014 in connection with the termination of their respective employments with Amicus.

Name and Principal Position	Salary Continuation ($)	Bonus ($)	Benefit Continuation ($)(2)		Value of Stock Option Vesting ($)(3)	Total ($)
John F. Crowley	$842,025	$505,215	$1,263,676	(1)	—	$2,610,916
Chairman and chief executive officer
William D. Baird, III	334,750	110,334	27,916		—	473,000
Chief financial officer
David J. Lockhart, Ph.D.	401,807	135,756	21,679		—	559,242
Chief scientific officer
Bradley L. Campbell	375,000	123,621	27,846		—	526,467
Chief operating officer
Joan Winterbottom	250,850	84,124	21,765		—	356,739
Senior vice president, Human Resources

(1)
Benefits to be continued consist of estimated healthcare costs and health insurance premiums for Mr. Crowley's family.

(2)
Benefits to be continued consist of COBRA premiums paid by the Company.

(3)
No value has been attributed to stock option acceleration as the closing price for the Company's stock was below the strike prices of the Executives' respective unvested options.

Potential Payments Upon Termination Due to Change of Control

        The following table sets forth quantitative estimates of the benefits that would have accrued to each of our named executive officers, other than Dr. Lockhart and Ms. Winterbottom, if his employment had been terminated due to a termination without cause or a resignation with good reason on December 31, 2013, assuming that such termination occurs within twelve months following a change of control or, in the case of Mr. Crowley, within three months prior to or twelve months following the date on which the change of control occurs.

Name and Principal Position	Salary Continuation ($)	Bonus ($)	Benefit Continuation ($)	Value of Stock Option Vesting ($)(3)	Total ($)
John F. Crowley	$1,122,700	$673,620	$1,663,678	$—	$3,459,998
Chairman and chief executive officer
William D. Baird, III	502,124	110,334	41,874	—	654,332
Chief financial officer
Bradley L. Campbell	562,500	123,621	41,769	—	727,890
Chief operating officer

(1)
Benefits to be continued consist of healthcare costs and health insurance premiums for Mr. Crowley's family.

(2)
Benefits to be continued consist of COBRA and HSA premiums paid by the Company.

(3)
No value has been attributed to stock option acceleration as the closing price for the Company's stock was below the strike prices of the Executives' respective unvested options.

Potential Payments Upon Termination Due to Death or Disability

        The following table sets forth quantitative estimates of the benefits that would have accrued to each of our named executive officers, other than Dr. Lockhart and Ms. Winterbottom, if his employment had been terminated due to death or disability on December 31, 2013.

Name and Principal Position	Benefit Continuation ($)	Total ($)
John F. Crowley	$826,350	$826,350
Chairman and chief executive officer
William D. Baird, III	27,916	27,916
Chief financial officer
Bradley L. Campbell	27,846	27,846
Chief operating officer

Director Compensation

        Pursuant to our Director Compensation Policy, each member of our Board who is not our employee received the following cash compensation for Board services during 2013, as applicable:

  •
  $30,000 per year for service as lead independent director;

  •
  $30,000 per year for service as a Board member;

  •
  $30,000 per year for service as chairperson of the Audit Committee (inclusive of committee membership fees described below);

  •
  $30,000 for service as a financial expert;

  •
  $20,000 per year for service as chairperson of the Compensation Committee (inclusive of committee membership fees described below);

  •
  $12,500 per year for service as chairperson of the Nominating/Corporate Governance Committee or the Science and Technology Committee (inclusive of committee membership fees described below); and

  •
  $10,000 per year for service as a member of the Audit Committee and $5,000 per year for service as a member of the Compensation Committee, the Nominating and Corporate Governance Committee or the Science and Technology Committee.

        Pursuant to the 2007 Director Option Plan, each director automatically receives an annual grant of options to purchase 15,000 shares, subject to adjustment, on the date of our Annual Meeting of Stockholders and the grants will vest in full at the next Annual Meeting of Stockholders. At the end of 2011, as part of its review of our director compensation and with the assistance of Pay Governance, the Nominating and Corporate Governance Committee determined that the annual option grant should be increased from 10,000 shares to 15,000 shares to remain current with market compensation practices. The exercise price of each option granted to a non-employee director will be equal to 100% of the fair market value on the date of grant of the shares covered by the option. Options will have a maximum term of 10 years measured from the grant date, subject to termination in the event of the optionee's cessation of Board service. All of our directors are also eligible to participate in our 2007 Equity Incentive Plan.

        Beginning in February 2009 with the election of Sol J. Barer to the Board, we have granted each of our new, independent Board members options to purchase 30,000 shares of our Common Stock in connection with their election to the Board. These Board members include Drs. Barer and Love, Ms. McGlynn and Mr. Essner. The exercise price of these stock options is equal to 100% of the fair market value on the date of grant of the shares covered by the stock option. Unlike the annual grant to our directors, but consistent with our grants to our named executive officers, these initial grant awards vest over a four year period with 25% vesting one year after the vesting commencement date and the remainder vesting ratably each month thereafter in equal installments over a three year period subject to continued service as a director. We expect to make additional initial grants of stock options to any new Board members in the future.

Summary Director Compensation Table

        The following table provides information regarding the compensation that we paid to each of our directors during the year ended December 31, 2013.

Name	Total ($)	Fees Earned ($)		Option Awards(8) ($)
Glenn P. Sblendorio(4)	$125,252	$90,000	(1)	$35,252
Robert Essner(4)	75,252	40,000	(1)	35,252
Michael G. Raab(3)(4)	80,252	45,000	(1)	35,252
James N. Topper, M.D., Ph.D(3)(6)	82,752	47,500	(2)	35,252
Ted W. Love, M.D.(5)(6)	75,252	40,000	(1)	35,252
Sol J. Barer, Ph.D.(3)	70,252	35,000	(1)	35,252
Donald J. Hayden, Jr.(5)(7)	107,752	72,500	(1)	35,252
M. James Barrett, Ph.D.(5)(6)	75,252	40,000	(2)	35,252
Margaret G. McGlynn, R.Ph.(3)(5)	90,252	55,000	(1)	35,252

(1)
Represents fees paid to Director pursuant to Director Compensation Policy.

(2)
Represents fees paid to fund managed by Director.

(3)
Member of Compensation Committee.

(4)
Member of Audit Committee.

(5)
Member of Nominating/Corporate Governance Committee.

(6)
Member of Science & Technology Committee.

(7)
Lead Independent Director.

(8)
Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, Compensation-Stock Compensation. Assumptions made in this valuation are discussed in our annual report for the year ended December 31, 2013, filed with the Securities and Exchange Commission on Form 10-K on March 3, 2014, at Item 7—Management's Discussion and Analysis of Financial Condition and Results of Operations—Stock-Based Compensation. Subject generally to continued service, the options vest one year from date of grant.

(9)
As of December 31, 2013, our non-employee directors had the following number of stock options outstanding:

Name	Aggregate Options Outstanding	Vested/Unvested
Each of Messrs. Raab, Sblendorio and Dr. Topper	70,000 each	55,000/15,000 each
Sol J. Barer, Ph.D.	90,000	75,000/15,000
Donald J. Hayden, Jr.	140,000	98,744/41,256
M. James Barrett, Ph.D.	50,000	35,000/15,000
Margaret G. McGlynn, R.Ph.	80,000	63,125/16,875
Dr. Love	45,000	11,250/33,750
Mr. Essner	45,000	10,625/34,375

COMPENSATION COMMITTEE REPORT

        The Compensation Committee is comprised entirely of independent directors. The Compensation Committee of our Board has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, which appears in this Proxy Statement, with our management. Based on this review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and our 2013 Annual Report on Form 10-K.

Members of the Amicus Therapeutics, Inc.

Compensation Committee:

Margaret G. McGlynn, R.Ph., Chair
Sol J. Barer, Ph.D.
Michael G. Raab
James N. Topper, M.D., Ph.D.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of a registered class of our equity securities to file reports of holdings and transactions in our Common Stock with the SEC. Based on our records and other information, we believe that in 2013, all such individuals and entities filed all required reports on a timely basis.

POLICIES AND PROCEDURES FOR RELATED PARTY TRANSACTIONS

        Our Board maintains a formal policy for the review of any transaction, arrangement or relationship in which Amicus is a participant and one of our executive officers, directors, director nominees, 5% stockholders (or their immediate family members), each of whom we refer to as a "related party," has a direct or indirect interest. If a related party proposes to enter into such a transaction, arrangement or relationship, which we refer to as a "related party transaction," the related party must report the proposed transaction to our controller. The proposed related party transaction must be reviewed and, if deemed appropriate, approved by the Board's Audit Committee prior to entry into such transaction, or ratified as soon as reasonably practicable after discovery that approval is required.

        The Audit Committee may approve or ratify the transaction only if the Audit Committee determines that, under all of the circumstances, the transaction is not inconsistent with the Company's best interests and does not violate its Code of Business Conduct and Ethics. Any related party transactions that are ongoing in nature will be reviewed annually. The Audit Committee will review and consider such information regarding the related party transaction as it deems appropriate under the circumstances.

  November 2013 PIPE Financing

        In November 2013, we sold 7.5 million shares of our Common Stock at a price of $2.00 per share in a Private Investment in Public Equity (PIPE) financing. The net proceeds of the offering were approximately $15 million after deducting offering expenses. Funds affiliated with Redmile Group LLC (Redmile) and GSK participated in the offering and purchased 6.0 million shares and 1.5 million shares of our Common Stock, respectively. Redmile owns approximately 13% of our Common Stock and GSK owns approximately 18% of our Common Stock.

  GSK Collaboration Amendment

        In November 2013, we revised our collaboration agreement with GSK to acquire full global rights to develop and commercialize migalastat HCl for Fabry disease. Under the terms of the revised agreement, we have sole global rights to both the next-generation Fabry ERT (migalastat HCl co-formulated with ERT) as well as migalastat HCl monotherapy. GSK will be eligible for future regulatory and commercial milestone payments, as well as royalty payments. As part of the revised agreement, GSK made a $3.0 million equity investment in Amicus as part of the concurrent PIPE transaction.

  Consulting Services

        In 2013, we paid $530,000 in fees to Dr. Carrolee Barlow for consulting services related to her serving as our principal medical advisor throughout 2013. Dr. Barlow is the spouse of Dr. David Lockhart, our former chief scientific officer. Dr. Barlow contributed substantially to our clinical programs in Fabry and Pompe disease. We believe that Dr. Barlow is uniquely qualified to provide these services given her extensive training as an M.D. in Internal Medicine and Endocrinology and Ph.D. in molecular and developmental biology, her training in genetics, and long-term experience in biotechnology and pharmaceutical drug development including most recently her time as chief scientific and medical officer at Brain Cells, Inc., and her dual roles at Merck Research Laboratories as the Director of Neuroscience and as the worldwide Therapeutic Area Head covering Stroke and Neurodegenerative diseases.

CODE OF CONDUCT AND ETHICS

        We have adopted a code of conduct and ethics that applies to all of our employees, including our principal executive officer and principal financial and accounting officer, and our directors. The text of the code of conduct and ethics is posted on our web site at www.amicusrx.com and will be made available to stockholders without charge, upon request, in writing to Secretary, c/o Amicus Therapeutics, Inc. at 1 Cedar Brook Drive, Cranbury, New Jersey 08512. Disclosure regarding any amendments to, or waivers from, provisions of the code of conduct and ethics that apply to our directors, principal executive and financial and accounting officers will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless web site posting of such amendments or waivers is then permitted by the rules of NASDAQ.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

        The Board has voted to nominate M. James Barrett, Ph.D., Robert Essner and Ted W. Love, M.D. for election at the 2014 Annual Meeting for a term of three years to serve as Class I directors until the 2017 Annual Meeting of Stockholders, and until their successors are duly elected and qualified. The Class II directors, Sol J. Barer, Ph.D., Donald J. Hayden and James N. Topper, M.D., Ph.D., and the Class III directors, John F. Crowley, Margaret G. McGlynn, R.Ph., Michael G. Raab, and Glenn P. Sblendorio will serve until the Annual Meetings of Stockholders to be held in 2015 and 2016, respectively, and until their respective successors have been elected and qualified.

        Unless authority to vote for any of these nominees is withheld, the shares represented by the signed and dated proxy cards will be voted FOR the election as directors of M. James Barrett, Ph.D., Robert Essner and Ted W. Love, M.D. In the event that any nominee becomes unable or unwilling to serve, the shares represented by the enclosed proxy will be voted at the discretion of the individuals designated as proxies on the proxy cards. We have no reason to believe that any nominee will be unable or unwilling to serve as a director.

        A plurality of the shares voted at the Annual Meeting is required to elect each nominee as a director.

        The Board recommends the vote "FOR" the election of each of M. James Barrett, Ph.D., Robert Essner and Ted W. Love, M.D. as a director, and proxies solicited by the Board will be voted in favor thereof unless a stockholder has indicated otherwise on the proxy.

 PROPOSAL NO. 2—APPROVAL OF THE AMENDED AND RESTATED 2007 EQUITY INCENTIVE PLAN

        We are asking our stockholders to approve our Amended and Restated 2007 Equity Incentive Plan (the "2007 Plan"). The Compensation Committee approved the 2007 Plan, subject to approval of the Board and the stockholders, and the Board approved the 2007 Plan, subject to approval of the stockholders. If our stockholders do not approve the 2007 Plan, the existing version of the Amended and Restated 2007 Equity Incentive Plan (the "Existing Plan") will remain in effect.

        The 2007 Plan is substantially similar to the Existing Plan with the following material differences: (1) an increase of 6,000,000 shares of Common Stock available for issuance and (2) an increase in the number of shares that may be granted or sold as awards of restricted stock, restricted stock units, stock grants and any other similar awards to 1,495,239 shares.

        The following is a summary description of the 2007 Plan. While the material features of the 2007 Plan are described below, the summary is in all respects subject to the complete text of the 2007 Plan contained in Appendix A.

  Background and Reason for the Proposal

        Equity compensation has historically been a key element of our compensation program. The ability to grant stock options and restricted stock has enabled us to attract and retain highly talented employees. Additionally, equity awards have also allowed us to link incentive rewards to Company performance, to encourage employee ownership in our stock and to align the interests of employees with those of our stockholders. Equity based compensation is a common form of compensation in our industry. Without the ability to grant stock options and restricted stock, we would be at a disadvantage against our competitors for recruiting and retaining key talent. We would also be unable to offer competitive total compensation packages necessary to attract, retain and motivate individuals critical to our future success.

        The purpose of the 2007 Plan is to encourage ownership of our Common Stock by employees, consultants and directors of the Company and to provide additional incentive for them to promote the success of the Company's business through the grant of awards of shares of the Company's Common Stock. As of March 31, 2014, there are only 1,476,193 shares remaining for issuance under the Existing Plan. We are therefore seeking approval of the 2007 Plan in order to make an additional 6,000,000 shares of our Common Stock available for issuance. In addition, we are seeking approval to amend the 2007 Plan to increase the number of shares that may be granted or sold as awards of restricted stock, restricted stock units, stock grants and any other similar awards from 1,146,600 to 1,495,239 shares.

        The Board believes that the 2007 Plan will serve a critical role in attracting and retaining officers and employees and in motivating these individuals to strive to meet our goals and that, without the additional shares which may be offered under the 2007 Plan, we would be at a competitive disadvantage to our peers. The Board further believes that the cap on granting restricted stock and similar awards should be increased to account for the increased number of shares that would be available for issuance under the 2007 Plan and to provide the Compensation Committee with the flexibility to make the types and amounts of awards it believes are necessary to attract and retain qualified individuals, especially given that a growing number of our competitive peers now include grants of restricted stock as part of their long-term incentive programs . However, the Board believes that a limitation on the number of shares that may be awarded as restricted stock and similar awards is appropriate given our stage of development and its desire to continue utilizing stock options as the primary component of our long-term incentive program. The Board therefore determined that the cap on these types of awards should be set at 20% of the total number of shares available for issuance under the 2007 Plan, or 1,495,239 shares.

  Eligible Participants/Administration

        The 2007 Plan provides for the grant of incentive stock options, within the meaning of Section 422 of the Code, to employees, and non-qualified stock options and restricted and other stock awards to our employees, directors, and consultants. As of April 1, 2014, approximately 89 employees and nine directors are eligible to participate in the 2007 Plan. The 2007 Plan will be administered by the Compensation Committee of our Board, provided that the Board may itself exercise any of the powers and responsibilities assigned to the Committee under the 2007 Plan.

        Subject to the provisions of the 2007 Plan, the Compensation Committee has been granted the discretion to determine when awards are made, which directors and employees receive awards, the form of an award, the number of shares subject to each award, and all other relevant terms of the award, including vesting and acceleration of vesting, if any. The Compensation Committee also has been granted broad discretion to construe and interpret the 2007 Plan and adopt rules and regulations thereunder.

  Number of Shares Authorized Under the 2007 Plan

        The aggregate number of shares of our Common Stock that would be issuable under the 2007 Plan is 7,476,193 shares, subject to adjustment to avoid dilution or enlargement of intended benefits in the event of certain significant corporate events. The aggregate number of shares of Common Stock that may be granted in any calendar year to any one person pursuant to the 2007 Plan may not exceed 50% of the aggregate number shares of our Common Stock that may be issued pursuant to the 2007 Plan. In addition, no more than 1,495,239 shares of Common Stock may be granted or sold under the 2007 Plan as awards of restricted stock, restricted stock units, stock grants and any other similar awards whose intrinsic value is not solely dependent on appreciation in the price of our Common Stock after the date of grant. If any shares covered by an award granted under the 2007 Plan, or to which such an award relates, are forfeited, or if an award has expired, terminated or has been canceled for any reason whatsoever (other than by reason of exercise or vesting), then the shares covered by such award shall again be, or shall become, shares with respect to which awards may be granted under the 2007 Plan.

  Term of the 2007 Plan

        No award may be granted under the 2007 Plan after the tenth anniversary of the effective date of the plan, which is the most recent date on which the 2007 Plan is approved (or reapproved) by our stockholders. Awards granted prior to the expiration of the 2007 Plan shall not expire solely by reason of the termination of the plan.

  Terms and Conditions of Options

        Options granted under the 2007 Plan shall be, as determined by the Compensation Committee, non-qualified or incentive stock options for federal income tax purposes, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as determined by the Compensation Committee:

        Option Exercise Price.    The price at which shares of Common Stock may be acquired under each incentive stock option shall not be less than 100% of the fair market value of a share on the date an option is granted; provided, however, that the exercise price of any incentive stock option granted to any participant who, at the time of grant, owns more than 10% of the total combined voting power of all classes of the Company's stock (a "Ten Percent Holder") shall be at least 110% of the fair market value of the stock on the date of such grant. The closing price of a share of our Common Stock on April 1, 2014 was $2.04.

        Exercisability.    Options granted under the 2007 Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Committee; provided, however, that in no event shall an option be exercisable more than ten years after its grant date or five years after the date it is granted to a Ten Percent Holder. An option may be exercised by a participant providing written notice specifying the number of shares of Common Stock with respect to which the option is then being exercised. The purchase price for the shares as to which an option is exercised shall be paid to the Company pursuant to one or more of the following methods:

  (i)
  cash or check payable to the Company;

  (ii)
  shares of Common Stock having a fair market value equal to the aggregate option exercise price for the shares being purchased, and only with the Compensation Committee's approval;

  (iii)
  a promissory note executed by the participant in the principal amount equal to the exercise price of the shares being purchased, and only with the Compensation Committee's approval; or

  (iv)
  if there is a public market for the shares at such time, through and under the terms and conditions of any formal cashless exercise program authorized by the Company entailing the sale of Common Stock subject to any option in a brokered transaction (other than to the Company).

        No participant shall be deemed for any purpose to be a stockholder of the Company with respect to any shares of Common Stock issuable pursuant to an option until the participant has given written notice of exercise of the option and has paid in full for such shares.

  Terms and Conditions of Restricted Stock

        Shares of restricted stock may be issued under the 2007 Plan for such consideration, in cash, other property or services, or any combination thereof, as determined by the Compensation Committee. During the period of time in which the shares of restricted stock are subject to a risk of forfeiture (the "Restriction Period"), such shares shall be subject to limitations on transferability and a risk of forfeiture arising on the basis of such conditions related to the performance of services, Company performance or otherwise as the Compensation Committee may determine and set forth in an award agreement. Any such risk of forfeiture may be waived or terminated, or the Restriction Period shortened, at any time by the Compensation Committee on such basis as it deems appropriate. Except as otherwise provided in the 2007 Plan or an applicable award agreement, at all times prior to the lapse of the Restriction Period, the participant shall have all of the rights of a stockholder of the Company, including the right to vote the shares of restricted stock.

  Terms and Conditions of Restricted Stock Units

        Each restricted stock unit shall entitle the recipient to a share of Common Stock at the close of a Restriction Period as established by the Compensation Committee and subject to a risk of forfeiture arising on the basis of such conditions related to the performance of services, Company performance or otherwise as the Compensation Committee may determine and set forth in an award agreement. Any such risk of forfeiture may be waived or terminated, or the Restriction Period shortened, at any time by the Compensation Committee on such basis as it deems appropriate. A participant holding restricted stock units shall not be deemed for any purpose to be a stockholder of the Company with respect to any of the shares of Common Stock subject to such restricted stock units except to the extent that the Restriction Period with respect to such restricted stock units shall have closed and a certificate shall have been issued for such shares of Common Stock.

  Terms and Conditions of Stock Grants

        Stock grants may be issued under the 2007 Plan for such consideration, in cash or other property or services, or any combination thereof, as determined by the Compensation Committee. Stock grants may be awarded in such circumstances as the Compensation Committee deems appropriate, including in recognition of significant contributions to the success of the Company or in lieu of compensation otherwise already due.

  Transferability

        Unless otherwise determined by the Compensation Committee, an award (other than a stock award) shall not be transferable or assignable by a participant otherwise than by will or by the laws of descent and distribution. However, the applicable award agreement or the Compensation Committee may provide that a nonstatutory stock option, shares of restricted stock or restricted stock units may be transferred by the participant to a family member, so long as such transfer is without payment of any consideration.

  Change in Control

        Subject to the applicable provisions of the award agreement, in the event of a change of control of the Company after the effective date of the 2007 Plan, the Compensation Committee generally shall have the discretion to provide for any or all of the following:

  •
  the acceleration, in whole or in part, of any or all outstanding options that are not exercisable in full at the time of the change of control;

  •
  the lapse or termination of the risk of forfeiture with respect to outstanding awards of restricted stock and restricted stock units;

  •
  the assumption of outstanding options or restricted stock units, or the substitution of outstanding options or restricted stock units with equivalent options or restricted stock units, as the case may be, by the acquiring or succeeding corporation or entity; or

  •
  the termination of all options and restricted stock units (other than those assumed or substituted for), which termination may or may not be in exchange for some payment or other consideration. as determined in the sole discretion of the Compensation Committee.

  Adjustments

        In the event of any change in the outstanding shares by reason of merger, consolidation, sale of all or substantially all of the property of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other distribution with respect to such outstanding shares, an appropriate and proportionate adjustment will be made in (i) the maximum number and kinds of shares that may be issued under the 2007 Plan, (ii) the numbers and kinds of shares or other securities subject to the then outstanding awards; (iii) the exercise price for each share or other unit of any other securities subject to then outstanding options; and (iv) the repurchase price of each share of restricted stock then subject to a risk of forfeiture in the form of a Company repurchase right.

  Amendments to the 2007 Plan

        The Board may at any time terminate or make such amendments or modifications of the 2007 Plan as it shall deem advisable; provided, however, that no such amendment or modification shall be made without the consent of a participant if such change would:

  •
  reduce the number of shares subject to an award, increase the purchase price applicable to shares subject to such award or materially adversely affect the provisions applicable to such award that relate to the vesting or exercisability of such award or the shares subject thereto;

  •
  result in an incentive stock option no longer being treated as such within the meaning of Section 422 of the Code; or

  •
  not apply to all other awards outstanding on the date of such amendment or modification.

  Section 162(m) of the Internal Revenue Code

        Section 162(m) of the Code limits the amounts a public company may deduct for income tax purposes in respect of the compensation of certain of its named executive officers. The 2007 Plan is intended to enable stock options granted thereunder to meet the requirements for exemption from the limitations under Section 162(m) of the Code, provided certain other operational requirements are satisfied.

  Federal Income Tax Consequences Relating to Awards Under the 2007 Plan

        The current United States federal income tax treatment of awards under the 2007 Plan is generally described below. This description of tax consequences is not a complete description. There may be different income tax consequences under certain circumstances, and there may be gift and estate tax consequences. Local, state and other taxing authorities may also tax awards under the plan. Tax laws are subject to change.

  Incentive Stock Options

        There generally are no federal income tax consequences to a participant or to the Company upon the grant of an incentive stock option. A participant will not recognize income for purposes of the regular federal income tax upon the exercise of an incentive stock option. However, for purposes of the alternative minimum tax, in the year in which a participant exercises an incentive stock option the amount by which the fair market value of the shares acquired upon exercise exceeds the exercise price will be included in a participant's alternative minimum taxable income.

        A participant will recognize income when he or she sells stock acquired upon exercise of an incentive stock option. If a participant disposes of the shares acquired upon exercise of an incentive stock option after two years from the date the option was granted and one year from the date the shares were transferred upon the exercise of the option, a participant will recognize long-term capital gain or loss in the amount of the difference between the amount realized on the sale and the exercise price. The Company will not be entitled to any corresponding tax deduction.

        If a participant disposes of shares acquired upon the exercise of an incentive stock option before satisfying both holding period requirements (a "disqualifying disposition"), a participant's gain recognized on the disposition will be taxed as ordinary income to the extent of the difference between the fair market value of the shares on the date of exercise (or the amount realized on the disposition, if less) and the exercise price. The Company will generally be entitled to a deduction in that amount. The gain, if any, in excess of the amount recognized as ordinary income will be long-term or short-term capital gain, depending upon the length of time the participant held the shares before the disposition.

  Nonqualified Stock Options

        There are generally no federal income tax consequences to a participant or to the Company upon the grant of a nonqualified stock option. Upon the exercise of a nonqualified stock option, a participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the aggregate exercise price paid. The Company generally will be entitled to a corresponding federal income tax deduction. The participant will have a tax basis in the shares equal to the exercise price plus the amount of income recognized at the time of exercise.

        When a participant sells shares of stock acquired through the exercise of a nonqualified stock option, the participant will have a capital gain or loss in an amount equal to the difference between the amount realized on the sale and the tax basis in the shares. The capital gain tax rate will depend on a number of factors, including the length of time the participant held the shares prior to selling them.

  Restricted Stock

        A participant will generally not recognize federal taxable income when he or she receives a grant of restricted stock, and the Company will not be entitled to a deduction, until the stock is transferable by the participant or is otherwise no longer subject to a substantial risk of forfeiture. When the stock is either transferable or is no longer subject to a substantial risk of forfeiture, a participant will recognize ordinary income in an amount equal to the fair market value of the shares at that time (less any amounts paid for the shares), and generally, the Company will be entitled to a deduction in the same amount. Any gain or loss recognized by the participant upon a later disposition of the shares will be capital gain or loss. A participant's holding period for purposes of determining whether that capital gain or loss is long-term or short-term will be counted from the date the stock became transferable or ceased to be subject to a substantial risk of forfeiture.

        A participant may elect to recognize ordinary income in the year when the share award is granted in an amount equal to the fair market value of the shares subject to the award (less any amounts paid for such shares) at the time of grant, determined without regard to any restrictions. This election is referred to as a Section 83(b) election. In that event, the Company will be entitled to a corresponding deduction in the same year. Any gain or loss recognized by the participant upon a later disposition of the shares will be capital gain or loss. A participant's holding period for purposes of determining whether that capital gain or loss is long-term or short-term will be counted from the date of the original transfer to the participant. The participant may not claim a credit for any tax previously paid on stock that is later forfeited.

  Restricted Stock Units

        If a participant is granted a restricted stock unit, he or she will not be required to recognize any taxable income at the time of grant. Upon distribution of shares or cash in respect of a restricted stock unit, the fair market value of those shares or the amount of that cash will be taxable to the participant as ordinary income and the Company will receive a deduction equal to the income recognized by the participant. The subsequent disposition of shares acquired pursuant to a restricted stock unit will result in capital gain or loss (based on the difference between the price received on disposition and the market value of the shares at the time of their distribution). The capital gain tax rate will depend on a number of factors, including the length of time the participant held the shares prior to selling them.

  Vote Required

        The affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such matter is required to approve the 2007 Plan.

  New Plan Benefits

        If the 2007 Plan is approved by stockholders, awards under the 2007 Plan will be determined by the Compensation Committee in its discretion, and it is, therefore, not possible to predict the number, name or positions of persons who will benefit from the 2007 Plan, if it is approved by stockholders, or the terms of any such benefits. However, the following table sets forth information with respect to awards granted under the Existing Plan during the 2013 fiscal year.

Name and Principal Position	Number of Options
John F. Crowley	330,000
Chairman and chief executive officer
William D. Baird, III	153,000
Chief financial officer
Bradley L. Campbell	170,000
Chief operating officer
David J. Lockhart, Ph.D.	200,000
Chief scientific officer
Joan Winterbottom	73,500
Senior vice president, Human Resources
Executive group	1,241,500
Non-executive director group	135,000
Non-executive officer employee group	1,105,279

  Securities Authorized for Issuance under our Equity Compensation Plans

Plan category	Number of securities to be issued upon exercise of outstanding options (a)	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(2)
Equity compensation plans approved by security holders(1)	9,041,077	$5.65	2,508,411
Equity compensation plans not approved by security holders	—	—	—

Total	9,041,077	$5.65	2,508,411

(1)
Includes awards granted under the Company's 2002 Plan, the Existing Plan and the 2007 Director Option Plan (the "2007 Director Plan"). As of December 31, 2013, no shares were reserved for issuance under the 2002 Plan. The number of shares available for issuance under the 2007 Director Plan is increased annually on January 1 of each year by 100,000 shares provided, that the Board may waive the annual increase in shares available for issuance.

(2)
Of the total presented, 1,096,600 shares are available for issuance as restricted stock, restricted stock units or stock grants.

The Board of Directors recommends the vote "FOR" the approval of the Amended and Restated 2007 Equity Incentive Plan.

 PROPOSAL NO. 3—INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has appointed Ernst & Young LLP, independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2014. The Board proposes that the stockholders ratify this appointment. Ernst & Young LLP audited our financial statements for the fiscal year ended December 31, 2013. We expect that representatives of Ernst & Young will be present at the meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.

        The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of our annual financial statements for the years ended December 31, 2013 and 2012, and fees billed for other services rendered by Ernst & Young LLP during those periods. All of such fees were approved by the Audit Committee.

	December 31,
	2013	2012
Audit Fees	$555,193	$569,239
All Other Fees	1,995	28,104

Total	$557,188	$597,343

        Fees for audit services included fees associated with the annual audit, an audit of our internal controls over financial reporting and reviews of the quarterly reports on Form 10-Q for both 2013 and 2012. In 2012, the audit fees also included costs of $75,000 associated with the review of the Prospectus Supplement completed in March 2012 and the reviews of our Forms S-3 that were completed in October 2012 and December 2012, respectively. All other fees in 2013 and 2012 were for the subscription fees paid for access to the Ernst & Young LLP on-line Accounting & Auditing Research Tool and all other fees in 2012 included $25,000 of assurance services related to compliance risk assessment procedures.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-audit Services of Independent Registered Public Accounting Firm

        Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.

        Prior to engagement of the independent registered public accounting firm for the next year's audit, management will submit an aggregate estimate of services expected to be rendered during that year for each of four categories of services to the Audit Committee for approval.

  1.
  Audit services include audit work performed in the preparation of financial statements, as well as work that only the independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

  2.
  Audit-Related services are for assurance and related services that are traditionally performed by the independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

  3.
  Tax services include all services performed by the independent registered public accounting firm's tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

  4.
  Other Fees are those associated with services not captured in the other categories.

        Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm.

        The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

        In the event the stockholders do not ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm, the Audit Committee will reconsider its appointment.

        The affirmative vote of a majority of the shares voted affirmatively or negatively on the matter at the Annual Meeting is required to ratify the appointment of the independent registered public accounting firm.

        The Board recommends the vote "FOR" to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm, and proxies solicited by the Board will be voted in favor of such ratification unless a stockholder indicates otherwise on the proxy.

REPORT OF AUDIT COMMITTEE

        The Audit Committee of the Board of Directors, which currently consists entirely of directors who meet the independence and experience requirements of the rules and regulations of NASDAQ and the Exchange Act, has furnished the following report.

        The Audit Committee assists the Board in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. This Committee reviews and reassesses our charter annually and recommends any changes to the Board for approval. The Audit Committee is responsible for overseeing our financial reporting process on behalf of the Board, and for the appointment, compensation, retention, and oversight of the work of Ernst & Young LLP. In fulfilling its responsibilities for the financial statements for fiscal year 2013, the Audit Committee took the following actions:

  •
  Reviewed and discussed the audited financial statements for the fiscal year ended 2013 with management and Ernst & Young LLP, our independent registered public accounting firm;

  •
  Discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T, relating to the conduct of the audit; and

  •
  Received written disclosures and the letter from Ernst & Young LLP regarding its communications with the Audit Committee concerning independence as required by applicable requirements of the Public Company Accounting Oversight Board. The Audit Committee further discussed Ernst & Young's independence with Ernst & Young LLP. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the Committee determined appropriate.

        Based on the Audit Committee's review of the audited financial statements and discussions with management and Ernst & Young LLP, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 for filing with the Securities and Exchange Commission.

Members of the Amicus Therapeutics, Inc.
Audit Committee

Glenn P. Sblendorio, Chair
Robert Essner
Michael G. Raab

 PROPOSAL NO. 4—ADVISORY VOTE ON EXECUTIVE COMPENSATION

        We are providing our stockholders the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC's rules. This proposal, which is commonly referred to as "say-on-pay," is required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, which added Section 14A to the Exchange Act. Section 14A of the Exchange Act also requires that stockholders have the opportunity to cast an advisory vote with respect to whether future executive compensation advisory votes will be held every one, two or three years. In accordance with the results of this advisory vote at the 2013 Annual Meeting, the Company's Board of Directors determined that the Company will hold an advisory vote on the compensation of the Company's named executive officers every year.

        Our executive compensation program for our executive officers is designed to attract, motivate, and retain individuals of superior ability and managerial talent who can successfully perform and succeed in our environment. Our named executive officers are rewarded for the achievement of our near-term and longer-term financial and strategic goals and for driving corporate performance. This program contains elements of cash and equity-based compensation designed to align the interests of our executives with those of our stockholders as well as increase the incentive to achieve key strategic and financial performance measures by linking compensation opportunities and actual compensation earned through our pay-for-performance compensation program to the achievement of corporate goals. Our stock option program is the primary compensation vehicle aligning our named executive officers' compensation to the long-term performance of Amicus in addition to creating an ownership culture that helps unify the interests of our executives and stockholders. Our Board and the Compensation Committee regularly review the compensation programs for our named executive officers and undertake a comprehensive annual review to ensure that our compensation policies and programs align with current market practices and the interests of our stockholders.

        The "Compensation Discussion and Analysis" section of this proxy statement describes in detail our executive compensation program and the decisions made by the Compensation Committee with respect to the fiscal year ended December 31, 2013. Highlights of our executive compensation program include the following:

  •
  The Compensation Committee's philosophy is to benchmark our executive officers' target compensation at a competitive rate, generally between the 50th and the 75th percentiles for total annual compensation, using the Pay Governance benchmark data to provide analysis and specific information with respect to the peer group discussed above;

  •
  Our executives are eligible to participate in our annual cash performance incentive plan but only receive payouts when pre-determined individual and corporate goals are met as determined by the Compensation Committee; and

  •
  Our executives are also eligible to participate in long-term incentives through stock option grants, with the potential to benefit only if shareholder value is increased as a result of increases in our stock price from the dates of such stock option grants.

        In 2013, the Company made significant progress in refocusing its business strategy to develop next-generation enzyme replacement therapies (ERTs) to treat a variety of lysosomal storage diseases (LSDs), while continuing to advance ongoing Phase 3 studies of its chaperone monotherapy for Fabry disease. The Company completed a number of business development transactions in the fourth quarter of 2013 in support of this refocused business strategy, including the acquisition of Callidus Biopharma, the revision of our collaboration agreement with GlaxoSmithKline (GSK) to acquire full global rights to develop and commercialize migalastat HCl for Fabry disease. The Company also strengthened its balance sheet in 2013 with the completion of a $15.0 million private investment in public equity (PIPE) financing and a $25.0 million debt financing while carefully managing expenses. Together these actions gave us more than 18 months of cash runway at the beginning of 2014.

        In addition, in 2014, we continue to take measures to better align our compensation program with best practices and stockholder interests by, among other actions, reducing the amount of payments made to our chief executive officer for medical expenses and associated tax liabilities incurred for the treatment of a rare medical condition afflicting two members of his immediate family from $1.8 million per year to $800,000 per year, retroactive to January 1, 2014. We also did not increase Mr. Crowley's base salary in 2014. In addition, the Compensation Committee determined that Mr. Crowley's January 2014 option grant would be granted with a strike price that was 130% of the closing price on the date of grant. We believe that premium-priced options further enhance the performance-based nature of stock options. In addition, the grant date fair values of the stock options awarded to our named executive officers in January 2014 are lower than those granted in 2013 and were below the market median for peer companies, reflecting our reduced share price. Finally, in April 2013, we amended our employment agreements with our chief executive officer and our severance and change in control agreements with our other named executive officers at the chief level—Dr. Lockhart and Messrs. Baird and Campbell—to eliminate tax gross-ups for taxes arising under Section 409A of the Internal Revenue Code (related to the payment of deferred compensation).

        Our Board is therefore asking stockholders to approve, on an advisory basis, the following resolution:

  "RESOLVED, that the compensation paid to the named executive officers of Amicus Therapeutics, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related material disclosed in this proxy statement, is hereby approved."

        As an advisory vote, this proposal is not binding. The outcome of this advisory vote will not overrule any decision by us or our Board (or any committee thereof), create or imply any change to our fiduciary duties or those of our Board (or any committee thereof), or create or imply any additional fiduciary duties for us or our Board (or any committee thereof). However, our Compensation Committee and Board value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers.

OTHER MATTERS

        The Board knows of no other business which will be presented to the 2014 Annual Meeting. If any other business is properly brought before the 2014 Annual Meeting, proxies in the enclosed form will be voted in accordance with the judgment of the individuals named as proxies on the proxy card.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

        If you wish to submit a proposal to be considered for inclusion in next year's proxy materials or nominate a director, your proposal must be in proper form according to SEC Regulation 14A, Rule 14a-8 and received by the Secretary of the Company no later than December 28, 2014. Proposals received after that date will not be included in the proxy materials we send out in connection with the 2015 Annual Meeting of Stockholders. If a proposal is received before that date, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. To be timely, stockholder notice of any such proposal must be received by us not earlier than November 28, 2014 and not later than December 28, 2014; provided, however, that in the event that the date of the 2015 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after the anniversary date of the 2014 Annual Meeting of Stockholders, notice by the stockholder to be timely must be delivered not earlier than the close of business on the 90 day prior to such 2015 Annual Meeting of Stockholders and not later than the close of business on the later of the 60th day prior to such 2015 Annual Meeting of Stockholders or the 10th day following the day on which we make a public announcement of the date of the 2015 Annual Meeting of Stockholders. All stockholder proposals should be marked for the attention of Secretary, c/o Amicus Therapeutics, Inc., 1 Cedar Brook Drive, Cranbury, New Jersey 08512.

        Our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 (other than exhibits thereto) filed with the SEC, which provides additional information about us, is available on the Internet at www.amicusrx.com and is available in paper form to beneficial owners of our Common Stock without charge upon written request to Secretary, c/o Amicus Therapeutics, Inc., 1 Cedar Brook Drive, Cranbury, New Jersey 08512.

DELIVERY OF PROXY MATERIALS

        Some banks, brokers, and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of this Proxy Statement, the Notice of 2013 Annual Meeting of Stockholders and our Annual Report to Stockholders may have been sent to multiple stockholders in your household. Householding is designed to reduce duplicate mailings and save significant printing and postage costs. If you receive a household mailing this year and would like to receive additional copies of this Proxy Statement, the Notice of 2014 Annual Meeting of Stockholders and our Annual Report to Stockholders, please call us at (609) 662-2000 or send a written request to Secretary, c/o Amicus Therapeutics, Inc., 1 Cedar Brook Drive, Cranbury, New Jersey 08512. If you want to receive separate copies of our Proxy Statement, Notice of our Annual Meeting of Stockholders and our Annual Report to Stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

 Appendix A

AMENDED AND RESTATED
AMICUS THERAPEUTICS, INC.
2007 EQUITY INCENTIVE PLAN

1.     Purpose

        This Plan is intended to encourage ownership of Common Stock by employees, consultants and directors of the Company and its Affiliates and to provide additional incentive for them to promote the success of the Company's business through the grant of Awards of shares of the Company's Common Stock. The Plan is intended to be an incentive stock option plan within the meaning of Section 422 of the Code but not all Awards granted hereunder are required to be Incentive Options.

2.     Definitions

        As used in the Plan the following terms shall have the respective meanings set out below, unless the context clearly requires otherwise:

          2.1   "Accelerate", "Accelerated", and "Acceleration" , when used with respect to an Option, means that as of the time of reference such Option will become exercisable with respect to some or all of the shares of Common Stock for which it was not then otherwise exercisable by its terms, and, when used with respect to Restricted Stock or Restricted Stock Units, as the case may be, means that the Risk of Forfeiture otherwise applicable to such Restricted Stock or Restricted Stock Units, as the case may be, shall expire with respect to some or all of the shares of Restricted Stock or some or all of the Restricted Stock Units, as the case may be, then still otherwise subject to the Risk of Forfeiture.

          2.2   "Acquiring Person" means, with respect to any Transaction or any acquisition described in clause (ii) of the definition of Change of Control, the surviving or acquiring person or entity in connection with such Transaction or acquisition, as the case may be, provided that if such surviving or acquiring person or entity is controlled, directly or indirectly, by any other person or entity (an "Ultimate Parent Entity") that is not itself controlled by any entity or person that is not a natural person, the term "Acquiring Person" shall mean such Ultimate Parent Entity.

          2.3   "Affiliate" means, with respect to any person or entity, any other person or entity controlling, controlled by or under common control with the first person or entity.

          2.4   "Applicable Voting Control Percentage" means (i) at any time prior to the initial public offering of the Company, a percentage greater than fifty percent (50%) and (ii) at any time from and after the initial public offering of the Company, twenty percent (20%).

          2.5   "Award" means any grant or sale pursuant to the Plan of Options, Restricted Stock, Restricted Stock Units or Stock Grants.

          2.6   "Award Agreement" means an agreement between the Company and the recipient of an Award, setting forth the terms and conditions of the Award.

          2.7   "Beneficial Ownership" has the meaning ascribed to such term in Rule 13d-3, or any successor rule thereto, promulgated by the Securities and Exchange Commission pursuant to the Exchange Act.

          2.8   "Board" means the Company's board of directors.

          2.9   "Change of Control" means (i) the closing of any Sale of the Company Transaction or (ii) the direct or indirect acquisition, in a single transaction or a series of related transactions, by any person or Group (other than the Company or a Controlled Affiliate of the Company) of Beneficial Ownership of previously outstanding shares of capital stock of the Company if (A) immediately after such acquisition, such person or Group, together with their respective Affiliates, shall own or hold shares of capital stock of the Company possessing at least the Applicable Voting Control Percentage of the total voting power of the outstanding A-1 capital stock of the Company and (B) immediately prior to such acquisition, such person or Group, together with their respective Affiliates, did not own or hold shares of capital stock of the Company possessing at least the Applicable Voting Control Percentage of the total voting power of the outstanding capital stock of the Company. Notwithstanding anything expressed or implied in the foregoing provisions of this definition to the contrary, any direct or indirect acquisition referred to in clause (ii) above in this definition shall not be treated as a Change of Control if, at any time prior to or after such direct or indirect acquisition, a majority of the members of the board of directors of the Company as constituted immediately prior to such direct or indirect acquisition consent in writing to exclude such direct or indirect acquisition from the scope of this definition.

          2.10 "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto, and any regulations issued from time to time thereunder.

          2.11 "Controlled Affiliate" means, with respect to any person or entity, any other person or entity that is controlled by such person or entity.

          2.12 "Committee" means any committee of the Board delegated responsibility by the Board for the administration of the Plan, as provided in Section 5 of the Plan. For any period during which no such committee is in existence, the term " Committee " shall mean the Board and all authority and responsibility assigned the Committee under the Plan shall be exercised, if at all, by the Board.

          2.13 "Common Stock" means common stock, par value $0.01 per share, of the Company.

          2.14 "Company" means Amicus Therapeutics, Inc., a corporation organized under the laws of the State of Delaware.

          2.15 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          2.16 "Grant Date" means the date as of which an Option is granted, as determined under Section 7.1(a).

          2.17 "Group" has the meaning ascribed to such term in Section 13(d)(3) of the Exchange Act or any successor section thereto.

          2.18 "Incentive Option" means an Option which by its terms is to be treated as an "incentive stock option" within the meaning of Section 422 of the Code.

          2.19 "Market Value" means the value of a share of Common Stock on a particular date determined by such methods or procedures as may be established by the Committee. Unless otherwise determined by the Committee, the Market Value of Common Stock as of any date is the closing price for the Common Stock as reported on the NASDAQ Global market (or on any other national securities exchange on which the Common Stock is then listed) for that date or, if no closing price is reported for that date, the closing price on the next preceding date for which a closing price was reported. For purposes of Awards granted as of the effective date of the Company's initial public offering, Market Value shall be the price at which the Company's Common Stock is offered to the public in its initial public offering.

          2.20 "Nonstatutory Option" means any Option that is not an Incentive Option.

          2.21 "Option" means an option granted under the Plan to purchase shares of Common Stock.

          2.22 "Optionee" means an employee, consultant or director of the Company to whom an Option shall have been initially granted under the Plan.

          2.23 "Participant" means any holder of an outstanding Award under the Plan.

          2.24 "Plan" means this 2007 Amended and Restated Equity Incentive Plan of the Company, as amended and in effect from time to time.

          2.25 "Restricted Stock" means a grant or sale pursuant to the Plan of shares of Common Stock to a Participant subject to a Risk of Forfeiture.

          2.26 "Restricted Stock Units" means rights granted pursuant to the Plan to receive shares of Common Stock at the close of a Restriction Period, subject to a Risk of Forfeiture.

          2.27 "Restriction Period" means the period of time, established by the Committee in connection with an Award of Restricted Stock or Restricted Stock Units, during which the shares of Restricted Stock or Restricted Stock Units are subject to a Risk of Forfeiture described in the applicable Award Agreement.

          2.28 "Risk of Forfeiture" means a limitation on the right of a Participant to retain an Award of Restricted Stock or Restricted Stock Units, including a right in the Company to reacquire such Restricted Stock at less than its then Market Value and/or the forfeiture of Restricted Stock Units held by a Participant, arising because of the occurrence or non-occurrence of specified events or conditions.

          2.29 "Sale of the Company Transaction" means any Transaction in which the stockholders of the Company immediately prior to such Transaction, together with any and all of such stockholders' Affiliates, do not own or hold, immediately after consummation of such Transaction, shares of capital stock of the Acquiring Person in connection with such Transaction possessing at least a majority of the total voting power of the outstanding capital stock of such Acquiring Person.

          2.30 "Securities Act" means the Securities Act of 1933, as amended.

          2.31 "Stock Grant" means the grant pursuant to the Plan of shares of Common Stock not subject to restrictions or other forfeiture conditions.

          2.32 "Ten Percent Owner" means a person who owns, or is deemed within the meaning of Section 422(b)(6) of the Code to own, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or any parent or subsidiary corporations of the Company, as defined in Section 424(e) and (f), respectively, of the Code). Whether a person is a Ten Percent Owner shall be determined with respect to each Option based on the facts existing immediately prior to the Grant Date of such Option.

          2.33 "Transaction" means any merger or consolidation of the Company with or into another person or entity or the sale or transfer of all or substantially all of the assets of the Company, in each case in a single transaction or in a series of related transactions.

3.     Term of the Plan

        Unless the Plan shall have been earlier terminated by the Board, Awards may be granted under this Plan at any time in the period commencing on the effective date of approval of the Plan by the Board and ending immediately prior to the tenth anniversary of the most recent date on which the Plan was approved (or reapproved) by the Company's stockholders. Awards granted pursuant to the Plan within such period shall not expire solely by reason of the termination of the Plan.

4.     Stock Subject to the Plan

        Subject to the provisions of Section 8 of the Plan, at no time shall the number of shares of Common Stock issued pursuant to or subject to outstanding Awards granted under the Plan (including, without limitation, pursuant to Incentive Options), nor the number of shares of Common Stock issued pursuant to Incentive Options, exceed Seven Million Four Hundred Seventy-Six Thousand One Hundred Ninety-Three

(7,476,193) shares of Common Stock. For purposes of applying the foregoing limitation, if any Option expires, terminates, or is cancelled for any reason without having been exercised in full, or if any Award of Restricted Stock is forfeited, the shares not purchased by the Participant or forfeited by the Participant shall again be available for Awards thereafter to be granted under the Plan. Shares of Common Stock issued pursuant to the Plan may be either authorized but unissued shares or shares held by the Company in its treasury.

        In addition, not more than 1,495,239 of the total number of shares of Common Stock reserved for issuance under the Plan (as adjusted under Section 8) may be granted or sold as Awards of Restricted Stock, Restricted Stock Units, Stock Grants, and any other similar Awards ("Full-Value Awards") whose intrinsic value is not solely dependent on appreciation in the price of Shares after the date of grant. Options and any other similar Awards shall not be subject to, and shall not count against, the limit described in the preceding sentence. If a Full-Value Award expires, is forfeited, or otherwise lapses as described in this Section 4, the shares of Common Stock that were subject to the Award shall be restored to the total number of shares of Common Stock available for grant or sale as Full-Value Awards.

5.     Administration

        The Plan shall be administered by the Committee; provided, however , that at any time and on any one or more occasions the Board may itself exercise any of the powers and responsibilities assigned the Committee under the Plan and when so acting shall have the benefit of all of the provisions of the Plan pertaining to the Committee's exercise of its authorities hereunder; and provided further that the Committee may delegate to an executive officer or officers the authority to grant Awards hereunder to employees who are not officers, and to consultants, in accordance with such guidelines as the Committee shall set forth at any time or from time to time. Subject to the provisions of the Plan, the Committee shall have complete authority, in its discretion, to make or to select the manner of making all determinations with respect to each Award to be granted by the Company under the Plan in addition to any other determination allowed the Committee under the Plan including, without limitation: (a) the employee, consultant or director to receive the Award; (b) the form of Award; (c) whether an Option (if granted to an employee) will be an Incentive Option or a Nonstatutory Option; (d) the time of granting an Award; (e) the number of shares subject to an Award; (f) the exercise price of an Option or purchase price, if any, for shares of Restricted Stock or for a Stock Grant and the method of payment of such exercise price or such purchase price; (g) the term of an Option; (h) the vesting period of shares of Restricted Stock or of Restricted Stock Units and any acceleration thereof; (i) the exercise date or dates of an Option and any acceleration thereof; and (j) the effect of termination of any employment, consulting or Board member relationship with the Company or any of its Affiliates on the subsequent exercisability of an Option or on the Risk of Forfeiture of Restricted Stock or Restricted Stock Units. In making such determinations, the Committee may take into account the nature of the services rendered by the respective employees, consultants and directors, their present and potential contributions to the success of the Company and its Affiliates, and such other factors as the Committee in its discretion shall deem relevant. Subject to the provisions of the Plan, the Committee shall also have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective Award Agreements (which need not be identical), and to make all other determinations necessary or advisable for the administration of the Plan. The Committee's determinations made in good faith on matters referred to in this Plan shall be final, binding and conclusive on all persons having or claiming any interest under the Plan or an Award made pursuant hereto.

6.     Authorization and Eligibility

        The Committee may grant from time to time and at any time prior to the termination of the Plan one or more Awards, either alone or in combination with any other Awards, to any employee of or consultant to one or more of the Company and its Affiliates or to any non-employee member of the Board or of any board of directors (or similar governing authority) of any Affiliate. However, only employees of the Company or of any parent or subsidiary corporations of the Company, as defined in Sections 424(e) and (f), respectively, of the Code, shall be eligible for the grant of an Incentive Option. Further, in no event shall the number of shares of Common Stock covered by Options or other Awards granted to any one person in any one calendar year (or portion of a year) ending after such date exceed fifty percent (50%) of the aggregate number of shares of Common Stock subject to the Plan.

        Each grant of an Award shall be subject to all applicable terms and conditions of the Plan (including but not limited to any specific terms and conditions applicable to that type of Award set out in the following Section), and such other terms and conditions, not inconsistent with the terms of the Plan, as the Committee may prescribe. No prospective Participant shall have any rights with respect to an Award, unless and until such Participant has executed an agreement evidencing the Award, delivered a fully executed copy thereof to the Company, and otherwise complied with the applicable terms and conditions of such Award.

7.     Specific Terms of Awards

        7.1    Options.

          (a)    Date of Grant.    The granting of an Option shall take place at the time specified in the Award Agreement. Only if expressly so provided in the applicable Award Agreement shall the Grant Date be the date on which the Award Agreement shall have been duly executed and delivered by the Company and the Optionee.

          (b)    Exercise Price.    The price at which shares of Common Stock may be acquired under each Incentive Option shall be not less than 100% of the Market Value of Common Stock on the Grant Date, or not less than 110% of the Market Value of Common Stock on the Grant Date if the Optionee is a Ten Percent Owner. The price at which shares may be acquired under each Nonstatutory Option shall not be so limited solely by reason of this Section.

          (c)    Option Period.    No Incentive Option or Nonstatutory Option may be exercised on or after the tenth anniversary of the Grant Date, or on or after the fifth anniversary of the Grant Date if the Optionee is a Ten Percent Owner.

          (d)    Exercisability.    An Option may be immediately exercisable or become exercisable in such installments, cumulative or non-cumulative, as the Committee may determine. In the case of an Option not otherwise immediately exercisable in full, the Committee may Accelerate such Option in whole or in part at any time; provided , however, that in the case of an Incentive Option, any such Acceleration of such Incentive Option would not cause such Incentive Option to fail to comply with the provisions of Section 422 of the Code or the Optionee consents to such Acceleration.

          (e)    Effect of Termination of Employment, Consulting or Board Member Relationship.    Unless the Committee shall provide otherwise with respect to any Option, if the applicable Optionee's association with the Company or any of its Affiliates as an employee, director or consultant ends for any reason or no reason, regardless of whether the end of such association is effected by the Company, any such Affiliate or such Optionee (whether voluntarily or involuntarily, including because an entity with which such Optionee has any such association ceases to be an Affiliate of the Company), and immediately following the end of any such association, such Optionee is not associated with the Company or any of its Affiliates as an employee, director or consultant, or if such Optionee dies, then any outstanding Option initially granted to such Optionee, whether then held by such Optionee or any other Participant, shall cease to be exercisable in any respect not later than ninety (90) days following the end of such association or such death and, for the period it remains exercisable following the end of such association or such death, shall be exercisable only to the extent exercisable on the date of the end of such association or such death. Military or sick leave or other bona fide leave shall not be deemed a termination of employment, provided that it does not exceed the longer of ninety (90) days or the period during which the absent Optionee's reemployment rights, if any, are guaranteed by statute or by contract.

          (f)    Transferability.    Except as otherwise provided in this subsection (f), Options shall not be transferable, and no Option or interest therein may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution (subject always to the provisions of subsection (e) above). Except as otherwise provided in this subsection (f), all of a Participant's rights in any Option may be exercised during the life of such Participant only by such Participant or such Participant's legal representative. However, the applicable Award Agreement or the Committee (at or after the grant of a Nonstatutory Option) may provide that a Nonstatutory Option may be transferred by the applicable Participant to a family member; provided, however, that any such transfer is without payment of any consideration whatsoever and that no transfer of a Nonstatutory Option shall be valid unless first approved by the Committee, acting in its sole discretion, unless such transfer is permitted under the applicable Award Agreement. For this purpose, "family member" means any child, stepchild, grandchild, parent, stepparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the applicable Participant's household (other than a tenant or employee), a trust in which the foregoing persons and/or the applicable Participant have more than fifty percent (50%) of the beneficial interests, a foundation in which the foregoing persons and/or the applicable Participant control the management of assets, and any other entity in which these persons and/or the applicable Participant own more than fifty percent (50%) of the voting interests. The Committee may at any time or from time to time delegate to one or more officers of the Company the authority to permit transfers of Nonstatutory Options to third parties pursuant to this subsection (f), which authorization shall be exercised by such officer or officers in accordance with guidelines established by the Committee at any time and from time to time. The restrictions on transferability set forth in this subsection (f) shall in no way preclude any Participant from effecting "cashless" exercises of an Option pursuant to the terms of the Plan.

          (g)    Method of Exercise.    An Option may be exercised by a Participant giving written notice, in the manner provided in Section 15, specifying the number of shares of Common Stock with respect to which the Option is then being exercised. The notice shall be accompanied by payment in the form of cash or check payable to the order of the Company in an amount equal to the exercise price of the shares of Common Stock to be purchased or, subject in each instance to the Committee's approval, acting in its sole discretion and subject to such conditions, if any, as the Committee may deem necessary to comply with applicable laws, rules and regulations or to avoid adverse accounting effects to the Company, by delivery to the Company of (i) shares of Common Stock having a Market Value equal to the exercise price of the shares to be purchased, or (ii) the Participant's executed promissory note in the principal amount equal to the exercise price of the shares to be purchased and otherwise in such form as the Committee shall have approved. If the Common Stock is traded on an established market, payment of any exercise price may also be made through and under the terms and conditions of any formal cashless exercise program authorized by the Company entailing the sale of the Common Stock subject to any Option in a brokered transaction (other than to the Company). Receipt by the Company of such notice and payment in any authorized or combination of authorized means shall constitute the exercise of the Option. Within thirty (30) days thereafter but subject to the remaining provisions of the Plan, the Company shall deliver or cause to be delivered to the Participant or his agent a certificate or certificates for the number of shares then being purchased. Such shares shall be fully paid and nonassessable. Notwithstanding any of the foregoing provisions in this subsection (g) to the contrary, (A) no Option shall be considered to have been exercised unless and until all of the provisions governing such exercise specified in the Plan and in the relevant Award Agreement shall have been duly complied with; and (B) the obligation of the Company to issue any shares upon exercise of an Option is subject to the provisions of Section 9.1 hereof and to compliance by the Optionee and the Participant with all of the provisions of the Plan and the relevant Award Agreement.

          (h)    Limit on Incentive Option Characterization.    An Incentive Option shall be considered to be an Incentive Option only to the extent that the number of shares of Common Stock for which the Option first becomes exercisable in a calendar year does not have an aggregate Market Value (as of the date of the grant of the Option) in excess of the "current limit". The current limit for any Optionee for any calendar year shall be $100,000 minus the aggregate Market Value at the date of grant of the number of shares of Common Stock available for purchase for the first time in the same year under each other Incentive Option previously granted to the Optionee under the Plan, and under each other incentive stock option previously granted to the Optionee under any other incentive stock option plan of the Company and its Affiliates, after December 31, 1986. Any shares of Common Stock which would cause the foregoing limit to be violated shall be deemed to have been granted under a separate Nonstatutory Option, otherwise identical in its terms to those of the Incentive Option.

          (i)    Notification of Disposition.    Each person exercising any Incentive Option granted under the Plan shall be deemed to have covenanted with the Company to report to the Company any disposition of such shares prior to the expiration of the holding periods specified by Section 422(a)(1) of the Code and, if and to the extent that the realization of income in such a disposition imposes upon the Company federal, state, local or other withholding tax requirements, or any such withholding is required to secure for the Company an otherwise available tax deduction, to remit to the Company an amount in cash sufficient to satisfy those requirements.

          (j)    Rights Pending Exercise.    No person holding an Option shall be deemed for any purpose to be a stockholder of the Company with respect to any of the shares of Common Stock issuable pursuant to such Option, except to the extent that such Option shall have been exercised with respect thereto and, in addition, a certificate shall have been issued therefor and delivered to such person or his agent.

        7.2    Restricted Stock.

          (a)    Purchase Price.    Shares of Restricted Stock shall be issued under the Plan for such consideration, in cash, other property or services, or any combination thereof, as is determined by the Committee.

          (b)    Issuance of Certificates.    Subject to subsection (c) below, each Participant receiving an Award of Restricted Stock shall be issued a stock certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such Participant, and, if applicable, shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award substantially in the following form:

            The transferability of this certificate and the shares represented by this certificate are subject to the terms and conditions of the Amicus Therapeutics, Inc. Amended and Restated 2007 Equity Incentive Plan and an Award Agreement entered into by the registered owner and Amicus Therapeutics, Inc. Copies of such Plan and Agreement are on file in the offices of Amicus Therapeutics, Inc.

          (c)    Escrow of Shares.    The Committee may require that the stock certificates evidencing shares of Restricted Stock be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the Participant deliver a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

          (d)    Restrictions and Restriction Period.    During the Restriction Period applicable to shares of Restricted Stock, such shares shall be subject to limitations on transferability and a Risk of Forfeiture arising on the basis of such conditions related to the performance of services, Company or Affiliate performance or otherwise as the Committee may determine and provide for in the applicable Award Agreement. Any such Risk of Forfeiture may be waived or terminated, or the Restriction Period shortened, at any time by the Committee on such basis as it deems appropriate.

          (e)    Rights Pending Lapse of Risk of Forfeiture or Forfeiture of Award.    Except as otherwise provided in the Plan or the applicable Award Agreement, at all times prior to lapse of any Risk of Forfeiture applicable to, or forfeiture of, an Award of Restricted Stock, the Participant shall have all of the rights of a stockholder of the Company, including the right to vote the shares of Restricted Stock.

          (f)    Effect of Termination of Employment, Consulting or Board Member Relationship.    Unless otherwise determined by the Committee at or after grant and subject to the applicable provisions of the Award Agreement, if the applicable original grantee's association with the Company or any of its Affiliates as an employee, director or consultant ends for any reason or no reason during the Restriction Period, regardless of whether the end of such association is effected by the Company, any such Affiliate or such original grantee (whether voluntarily or involuntarily, including because an entity with which such original grantee has any such association ceases to be an Affiliate of the Company), and immediately following the end of any such association, such original grantee is not associated with the Company or any of its Affiliates as an employee, director or consultant, or if such original grantee dies, then all outstanding shares of Restricted Stock initially granted to such original grantee that are still subject to Risk of Forfeiture, whether then held by such original grantee or any other Participant, shall be forfeited or otherwise subject to return to or repurchase by the Company if and to the extent so provided by, and subject to and in accordance with, the terms of the applicable Award Agreement; provided, however, that military or sick leave or other bona fide leave shall not be deemed a termination of employment, if it does not exceed the longer of ninety (90) days or the period during which the absent original grantee's reemployment rights, if any, are guaranteed by statute or by contract.

          (g)    Lapse of Restrictions.    If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock, the certificates for such shares shall be delivered to the Participant promptly if not theretofore so delivered.

          (h)    Transferability.    Except as otherwise provided in this subsection (h), shares of Restricted Stock shall not be transferable, and no share of Restricted Stock or interest therein may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution (subject always to the provisions of subsection (f) above). The applicable Award Agreement or the Committee (at or after the grant of a share of Restricted Stock) may provide that such share of Restricted Stock may be transferred by the applicable Participant to a family member; provided, however, that any such transfer is without payment of any consideration whatsoever and that no transfer of a share of Restricted Stock shall be valid unless first approved by the Committee, acting in its sole discretion, unless such transfer is permitted under the applicable Award Agreement. For this purpose, "family member" means any child, stepchild, grandchild, parent, stepparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the applicable Participant's household (other than a tenant or employee), a trust in which the foregoing persons and/or the applicable Participant have more than fifty percent (50%) of the beneficial interests, a foundation in which the foregoing persons and/or the applicable Participant control the management of assets, and any other entity in which these persons and/or the applicable Participant own more than fifty percent (50%) of the voting interests. The Committee may at any time or from time to time delegate to one or more officers of the Company the authority to permit transfers of shares of Restricted Stock to third parties pursuant to this subsection (h), which authorization shall be exercised by such officer or officers in accordance with guidelines established by the Committee at any time and from time to time.

        7.3.    Restricted Stock Units.

          (a)    Character.    Each Restricted Stock Unit shall entitle the recipient to a share of Common Stock at a close of such Restriction Period as the Committee may establish and subject to a Risk of Forfeiture arising on the basis of such conditions relating to the performance of services, Company or Affiliate performance or otherwise as the Committee may determine and provide for in the applicable Award Agreement. Any such Risk of Forfeiture may be waived or terminated, or the Restriction Period shortened, at any time by the Committee on such basis as it deems appropriate.

          (b)    Issuance of Certificates.    Unless otherwise determined by the Committee at or after grant and subject to the applicable provisions of the Award Agreement, at the close of the Restriction Period applicable to any Restricted Stock Units (including, without limitation, the close of the applicable Restriction Period as a result of (i) any Acceleration of Restricted Stock Units in accordance with the terms of this Plan or any applicable Award Agreement, (ii) any waiver, lapse or termination of the Risk of Forfeiture applicable to Restricted Stock Units in accordance with the terms of this Plan or any applicable Award Agreement or (iii) any shortening of the Restriction Period applicable to any Restricted Stock Units in accordance with the terms of this Plan or any applicable Award Agreement), the Company shall deliver or cause to be delivered to the Participant that is the holder of such Restricted Stock Units a stock certificate in respect of the shares of Common Stock subject to such Restricted Stock Units. Such certificate shall be registered in the name of such Participant, and, if applicable, shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such shares of Common Stock substantially in the following form:

            The transferability of this certificate and the shares represented by this certificate are subject to the terms and conditions of the Amicus Therapeutics, Inc. Amended and Restated 2007 Equity Incentive Plan and an Award Agreement entered into by the registered owner and Amicus Therapeutics, Inc. Copies of such Plan and Agreement are on file in the offices of Amicus Therapeutics, Inc.

          (c)    Dividends.    At the discretion of the Committee, Participants may be entitled to receive payments equivalent to any dividends declared with respect to Common Stock referenced in grants of Restricted Stock Units but only following the close of the applicable Restriction Period and then only if the underlying Common Stock shall have been earned. Unless the Committee shall provide otherwise, any such dividend equivalents shall be paid, if at all, without interest or other earnings.

          (d)    Effect of Termination of Employment, Consulting or Board Member Relationship.    Unless otherwise determined by the Committee at or after grant and subject to the applicable provisions of the Award Agreement, if the applicable original grantee's association with the Company or any of its Affiliates as an employee, director or consultant ends for any reason or no reason during the Restriction Period, regardless of whether the end of such association is effected by the Company, any such Affiliate or such original grantee (whether voluntarily or involuntarily, including because an entity with which such original grantee has any such association ceases to be an Affiliate of the Company), and immediately following the end of any such association, such original grantee is not associated with the Company or any of its Affiliates as an employee, director or consultant, or if such original grantee dies, then all outstanding Restricted Stock Units initially granted to such original grantee that are still subject to Risk of Forfeiture, whether then held by such original grantee or any other Participant, shall be forfeited or otherwise subject to return to the Company in accordance with the terms of the applicable Award Agreement; provided, however, that military or sick leave or other bona fide leave shall not be deemed a termination of employment, if it does not exceed the longer of ninety (90) days or the period during which the absent original grantee's reemployment rights, if any, are guaranteed by statute or by contract.

          (e)    Transferability.    Except as otherwise provided in this subsection (e), Restricted Stock Units shall not be transferable, and no Restricted Stock Unit or interest therein may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated. The applicable Award Agreement or the Committee (at or after the grant of a Restricted Stock Unit) may provide that such Restricted Stock Unit may be transferred by the applicable Participant to a family member; provided, however, that any such transfer is without payment of any consideration whatsoever and that no transfer of a Restricted Stock Unit shall be valid unless first approved by the Committee, acting in its sole discretion, unless such transfer is permitted under the applicable Award Agreement. For this purpose, "family member" means any child, stepchild, grandchild, parent, stepparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the applicable Participant's household (other than a tenant or employee), a trust in which the foregoing persons and/or the applicable Participant have more than fifty percent (50%) of the beneficial interests, a foundation in which the foregoing persons and/or the applicable Participant control the management of assets, and any other entity in which these persons and/or the applicable Participant own more than fifty percent (50%) of the voting interests. The Committee may at any time or from time to time delegate to one or more officers of the Company the authority to permit transfers of Restricted Stock Units to third parties pursuant to this subsection (e), which authorization shall be exercised by such officer or officers in accordance with guidelines established by the Committee at any time and from time to time.

          (f)    Rights Pending Close of Applicable Restriction Period.    No person holding Restricted Stock Units shall be deemed for any purpose to be a stockholder of the Company with respect to any of the shares of Common Stock subject to such Restricted Stock Units, except to the extent that the Restricted Period with respect to such Restricted Stock Units shall have closed and, in addition, a certificate shall have been issued for such shares of Common Stock and delivered to such person or his agent. Shares of Common Stock subject to Restricted Stock Units shall be issued and outstanding only if and to the extent that a stock certificate representing such shares has been issued and delivered in accordance with the provisions of this Section 7.3.

        7.4.    Stock Grants.

          (a)    In General.    Stock Grants shall be issued for such consideration, in cash, other property or services, or any combination thereof, as is determined by the Committee. Without limiting the generality of the foregoing, Stock Grants may be awarded in such circumstances as the Committee deems appropriate, including without limitation in recognition of significant contributions to the success of the Company or its Affiliates or in lieu of compensation otherwise already due. Stock Grants shall be made without forfeiture conditions of any kind.

          (b)    Issuance of Certificates.    Each Participant receiving a Stock Grant shall be issued a stock certificate in respect of such Stock Grant. Such certificate shall be registered in the name of such Participant, and, if applicable, shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award substantially in the following form:

            The transferability of this certificate and the shares represented by this certificate are subject to the terms and conditions of the Amicus Therapeutics, Inc. 2007 Equity Incentive Plan. A copy of such Plan is on file in the offices of Amicus Therapeutics, Inc.

        7.5.    Awards to Participants Outside the United States.    The Committee may modify the terms of any Award under the Plan granted to a Participant who is, at the time of grant or during the term of the Award, resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant's residence or employment abroad, shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. An Award may be modified under this Section 7.4 in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation. The Committee may establish supplements to, or amendments, restatements, or alternative versions of the Plan for the purpose of granting and administrating any such modified Award. No such modification, supplement, amendment, restatement or alternative version may increase the share limit of Section 4.

8.     Adjustment Provisions

        8.1    Adjustment for Corporate Actions.    All of the share numbers set forth in the Plan reflect the capital structure of the Company immediately after the closing of the initial public offering of the Company's Common Stock. Subject to the provisions of Section 8.2, if subsequent to such closing the outstanding shares of Common Stock (or any other securities covered by the Plan by reason of the prior application of this Section) are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all the property of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other distribution with respect to such shares of Common Stock, or other securities, an appropriate and proportionate adjustment will be made in (i) the maximum numbers and kinds of shares provided in Section 4, (ii) the numbers and kinds of shares or other securities subject to the then outstanding Awards, (iii) the exercise price for each share or other unit of any other securities subject to then outstanding Options (without change in the aggregate purchase price as to which such Options remain exercisable), and (iv) the repurchase price of each share of Restricted Stock then subject to a Risk of Forfeiture in the form of a Company repurchase right.

        8.2.    Change of Control.    Subject to the applicable provisions of the Award Agreement, in the event of a Change of Control, the Committee shall have the discretion, exercisable in advance of, at the time of, or (except to the extent otherwise provided below) at any time after, the Change of Control, to provide for any or all of the following (subject to and upon such terms as the Committee may deem appropriate): (A) the Acceleration, in whole or in part, of any or all outstanding Options (including Options that are assumed or replaced pursuant to clause (D) below) that are not exercisable in full at the time the Change of Control, such Acceleration to become effective at the time of the Change of Control, or at such time following the Change of Control that the employment, consulting or Board member relationship of the applicable Optionee or Optionees with the Company and its Affiliates terminates, or at such other time or times as the Committee shall determine; (B) the lapse or termination of the Risk of Forfeiture (including, without limitation, any or all of the Company's repurchase rights) with respect to outstanding Awards of Restricted Stock, such lapse or termination to become effective at the time of the Change of Control, or at such time following the Change of Control that the employment, consulting or Board member relationship with the Company and its Affiliates of the Participant or Participants that hold such Awards of Restricted Stock (or the person to whom such Awards of Restricted Stock were initially granted) terminates, or at such other time or times as the Committee shall determine; (C) the lapse or termination of the Risk of Forfeiture with respect to any or all outstanding Awards of Restricted Stock Units (including Restricted Stock Units that are assumed or replaced pursuant to clause (D) below), such lapse or termination to become effective at the time of the Change of Control, or at such time following the Change of Control that the employment, consulting or Board member relationship with the Company and its Affiliates of the

Participant or Participants that hold such Awards of Restricted Stock Units (or the person to whom such Awards of Restricted Stock Units were initially granted) terminates, or at such other time or times as the Committee shall determine; (D) the assumption of outstanding Options or Restricted Stock Units, or the substitution of outstanding Options or Restricted Stock Units with equivalent options or equivalent restricted stock units, as the case may be, by the acquiring or succeeding corporation or entity (or an affiliate thereof); (E) the termination of all Options (other than Options that are assumed or substituted pursuant to clause (D) above) that remain outstanding at the time of the consummation of the Change of Control, provided that, the Committee shall have made the determination to effect such termination prior to the consummation of the Change of Control and the Committee shall have given, or caused to be given, to all Participants written notice of such potential termination at least five business days prior to the consummation of the Change of Control, and provided, further, that, if the Committee shall have determined in its sole and absolute discretion that the Company make payment or provide consideration to the holders of such terminated Options on account of such termination, which payment or consideration shall be on such terms and conditions as the Committee shall have determined (and which could consist of, in the Committee's sole and absolute discretion, payment to the applicable Optionee or Optionees of an amount of cash equal to the difference between the Market Value of the shares of Common Stock for which the Option is then exercisable and the aggregate exercise price for such shares under the Option), then the Company shall be required to make, or cause to be made, such payment or provide, or cause to be provided, such consideration in accordance with the terms and conditions so determined by the Committee, otherwise the Company shall not be required to make any payment or provide any consideration in connection with, or as a result of, the termination of Options pursuant to the foregoing provisions of this clause (E); or (F) the termination of all Restricted Stock Units (other than Restricted Stock Units that are assumed or substituted pursuant to clause (D) above) that remain outstanding at the time of the consummation of the Change of Control, provided that, if the Committee shall have determined in its sole and absolute discretion that the Company make payment or provide consideration to the holders of such terminated Restricted Stock Units on account of such termination, which payment or consideration shall be on such terms and conditions as the Committee shall have determined (and which could consist of, in the Committee's sole and absolute discretion, payment to the applicable Participant or Participants of an amount of cash equal to the Market Value of the shares of Common Stock subject to the terminated Restricted Stock Units), then the Company shall be required to make such payment or provide such consideration in accordance with the terms and conditions so determined by the Committee, otherwise the Company shall not be required to make any payment or provide any consideration in connection with, or as a result of, the termination of Restricted Stock Units pursuant to the foregoing provisions of this clause (F). The provisions of this Section 8.2 shall not be construed as to limit or restrict in any way the Committee's general authority under Sections 7.1(d) or 7.2(d) hereof to Accelerate Options in whole or in part at any time or to waive or terminate at any time any Risk of Forfeiture applicable to shares of Restricted Stock or Restricted Stock Units. Each outstanding Option or Restricted Stock Unit that is assumed in connection with a Change of Control, or is otherwise to continue in effect subsequent to a Change of Control, will be appropriately adjusted, immediately after the Change of Control, as to the number and class of securities and the price at which it may be exercised in accordance with Section 8.1.

        8.3.    Dissolution or Liquidation.    Upon dissolution or liquidation of the Company, each outstanding Option shall terminate, but the Optionee (if at the time he or she has an employment, consulting or Board member relationship with the Company or any of its Affiliates) shall have the right, immediately prior to such dissolution or liquidation, to exercise the Option to the extent exercisable on the date of such dissolution or liquidation.

        8.4.    Related Matters.    Any adjustment in Awards made pursuant to this Section 8 shall be determined and made, if at all, by the Committee and shall include any correlative modification of terms, including of Option exercise prices, rates of vesting or exercisability, Risks of Forfeiture and applicable repurchase prices for Restricted Stock, which the Committee may deem necessary or appropriate so as to ensure that the rights of the Participants in their respective Awards are not substantially diminished nor enlarged as a result of the adjustment and corporate action other than as expressly contemplated in this Section 8. No fraction of a share shall be purchasable or deliverable upon exercise, but in the event any adjustment hereunder of the number of shares covered by an Award shall cause such number to include a fraction of a share, such number of shares shall be adjusted to the nearest smaller whole number of shares. No adjustment of an Option exercise price per share pursuant to this Section 8 shall result in an exercise price which is less than the par value of the Common Stock.

9.     Settlement of Awards

        9.1    Violation of Law.    Notwithstanding any other provision of the Plan or the relevant Award Agreement, if, at any time, in the reasonable opinion of the Company, the issuance of shares of Common Stock covered by an Award may constitute a violation of law, then the Company may delay such issuance and the delivery of a certificate for such shares until (i) approval shall have been obtained from such governmental agencies, other than the Securities and Exchange Commission, as may be required under any applicable law, rule, or regulation and (ii) in the case where such issuance would constitute a violation of a law administered by or a regulation of the Securities and Exchange Commission, one of the following conditions shall have been satisfied:

          (a)   the shares are at the time of the issue of such shares effectively registered under the Securities Act; or

          (b)   the Company shall have determined, on such basis as it deems appropriate (including an opinion of counsel in form and substance satisfactory to the Company) that the sale, transfer, assignment, pledge, encumbrance or other disposition of such shares or such beneficial interest, as the case may be, does not require registration under the Securities Act or any applicable state securities laws.

        9.2    Corporate Restrictions on Rights in Stock.    Any Common Stock to be issued pursuant to Awards granted under the Plan shall be subject to all restrictions upon the transfer thereof which may be now or hereafter imposed by the Certificate of Incorporation and the By-laws of the Company, each as amended and in effect from time to time. Whenever Common Stock is to be issued pursuant to an Award, if the Committee so directs at the time of grant (or, if such Award is an Option, at any time prior to the exercise thereof), the Company shall be under no obligation, notwithstanding any other provision of the Plan or the relevant Award Agreement to the contrary, to issue such shares until such time, if ever, as the recipient of the Award (and any person who exercises any Option, in whole or in part), shall have become a party to and bound by any agreement that the Committee shall require in its sole discretion. In addition, any Common Stock to be issued pursuant to Awards granted under the Plan shall be subject to all stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of any stock exchange upon which the Common Stock is then listed, and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

        9.3    Investment Representations.    The Company shall be under no obligation to issue any shares covered by an Award unless the shares to be issued pursuant to Awards granted under the Plan have been effectively registered under the Securities Act or the Participant shall have made such written representations to the Company (upon which the Company believes it may reasonably rely) as the Company may deem necessary or appropriate for purposes of confirming that the issuance of such shares will be exempt from the registration requirements of that Act and any applicable state securities laws and otherwise in compliance with all applicable laws, rules and regulations, including but not limited to that the Participant is acquiring shares for his or her own account for the purpose of investment and not with a view to, or for sale in connection with, the distribution of any such shares.

        9.4    Registration.    If the Company shall deem it necessary or desirable to register under the Securities Act or other applicable statutes any shares of Common Stock issued or to be issued pursuant to

Awards granted under the Plan, or to qualify any such shares of Common Stock for exemption from the Securities Act or other applicable statutes, then the Company shall take such action at its own expense. The Company may require from each recipient of an Award, or each holder of shares of Common Stock acquired pursuant to the Plan, such information in writing for use in any registration statement, prospectus, preliminary prospectus or offering circular as is reasonably necessary for such purpose and may require reasonable indemnity to the Company and its officers and directors from such holder against all losses, claims, damage and liabilities arising from such use of the information so furnished and caused by any untrue statement of any material fact therein or caused by the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

        9.5    Lock-Up.    Without the prior written consent of the Company or the managing underwriter in any public offering of shares of Common Stock, no Participant shall sell, make any short sale of, loan, grant any option for the purchase of, pledge or otherwise encumber, or otherwise dispose of, any shares of Common Stock during the one hundred-eighty (180) day period commencing on the effective date of the registration statement relating to any underwritten public offering of securities of the Company. The foregoing restrictions are intended and shall be construed so as to preclude any Participant from engaging in any hedging or other transaction that is designed to or reasonably could be expected to lead to or result in, a sale or disposition of any shares of Common Stock during such period even if such shares of Common Stock are or would be disposed of by someone other than such Participant. Such prohibited hedging or other transactions would include, without limitation, any short sale (whether or not against the box) or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any shares of Common Stock or with respect to any security that includes, relates to, or derives any significant part of its value from any shares of Common Stock. Without limiting the generality of the foregoing provisions of this Section 9.5, if, in connection with any underwritten public offering of securities of the Company, the managing underwriter of such offering requires that the Company's directors and officers enter into a lock-up agreement containing provisions that are more restrictive than the provisions set forth in the preceding sentence, then (a) each Participant (regardless of whether or not such Participant has complied or complies with the provisions of clause (b) below) shall be bound by, and shall be deemed to have agreed to, the same lock-up terms as those to which the Company's directors and officers are required to adhere; and (b) at the request of the Company or such managing underwriter, each Participant shall execute and deliver a lock-up agreement in form and substance equivalent to that which is required to be executed by the Company's directors and officers.

        9.6    Placement of Legends; Stop Orders; Etc.    Each share of Common Stock to be issued pursuant to Awards granted under the Plan may bear a reference to the investment representations made in accordance with Section 9.3 in addition to any other applicable restrictions under the Plan, the terms of the Award and, if applicable, under any agreement between the Company and any Optionee and/or Participant, and to the fact that no registration statement has been filed with the Securities and Exchange Commission in respect to such shares of Common Stock. All certificates for shares of Common Stock or other securities delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of any stock exchange upon which the Common Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

        9.7    Tax Withholding.    Whenever shares of Common Stock are issued or to be issued pursuant to Awards granted under the Plan, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy federal, state, local or other withholding tax requirements if, when, and to the extent required by law (whether so required to secure for the Company an otherwise available tax deduction or otherwise) prior to the delivery of any certificate or certificates for such shares. The obligations of the Company under the Plan shall be conditional on satisfaction of all such withholding obligations and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the recipient of an Award. However, in such cases Participants may elect, subject to the approval of the Committee, acting in its sole discretion, to satisfy an applicable withholding requirements, in whole or in part, by having the Company withhold shares to satisfy their tax obligations. Participants may only elect to have shares of their Common Stock withheld having a Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitation that the Committee deems appropriate.

10.   Reservation of Stock

        The Company shall at all times during the term of the Plan and any outstanding Options granted hereunder reserve or otherwise keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of the Plan (if then in effect) and such Options and shall pay all fees and expenses necessarily incurred by the Company in connection therewith.

11.   No Special Service Rights

        Nothing contained in the Plan or in any Award Agreement shall confer upon any recipient of an Award any right with respect to the continuation of his or her employment, consulting or Board member relationship or other association with the Company (or any Affiliate), or interfere in any way with the right of the Company (or any Affiliate), subject to the terms of any separate employment, consulting or Board member agreement or provision of law or corporate articles or by-laws to the contrary, at any time to terminate such employment, consulting or Board member agreement or to increase or decrease, or otherwise adjust, the other terms and conditions of the recipient's employment, consulting or Board member relationship or other association with the Company and its Affiliates.

12.   Nonexclusivity of the Plan

        Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including without limitation, the granting of stock options, restricted stock and restricted stock units other than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

13.   Termination and Amendment of the Plan

        The Board may at any time terminate the Plan or make such amendments or modifications of the Plan as it shall deem advisable. In the event of the termination of the Plan, the terms of the Plan shall survive any such termination with respect to any Award that is outstanding on the date of such termination, unless the holder of such Award agrees in writing to terminate such Award or to terminate all or any of the provisions of the Plan that apply to such Award. Unless the Board otherwise expressly provides, any amendment or modification of the Plan shall affect the terms of any Award outstanding on the date of such amendment or modification as well as the terms of any Award made from and after the date of such amendment or modification; provided, however , that, except to the extent otherwise provided in the last sentence of this paragraph, (i) no amendment or modification of the Plan shall apply to any Award that is outstanding on the date of such amendment or modification if such amendment or modification would reduce the number of shares subject to such Award, increase the purchase price applicable to shares subject to such Award or materially adversely affect the provisions applicable to such Award that relate to the vesting or exercisability of such Award or of the shares subject to such Award, (ii) no amendment or modification of the Plan shall apply to any Incentive Option that is outstanding on the date of such amendment or modification if such amendment or modification would result in such Incentive Option no longer being treated as an "incentive stock option" within the meaning of Section 422 of the Code and

(iii) no amendment or modification of the Plan shall apply to any Award that is outstanding on the date of such amendment or modification unless such amendment or modification of the Plan shall also apply to all other Awards outstanding on the date of such amendment or modification. In the event of any amendment or modification of the Plan that is described in clause (i), (ii) or (iii) of the foregoing proviso, such amendment or modification of the Plan shall apply to any Award outstanding on the date of such amendment or modification only if the recipient of such Award consents in writing thereto.

        The Committee may amend or modify, prospectively or retroactively, the terms of any outstanding Award without amending or modifying the terms of the Plan itself, provided that as amended or modified such Award is consistent with the terms of the Plan as in effect at the time of the amendment or modification of such Award, but no such amendment or modification of such Award shall, without the written consent of the recipient of such Award, reduce the number of shares subject to such Award, increase the purchase price applicable to shares subject to such Award, adversely affect the provisions applicable to such Award that relate to the vesting or exercisability of such Award or of the shares subject to such Award, or otherwise materially adversely affect the terms of such Award (except for amendments or modifications to the terms of such Award or of the stock subject to such Award that are expressly permitted by the terms of the Plan or that result from any amendment or modification of the Plan in accordance with the provisions of the first paragraph of this Section 13), or, if such Award is an Incentive Option, result in such Incentive Option no longer being treated as an "incentive stock option" within the meaning of Section 422 of the Code.

        In addition, notwithstanding anything express or implied in any of the foregoing provisions of this Section 13 to the contrary, the Committee may amend or modify, prospectively or retroactively, the terms of any outstanding Award to the extent the Committee reasonably determines necessary or appropriate to conform such Award to the requirements of Section 409A of the Code (concerning non-qualified deferred compensation), if applicable.

        Without the approval of the Company's stockholders, the Committee will not, directly or indirectly, reduce the exercise price of an outstanding Option (other than in accordance with the adjustment provisions of Section 8.1).

14.   Interpretation of the Plan

        In the event of any conflict between the provisions of this Plan and the provisions of any applicable Award Agreement, the provisions of this Plan shall control, except if and to the extent that the conflicting provision in such Award Agreement was authorized and approved by the Committee at the time of the grant of the Award evidenced by such Award Agreement or is ratified by the Committee at any time subsequent to the grant of such Award, in which case the conflicting provision in such Award Agreement shall control. Without limiting the generality of the foregoing provisions of this Section 14, insofar as possible the provisions of the Plan and such Award Agreement shall be construed so as to give full force and effect to all such provisions. In the event of any conflict between the provisions of this Plan and the provisions of any other agreement between the Company and the Optionee and/or Participant, the provisions of such agreement shall control except as required to fulfill the intention that this Plan constitute an incentive stock option plan within the meaning of Section 422 of the Code, but insofar as possible the provisions of the Plan and any such agreement shall be construed so as to give full force and effect to all such provisions.

15.   Notices and Other Communications

        Any notice, demand, request or other communication hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class registered, certified or overnight mail, postage prepaid, or telecopied with a confirmation copy by regular, certified or overnight mail, addressed or telecopied, as the case may be, (i) if to the recipient of an Award, at his or her residence address last filed with the Company and (ii) if to the Company, at its principal place of business, addressed to the attention of its Chief Executive Officer, or to such other address or telecopier number, as the case may be, as the addressee may have designated by notice to the addressor. All such notices, requests, demands and other communications shall be deemed to have been received: (i) in the case of personal delivery, on the date of such delivery; (ii) in the case of mailing, when received by the addressee; and (iii) in the case of facsimile transmission, when confirmed by facsimile machine report.

16.   Governing Law

        The Plan and all Award Agreements and actions taken thereunder shall be governed, interpreted and enforced in accordance with the laws of the State of New Jersey, without regard to the conflict of laws principles thereof.

17.   Effective Date

        This Amended and Restated 2007 Equity Incentive Plan was approved by the stockholders of the Company in June 2010 and was amended and restated and reapproved by stockholders effective June 12, 2014.

ANNUAL MEETING OF STOCKHOLDERS OF Amicus Therapeutics, Inc. June 12, 2014 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, Proxy Statement, Proxy Card are available at http://www.astproxyportal.com/ast/15417/ Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. Election of Directors: O M. James Barrett, Ph.D. O Robert Essner O Ted W. Love, M.D. 2. Proposal to approve the Amended and Restated 2007 Equity Incentive Plan. 3. Proposal to ratify the selection of Ernst & Young LLP as the independent registered public accounting firm for Amicus Therapeutics, Inc. for fiscal year ending December 31, 2014. 4. Proposal to approve, on an advisory basis, the Company's executive compensation. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: NOMINEES: THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2, 3 AND 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. --------------- ---------------- 20333030000000000000 3 061214 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. Election of Directors: O M. James Barrett, Ph.D. O Robert Essner O Ted W. Love, M.D. 2. Proposal to approve the Amended and Restated 2007 Equity Incentive Plan. 3. Proposal to ratify the selection of Ernst & Young LLP as the independent registered public accounting firm for Amicus Therapeutics, Inc. for fiscal year ending December 31, 2014. 4. Proposal to approve, on an advisory basis, the Company's executive compensation. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: JOHN SMITH 1234 MAIN STREET APT. 203 NEW YORK, NY 10038 NOMINEES: ANNUAL MEETING OF STOCKHOLDERS OF Amicus Therapeutics, Inc. June 12, 2014 INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card. Vote online/phone until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access. PROXY VOTING INSTRUCTIONS Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2, 3 AND 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x --------------- ---------------- 20333030000000000000 3 061214 COMPANY NUMBER ACCOUNT NUMBER NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/15417/

1 --------------- . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ---------------- 14475 COMMENTS: AMICUS THERAPEUTICS, INC. 1 Cedar Brook Drive Cranbury, NJ 08512 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned stockholder of Amicus Therapeutics, Inc. hereby appoints Bradley L. Campbell and William D. Baird III as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Amicus Therapeutics, Inc. held of record by the undersigned on April 17, 2014, and which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at the offices of Amicus Therapeutics, Inc., located at 1 Cedar Brook Drive, Cranbury, New Jersey, 08512 on June 12, 2014, or any adjournment or postponement thereof. This proxy is revocable and the undersigned may revoke it at any time prior to the Annual Meeting by giving written notice of such revocation to the Secretary of Amicus Therapeutics, Inc. prior to the meeting or by filing with the Secretary of Amicus Therapeutics, Inc. prior to the meeting a later-dated proxy. Should the undersigned be present and want to vote in person at the Annual Meeting, or at any postponement or adjournment thereof, the undersigned may revoke this proxy by giving written notice of such revocation to the Secretary of Amicus Therapeutics, Inc. on a form provided at the Annual Meeting. The undersigned hereby acknowledges receipt of a notice of Annual Meeting of Stockholders of Amicus Therapeutics, Inc. called for June 12, 2014 and the Proxy Statement for the Annual Meeting, each dated April 25, 2014, prior to the signing of this proxy. (Continued and to be signed on the reverse side)

QuickLinks

GENERAL INFORMATION ABOUT THE ANNUAL MEETING
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
MANAGEMENT
COMPENSATION DISCUSSION AND ANALYSIS—2014
Summary Compensation Table
PROPOSAL NO. 1—ELECTION OF DIRECTORS
PROPOSAL NO. 2—APPROVAL OF THE AMENDED AND RESTATED 2007 EQUITY INCENTIVE PLAN
PROPOSAL NO. 3—INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL NO. 4—ADVISORY VOTE ON EXECUTIVE COMPENSATION
  Appendix A
AMENDED AND RESTATED AMICUS THERAPEUTICS, INC. 2007 EQUITY INCENTIVE PLAN